As filed with the Securities and Exchange Commission on June 2, 2008
An Exhibit List may be found on page II-14.
Registration No. 333-148230

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 240549

Amendment No. 2
To

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WENTWORTH ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma (State of Incorporation)	1311 (Primary standard Industrial Code No.)	73-199600 (IRS Employer Identification No.)

112 E. Oak Street
Suite 200
Palestine, TX 75801
(903) 723-0395
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David W. Steward
Wentworth Energy, Inc.
112 E. Oak Street
Suite 200
Palestine, TX 75801
(903) 723-0395
(Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies to:

Fred Stovall
Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
(214) 758-1500

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (2)
Common stock, $.001 par value (2)	8,832,302	$0.185	(1)	$		$
Total	8,832,302				$1,633,976		$353.97

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on December 19, 2007, which was $0.185 per share.

(2)
This amount was paid with the filing of the initial Registration Statement.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY WENTWORTH ENERGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE OR AN EXEMPTION TO REGISTRATION BECOMES AVAILABLE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 2, 2008

PROSPECTUS

        WENTWORTH ENERGY, INC.

Up to 8,832,302 Shares of Common Stock

        We are registering up to 8,832,302 shares of common stock for sale on behalf of the existing holders of our senior secured convertible notes, as described under the heading "Selling Stockholders." We will not receive any proceeds from this offering. We will bear all costs associated with this registration other than certain of the Selling Stockholders' legal or accounting costs or commissions.

        Our common stock is currently quoted on the OTC Bulletin Board under the symbol WNWG.OB. The last reported sales price for our common stock on May 27, 2008 was $0.11 per share.

        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY. RISK FACTORS ASSOCIATED WITH THESE SECURITIES MAY BE FOUND BEGINNING ON PAGE 5 IN THE SECTION TITLED "RISK FACTORS." THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        None of the proceeds from the sale of stock by the Selling Stockholders will be placed in escrow, trust or any similar account.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                    , 2008

        YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

PROSPECTUS SUMMARY

        THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. AS USED THROUGHOUT THIS PROSPECTUS, THE TERMS "WENTWORTH," "WE," "US," AND "OUR" REFER TO WENTWORTH ENERGY, INC.

The Company

        We are engaged in oil and gas exploration, drilling and development. We currently have oil and gas interests in Anderson County, Freestone County, Jones County and Leon County, Texas. Our strategy is to develop our current projects and to expand our operations by acquiring additional exploration opportunities, and to lease out deeper zones of our properties for royalty interests. We may utilize joint ventures in order to develop our properties if necessary in order to obtain the capital needed for those efforts.

        The Company was incorporated as a blank check company under the laws of Oklahoma on October 31, 2000. Effective September 16, 2002, we acquired all of the shares of stock of FHW, Inc., an Oklahoma corporation ("FHW"), which provided consulting services to businesses primarily in the areas of finance, bank lending and other forms of corporate finance. We discontinued these operations during the fourth fiscal quarter of 2003 and remained inactive until February 23, 2005, when a new board of directors and a new management team was appointed and we commenced operations as an oil and gas exploration and development company. On February 24, 2005, we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.

        In March 2005 our new management team entered into a letter of intent to acquire Wentworth Oil & Gas, Inc., a Nevada corporation ("Wentworth Oil"), and in April 2005 the Company entered into a Share Exchange Agreement to acquire all of the outstanding equity interests in Wentworth Oil. On May 12, 2005, the Company acquired 87% of the outstanding shares in Wentworth Oil, and acquired the remaining shares in August 2005 and February 2007. In exchange for Wentworth Oil, the Company issued a total of 1,632,000 shares of our common stock with an aggregate market value of approximately $526,000, in order to purchase all of its outstanding common stock. We based the market value of our common stock in May and August 2005 on the sale price of our common stock in contemporaneous private placement offerings because there was no active market in our common stock. We based the market value of our common stock in February 2007 on the closing market price on the OTC Bulletin Board on the date the common stock was issued. At the time of the 2005 acquisitions of Wentworth Oil's common stock, Gordon C. McDougall, one of our former directors and officers, owned shares of Wentworth Oil representing 13.5% of Wentworth Oil's total issued and outstanding shares. Mr. McDougall was also a director of Wentworth Oil at the time of our acquisition of Wentworth Oil, but did not take part in the negotiations of this acquisition. For more information regarding this relationship, see "Business" on page 40. Wentworth Oil owned an interest in a well re-entry project in McMullen County, Texas and sold that interest in December 2006. Effective October 3, 2007, the business of Wentworth Oil was wound up and dissolved pursuant to a plan of winding-up and dissolution whereby the remaining assets and liabilities of Wentworth Oil were assumed by the Company.

        During the first quarter of 2006, the Company acquired an 87.5% working interest on approximately 40 acres in the Polk County property in Polk County, Texas. This property was disposed of in October 2007 (refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 25).

        In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Energy, Inc.) ("Redrock"), with Petromax Technologies LLC to develop technology to extract oil from tar sands. We transferred our Asphalt Ridge Tar Sands property near Vernal, Utah to Redrock and now own 2.5 million shares of Redrock, which is 21.5% of the issued and outstanding shares of common stock of Redrock. We wrote off the carrying value of our investment in Redrock after Redrock concluded in September 2006 that the technology it intended to use to extract oil from tar sands was not commercially viable.

        In July 2006, the Company purchased a 90% interest in 27,557 gross acres (22,682 net acres) of oil and gas fee mineral rights in the "P.D.C. Ball mineral property" owned by Roboco Energy, Inc. in Anderson County, Freestone County and Jones County, Texas for $31.1 million, which included cash and Wentworth's stock. Funding for the acquisition was through the issuance of an original principal amount of $32.4 million of senior secured convertible notes discussed in this registration statement. At the same time, the Company also acquired an East Texas-based drilling contractor, Barnico Drilling, Inc. ("Barnico"), which owns two drilling rigs.

        In November 2006, we entered into two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate ("Marathon") to explore a portion of our property in Freestone County, Texas. We retain royalty interests in the revenue generated from this property, and Barnico is entitled to be the drilling contractor on any wells drilled from the surface to approximately 8500 feet. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 25.

        Although the Company recently received a new investment of $5,000,000 in connection with the restructuring of its outstanding indebtedness, the Company will require additional capital in order to continue significant operations beyond the second quarter of 2008. The Company is seeking additional financing, but our ability to successfully develop our oil and gas properties will be dependent on the success of additional financing efforts or our ability to enter into joint venture arrangements with other parties, and the prospects for our success and securing additional financing or such joint venture partners is uncertain.

Our executive offices are located at
112 E. Oak Street
Suite 200
Palestine, TX 75801
Our telephone number is (903) 723-0395

Recent Developments

        On May 12, 2008, the Company completed the sale of its subsidiary Barnico to CamTex Energy, Inc., a Colorado corporation, in exchange for a purchase price of $3,500,000. The Company received $50,000 on the closing of the transaction, and a promissory note in the amount of $3,450,000. The interest rate on the promissory note is 12% per annum, with interest paid quarterly and the principal paid at the maturity date, May 12, 2009. George Barnes, Vice President of Operations and Director of the Company, as well as President of Barnico, was appointed as an officer of CamTex Energy, Inc. immediately prior to closing the transaction (but after the transaction had been negotiated), and in connection with the transaction resigned from his positions as Vice President of Operations and Director of the Company, effective as of May 12, 2008, to remain in his current position with Barnico. In connection with Mr. Barnes' employment termination, Mr. Barnes and the Company have entered into a Termination of Consulting Agreement, dated May 12, 2008, pursuant to which the Company agrees to pay all monthly fees owed to Mr. Barnes until the effective date of the termination of his employment, and agrees to waive the non-compete provisions in place under Mr. Barnes consulting agreement with the Company. In exchange, Mr. Barnes agrees to release and waive his right to any severance fee payable under that consulting agreement.

        On December 13, 2007, David Steward, an existing director, was appointed Chairman and Chief Executive Officer of the Company after John Punzo resigned as our Chairman and Chief Executive Officer. Mr. Punzo also resigned as a director of the Company on March 24, 2008. Mr. Punzo's employment with the Company was governed by a Consulting Agreement dated October 1, 2005 (the "Punzo Consulting Agreement") by and between the Company and Panterra Capital Inc., an entity controlled by Mr. Punzo ("Panterra"). Under the terms of the Punzo Consulting Agreement, the Company was permitted to terminate that agreement without cause at any time upon the payment of a severance fee equal to twelve times the monthly fee then in effect under the Punzo Consulting Agreement, together with all other amounts due under the Punzo Consulting Agreement. On December 13, 2007 the Company terminated the Punzo Consulting Agreement and in connection with the termination, paid Panterra $235,000 (consisting of the severance fee payable, and other amounts then due, under the Punzo Consulting Agreement), and issued stock options to purchase 1,000,000 shares of common stock as required under the Punzo Consulting Agreement.

        In July 2006, we entered into a securities purchase agreement and several other agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants to purchase 62,389,287 shares of our common stock. In connection with this transaction, certain disputes arose between us and the investors relating to, among other things, our failure or inability to register the common stock underlying the senior secured convertible notes and related warrants.

        On October 31, 2007, we entered into Amendment Agreements with each of the investors holding our senior secured convertible notes, which amended the securities purchase agreement to provide for the issuance of $48,776,572 in replacement senior secured convertible notes and replacement and new warrants to purchase 77,661,554 shares of our common stock. The Amendment Agreements and other agreements entered into in connection therewith waived all existing defaults (other than defaults continuing on or after October 31, 2007) and rendered moot all existing event of default redemption notices, and provided an additional $5,000,000 in cash for which we issued a new senior secured convertible note and related warrants to purchase 8,809,524 shares of our common stock to one of the investors, as described in this Prospectus in "Senior Secured Convertible Note Financing."

The Offering

Common stock outstanding before offering	28,236,907 shares, as of May 22, 2008 (includes 217,200 shares issued upon exercise of warrants and 800,000 shares issued upon settlement of litigation (see page 51) since March 31, 2008).
Common stock offered by Selling Stockholders	Up to 8,832,302 shares (all of which are unissued shares). See "Selling Stockholders."
Common stock to be outstanding after the offering	Up to 37,069,209 shares.
Use of Proceeds
The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this Prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this Prospectus.

Risk Factors
An investment in our common stock involves a high degree of risk and our common stock should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our common stock should carefully review and consider the factors set forth under "Risk Factors" beginning on page 6 as well as other information in this Prospectus, before purchasing any of the common stock.
OTC Bulletin Board Trading Symbol
WNWG.OB.
There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the shares of our common stock. The number of shares being registered on this registration statement greatly exceeds the historic trading volume and the current number of shares outstanding and, as such, may depress the trading price of, or limit the market liquidity for, our securities. See "Risk Factors."

Summary Financial Information

        The following tables present certain summary financial information for the Company. The data should be read in conjunction with the historical financial statements, including the notes thereto, and other financial information concerning the Company included in this Prospectus.

As of:	December 31, 2007 (1)	March 31, 2008
		(unaudited)
Total Assets	$42,899,214	$41,005,206
Total Liabilities	$26,802,742	$22,284,864
Stockholders' Equity	$16,096,472	$18,720,342
Net Book Equity	$16,096,472	$18,720,342
	Year Ended
For the period ended:	December 31, 2007 (1)	December 31, 2006 (1)	Three months ended March 31, 2008
			(unaudited)
Revenue	$2,182,802	$3,040,802	$78,113
Gross profit (loss)	$(8,029,924)	$344,331	$(1,669,264)
Income (loss) for the period	$60,150,787	$(80,983,951)	$2,238,452
Earnings (loss) per share — basic	$2.46	$(4.16)	$0.08
Earnings (loss) per share — diluted	$(0.19)	$(4.16)	$(0.01)

(1)
Amounts are derived from audited financial statements.

Plan of Distribution

        The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this Prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders. The offering of our shares of common stock is being made by certain of our stockholders that wish to sell their shares. Sales of our common stock may be made by the Selling Stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

RISK FACTORS

        An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this Prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below include the material risks and uncertainties that we believe may adversely affect our business, operating results or financial condition. Our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected by the following risks.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history and have incurred losses since we began operations. We must generate greater revenue to achieve profitability.

        We commenced our current operations in 2005 and have incurred losses before and after we began our operations. In addition, as discussed in the accompanying financial statements, our accumulated deficit and the need to achieve and sustain profitability, and our reliance on the financing discussed in this Prospectus, have caused our independent accountants to raise substantial doubt about our ability to continue as a going concern. The Company has an accumulated deficit of $23,479,044 as of December 31, 2007 and a gross loss of $8,029,924 for the year then ended. Our current cash flows alone are insufficient to fund our business plan, necessitating further growth and funding for implementation, and the Company will require additional capital in order to continue significant operations beyond the second quarter of 2008. We may be unable to achieve the needed growth to attain profitability and may fail to obtain the funding that we need when it is required. Our future financial results depend largely on the following factors: (1) discovery of adequate levels of hydrocarbons on our properties and the economic feasibility for their recovery; and (2) access to additional funding to develop and exploit our properties. There can be no assurance that we will be successful in any of these matters, that the prices for our production will be at a profitable level or that we will achieve or sustain profitability or positive cash flows from our operating activities.

If we are not able to successfully identify, acquire and develop oil and gas properties, it could have a material adverse effect on our business.

        Our future performance depends upon our ability to acquire and develop oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves or generate revenues. We might not be able to acquire or develop reserves on acceptable terms, or if we do acquire or develop reserves, that such reserves will yield commercial quantities of oil and gas deposits.

Development of our reserves will require significant capital expenditures for which we may be unable to provide sufficient financing. Our need for additional capital may harm our financial condition.

        We will be required to make substantial capital expenditures beyond our existing capital resources to continue our development and operational plans. Historically, we have relied, and continue to rely, on external sources of financing to meet our capital requirements to implement our corporate development and investment strategies. We have, in the past, relied upon equity and debt capital as our principal source of funding. In the event we do not achieve positive cash flow, we will need to obtain future funding through debt and equity markets, but we may not be able to obtain additional funding when it is required and additional funding may not be available on commercially acceptable terms. The instruments covering our debt obligations place restrictions on our ability to issue additional debt and additional equity, which places additional restrictions on our ability to obtain additional funding. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities, which may significantly affect our financial condition and ability to effectively implement the proposed business plans.

We have limited control over activities on properties we do not operate, which could reduce our production and revenues.

        If we do not operate the properties in which we own an interest, we do not have control over normal operating procedures, expenditures or future development of underlying properties. The failure of an operator of our wells to adequately perform operations or an operator's breach of the applicable agreements could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others, therefore, depends upon a number of factors outside of our control, including the operator's timing and amount of capital expenditures, expertise and financial resources, inclusion of other participants in drilling wells and use of technology.

Certain of our directors and officers have potential conflicts of interest because they are the beneficiaries of overriding royalty interests in the Company's properties.

        Several of our board members and officers are the beneficiaries of overriding royalty interests in properties owned by the Company. These economic interests may create conflicts of interest in determining the course of action to be taken by the Company in developing those properties by making it more attractive for those officers and directors to deploy the Company's limited resources to properties in which they have an economic interest.

Our disclosure controls and procedures have been determined to not be effective. Failure to remedy this deficiency may reduce our ability to accurately report our financial results or prevent fraud.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be harmed. Our management has identified a material weakness in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board. The area of material weakness identified in our internal control over financial reporting is the lack of an adequate complement of staff to address technical accounting issues, which has also contributed to our difficulty in filing timely reports. In addition, there is a lack of monitoring of the financial reporting process by management and an independent audit committee. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders and the market in general could lose confidence in our financial reporting, which would harm our business and the trading price of our common stock.

If our independent contractors are characterized as employees, we would be subject to employment and withholding liabilities, past taxes and penalties.

        We have structured some of our relationships with our consulting service providers in a manner that we believe results in an independent contractor relationship as opposed to an employer/employee relationship. If regulatory authorities or state, federal or foreign courts were to determine that our consulting service providers (or their owners or principals) are employees and not independent contractors, we would be required to withhold income taxes, to withhold and pay social security, Medicare and similar taxes and to pay unemployment and other related payroll taxes. We would also be liable for unpaid taxes that would have been incurred had the consulting services providers been properly characterized as employees and subject to penalties.

You may face difficulties in attempting to pursue legal actions under laws of the United States against certain of our directors and officers.

        Some of our directors and officers are citizens or residents of countries other than the United Stated, and certain of our assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for you to effect service of process within the United States upon our non-U.S. resident directors and officers or to realize in the United States upon judgments against such persons. There is doubt as to the enforceability against us and against our non-U.S. resident directors and officers in original actions in non-U.S. courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability against us and against our non-U.S. resident directors and officers in non-U.S. courts.

Three of our five directors are also officers of the Company, which may create a conflict of interest or the appearance of a conflict of interest.

        Simultaneous service as a director and officer could create, or appear to create, a conflict of interest when such directors are present for decisions by our board of directors concerning management composition, duties and compensation, including decisions regarding the election of officers, the issuance of options and other issues presented to our board of directors that might have adverse implications or effects on such officer/directors or management in general.

RISKS RELATED TO OUR INDUSTRY

The competition in the oil and gas industry is high, which may adversely affect our ability to succeed.

        The oil and gas industry is highly competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

Oil and natural gas prices are volatile and a decline in oil and natural gas prices can significantly affect our financial results and impede our growth.

        Our revenue, profitability and cash flow depend upon the prices and demand for oil and natural gas. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Changes in oil and natural gas prices have a significant impact on the value of our reserves and on our cash flow. Prices for oil and natural gas may fluctuate widely in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, such as:

  •
  the domestic and foreign supply of oil and natural gas;

  •
  the price of foreign imports;

  •
  overall domestic and global economic conditions;

  •
  political and economic conditions in oil producing countries, including the Middle East and South America;

  •
  the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

  •
  the level of consumer product demand;

  •
  weather conditions;

  •
  technological advances affecting energy consumption;

  •
  domestic and foreign governmental regulations;

  •
  proximity and capacity of oil and gas pipelines and other transportation facilities;

  •
  the price and availability of alternative fuels; and

  •
  variations between product prices at sales points and applicable index prices.

        Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of oil and natural gas that we can produce economically. This may result in our having to make substantial downward adjustments to our estimated proved reserves. If this occurs or if our estimates of development costs increase, production data factors change or our exploration or development results deteriorate, successful efforts accounting rules may require us to write down, as a non-cash charge to earnings, the carrying value of our oil and natural gas properties for impairments. We are required to perform impairment tests on our assets whenever events or changes in circumstances lead to a reduction of the estimated useful life or estimated future cash flows that would indicate that the carrying amount may not be recoverable or whenever management's plans change with respect to those assets. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period taken.

Our estimated reserves are based on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these assumptions will materially affect the quantities of our reserves.

        No one can measure underground accumulations of oil and natural gas in an exact way. Oil and natural gas reserve engineering requires estimates of underground accumulations of oil and natural gas and assumptions concerning future oil and natural gas prices, production levels, and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may be incorrect.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

        Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

  •
  unusual or unexpected geological formations;

  •
  pressures;

  •
  fires;

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  blowouts;

  •
  loss of drilling fluid circulation;

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  title problems;

  •
  facility or equipment malfunctions;

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  unexpected operational events;

  •
  shortages or delivery delays of equipment and services;

  •
  compliance with environmental and other governmental requirements and related lawsuits; and

  •
  adverse weather conditions.

        The occurrence of these events also could impact third parties, including persons living near our operations, our employees and employees of our contractors, leading to injuries or death or property damage. As a result, we face the possibility of liabilities from these events that could adversely affect our business, financial condition or results of operations.

        Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties.

        We ordinarily maintain insurance against various losses and liabilities arising from our operations; however, insurance against all operational risks is not available to us. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. Thus, losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse impact on our business activities, financial condition and results of operations.

We are subject to environmental and other government laws and regulations in all jurisdictions in which we operate, and compliance with these laws and regulations could cause us to incur significant costs.

        Our operations are governed by numerous U.S. laws and regulations at the state and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may:

  •
  require that we obtain permits before commencing drilling;

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  restrict the substances that can be released into the environment in connection with drilling and production activities;

  •
  limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

  •
  require that reclamation measures be taken to prevent pollution from former operations;

  •
  require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

  •
  require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

        Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not have insurance coverage relating to liability for environmental damage because we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

        Environmental laws and regulations could change in the future and result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations. The costs of complying with environmental laws and regulations in the future may require us to cease production on some or all of our properties.

Equipment that is essential to our development activities might not be available.

        Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. While we currently have an agreement in place to receive preferential rights to use Barnico's drilling equipment through May of 2010, we may need additional drilling equipment for increased activities in the future. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

        Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Because total estimated proved reserves include our proved undeveloped reserves, production will decline even if those proved undeveloped reserves are developed and the wells produce as expected. The rate of decline will change if production from our existing wells declines in a different manner than we have estimated and can change under other circumstances. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent upon our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

RISKS RELATED TO OUR CAPITAL STRUCTURE

The additional shares of our common stock that may be sold under this Prospectus may create downward pressure on the trading price of our common stock and adversely affect the liquidity of our common stock.

        The initial sale or secondary resale of substantial amounts of our common stock in the public markets could have an adverse effect on the market price of our common stock and make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate or for holders of our common stock to have liquidity in their investment. This Prospectus covers the resale of 8,832,302 shares of our common stock, all of which would be issued in the future upon the conversion or redemption of, or the payment of the principal of, or interest on, our senior secured convertible notes. The Company increased the number of shares of its capital stock in October 2006 to 300,000,000 shares of common stock and 2,000,000 shares of preferred stock. Due to the significance of the number of shares authorized and being registered, as compared to our current 28,236,907 outstanding shares, the entry of those shares into the public market, or the mere expectation of the entry of those shares into the market, could depress the market price and adversely affect liquidity of our common stock and could impair our ability to obtain capital through securities offerings or the ability of investors to sell shares at a favorable price or at all.

The continuously adjustable conversion price feature of our convertible debentures could require us to issue a substantially greater number of shares, which could cause dilution to our existing stockholders.

        The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock remains below $0.65, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless if the trading price per common share declines towards zero because the debentures are convertible into common stock based on the trading price per common share of our Company.

Certain terms of our senior secured convertible notes and convertible debentures could prevent or deter a third party from acquiring us.

        Our entering into or being party to any "Change of Control Transaction," as defined in the convertible debentures, would be an event of default under those debentures. Upon such a default, the holders may require that convertible debentures be redeemed for their full principal amount. Change of Control Transactions include (a) an acquisition by an individual or group of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the outstanding shares of voting stock of the Company, (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are current members of the board of directors, (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary, or (d) the execution by the Company of an agreement providing for any of the events set forth above in (a), (b) or (c).

        Additionally we cannot enter into or be party to any "Fundamental Transaction" as defined in the senior secured convertible notes unless the successor entity assumes in writing all of our obligations under the senior secured convertible notes and convertible debentures. Upon certain "Fundamental Transactions" the holders of the senior secured convertible notes may require that the senior secured convertible notes be redeemed for a price of 120% or more of the principal amount of the senior secured convertible notes. These transactions include (i) mergers, (ii) dispositions of all or substantially all of our assets, (iii) purchases, tender or exchange offers, stock purchase agreements or other business combinations by third parties whereby such third parties acquire more than 50% of the outstanding shares of voting stock of the Company, and (iv) reorganizations, recapitalizations or reclassifications of our common stock.

        Even if a transaction described in the two paragraphs above would be beneficial to the Company or its shareholders, these restrictions and triggers may prevent or deter our board of directors or a third party from pursuing it.

There is currently a limited market for our common stock, which may result in stockholders being unable to sell their shares in a timely manner and at the price they desire to sell.

        Our common stock is currently quoted on the OTC Bulletin Board, which is characterized by low trading volume. Because of this limited liquidity, stockholders may be unable to sell their shares. The trading price of our shares has from time to time fluctuated widely and may be subject to similar fluctuations in the future. The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this Prospectus, as well as our operating results, financial condition, announcements of drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

Our common stock is subject to the "Penny Stock" rules of the Securities and Exchange Commission, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

        The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  •
  that a broker or dealer approve a person's account for transactions in penny stocks; and

  •
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

        In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  •
  obtain financial information and investment experience objectives of the person; and

  •
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  •
  sets forth the basis on which the broker or dealer made the suitability determination; and

  •
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

        Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

        Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

        Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus constitute forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our or our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms by other comparable terminology.

        These forward-looking statements may include, among other things, statements relating to the following matters:

  •
  the level of oil and gas reserves that can be extracted at any of our properties;

  •
  our ability to deploy our equipment to drill successfully on our own property;

  •
  our ability to extract reserves at commercially attractive prices;

  •
  the likelihood that our management team will increase our profile in the industry and create new acquisition and development opportunities for us; and

  •
  our ability to compete against companies with much greater resources than we have.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

        The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this Prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this Prospectus (see "Plan of Distribution").

SELLING STOCKHOLDERS

        The shares of common stock, 8,832,302 shares, being registered for resale by the Selling Stockholders are issuable upon conversion of the senior secured convertible notes currently held by such Selling Stockholders. In accordance with the terms of the Amended and Restated Registration Rights Agreement (at times referred to herein as "Registration Rights Agreement") among the Company and the Selling Stockholders, this Prospectus includes the resale of shares underlying the senior secured convertible notes of approximately one-third of our public float. The number of shares issuable upon conversion of the notes is greater than the number of shares being offered by this Prospectus. The Registration Rights Agreement also allows a senior secured convertible note holder to request in writing that we prepare and file additional registration statements to register additional common stock beginning on the later of the date which is six months following the effective date of this registration statement and ten days after substantially all of the securities registered under this registration statement are sold. We are not required to file any additional registration statements once all additional registrable securities have been registered on additional registration statements or all additional registrable securities not previously registered on an additional registration statement may be sold by the holders without restriction under Rule 144. For additional information regarding the issuance of those senior secured convertible notes and their accompanying warrants, see "Senior Secured Convertible Note Financing" below.

        The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, as of May 13, 2008, on a fully diluted basis, assuming conversion of all senior secured convertible notes and convertible debentures and exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercise. The third column lists the shares of common stock being offered by this Prospectus by each Selling Stockholder. In the notes to the table, any material relationship that a Selling Stockholder had during the past three years with the Company or any of its predecessors or affiliates is disclosed.

        Under the terms of the senior secured convertible notes and related warrants, a Selling Stockholder may not convert the senior secured convertible notes or exercise the related warrants if following such conversion or exercise the Selling Stockholder, together with its affiliates, would beneficially own more than 4.99% of our then outstanding shares of common stock (not counting the shares issuable upon conversion of the senior secured convertible notes and related warrants remaining to be converted or exercised). As a result, such holders are included in the table below but are not part of the table under the heading "Beneficial Security Ownership of Management and Certain Beneficial Owners" elsewhere in this Prospectus. None of the Selling Stockholders or their respective control person(s) are affiliates of the Company or its control persons.

        However, the number of shares in the second column of the table below lists the maximum number of shares registered on behalf of each Selling Shareholder that could actually be held at any time, without regard to the 4.99% limitation for the senior secured convertible notes and related warrants, the 4.9% limitation for the convertible debentures, or the 4.99% limitation on the shares for the warrants related to the convertible debentures. The Selling Stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

					Number of Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold
Selling Stockholder (A)(B)	Common Shares Beneficially Owned Prior to Offering		# of Shares to be Registered and Offered Pursuant to this Prospectus (C)		# of Shares	% of Class
Castlerigg Master Investments Ltd.	110,908,284	(1)(6)	5,773,970	(6)	105,134,314	76%
YA Global Investments L.P. (f/k/a Cornell Capital Partners, LP)	46,488,785	(2)(6)	1,857,287	(6)	44,631,498	60%
Highbridge International, LLC	11,008,173	(3)(6)	619,096	(6)	10,389,077	27%
CAMOFI Master LDC	7,080,483	(4)(6)	371,457	(6)	6,709,026	19%
Sam Del Presto	2,048,562	(5)(6)	99,055	(6)	1,949,507	7%
David Propis	1,453,827		74,291		1,379,536	5%
Abraham Mirman	1,011,620		37,146		974,474	3%

Totals	179,999,734		8,832,302		171,167,432	82%

(A)
It is our understanding that any Selling Stockholder that is an affiliate of a broker-dealer purchased in the ordinary course of business, and that at the time of the purchase, had no agreements or understanding to distribute the securities. Unless indicated otherwise, to the Company's knowledge none of the Selling Stockholders are registered with the NASD as broker-dealers or otherwise, or are affiliates of broker-dealers.

  The following table sets forth all of the transactions between the Selling Stockholders and the Company involving the sale of securities by the Company to any Selling Stockholder:

	Date of Transaction		Common Stock Outstanding Prior to Transaction	Common Stock Outstanding Prior to Transaction and Held by Persons other than Selling Shareholders, their Affiliates, or Company Affiliates	Common Stock Issued or Issuable in Connection with Transaction	% of Total Issued and Outstanding Common Stock That Was Issued or Issuable in Connection with Transaction	Market Price of Common Stock Prior to Transaction (per share)	Market Price of Common Stock Currently (per share)
Convertible debenture offering
Debentures	January 12, 2006		15,310,054	13,339,611	3,042,596	22.8%	$0.58	$0.11
Warrants	January 12, 2006		15,310,054	13,339,611	1,500,000	11.2%	$0.58	$0.11
Commitment fee common stock	January 12, 2006		15,310,054	13,339,611	100,000	0.7%	$0.58	$0.11

Total			15,310,054	13,339,611	4,642,596	34.8%

Senior secured convertible note offering
Notes	July 25, 2006		18,572,757	16,893,637	23,107,143	136.8%	$2.10	$0.11
Series A Warrants	July 25, 2006		18,572,757	16,893,637	46,214,287	273.6%	$2.10	$0.11
Series B Warrants	July 25, 2006		18,572,757	16,893,637	16,175,000	95.7%	$2.10	$0.11
Other Warrants exercisable at $1.40	July 25, 2006		18,572,757	16,893,637	471,429	2.8%	$2.10	$0.11
Other Warrants exercisable at $1.40	October 3, 2006	*	18,572,757	16,893,637	1,000,000	5.9%	$2.10	$0.11

Total			18,572,757	16,893,637	86,967,859	514.8%

Convertible debenture amendment
Amended and Restated Debentures	October 31, 2007		24,298,498	21,112,898	7,128,508	33.8%	$0.28	$0.11
Amended and Restated Warrants	October 31, 2007		24,298,498	21,112,898	1,500,000	7.1%	$0.28	$0.11

Total			24,298,498	21,112,898	8,628,508	40.9%

Senior secured convertible note amendment
Amended and Restated Notes	October 31, 2007		24,298,498	21,112,898	75,040,880	355.4%	$0.28	$0.11
New Notes	October 31, 2007		24,298,498	21,112,898	7,692,308	36.4%	$0.28	$0.11
Amended and Restated Series A Warrants	October 31, 2007		24,298,498	21,112,898	57,656,271	273.1%	$0.28	$0.11
New Series A Warrants	October 31, 2007		24,298,498	21,112,898	7,142,857	33.8%	$0.28	$0.11
Other New Series A Warrants	October 31, 2007		24,298,498	21,112,898	3,746,426	17.7%	$0.28	$0.11
Amended and Restated Series B Warrants	October 31, 2007		24,298,498	21,112,898	16,258,857	77.0%	$0.28	$0.11
New Series B Warrants	October 31, 2007		24,298,498	21,112,898	1,666,667	7.9%	$0.28	$0.11

Total			24,298,498	21,112,898	169,204,266	801.4%

        The Company has not previously registered for resale any shares currently held by any Selling Stockholder.

        The following table sets forth the total dollar amount of each payment the Company has made to the Selling Stockholders in connection with the transactions described in this prospectus, together with total payments to all Selling Stockholders and any of their affiliates in the first year following the sale of the convertible notes.

(a)	Interest paid on convertible notes:	$1,274,455
(b)	Increase in senior secured convertible note principal amounts on October 31, 2007	$16,426,572
(c)	Increase of shares of common stock underlying Series A warrants and issuance of additional Series A warrants (valued as of issuance date of October 31, 2007)	$4,247,947
(d)	Increase of shares of common stock underlying Series B warrants (valued as of issuance date of October 31, 2007)	$21,529
(e)	Compensation and reimbursement of fees and expenses for consulting, investment banking and placement agent services in connection with the sale of securities to the Selling Stockholders	$7,738,812
(f)	Expected interest payments in the first year following the sale of securities to the Selling Stockholders	$2,460,278
(B)
The following table sets forth the market value of the shares of common stock underlying the senior secured convertible notes as of the date of issuance (October 31, 2007):

Number of Shares of Common Stock Underlying the Senior Secured Convertible Notes Registered for Resale	Market Price of Shares of Common Stock on October 31, 2007 (per share)	Market Value of Shares of Common Stock Underlying the Senior Secured Convertible Notes as of October 31, 2007
8,832,302	$0.28	$2,473,045

        The following table sets forth the total gross proceeds received by the Company from the Selling Stockholders from the sale of the senior secured convertible notes and convertible debentures (no shares of common stock underlying the convertible debentures held by the Selling Stockholders are being registered pursuant to this Registration Statement):

(a)	Gross proceeds from sale of senior secured convertible notes	$53,776,571
(b)	Gross proceeds from sale of convertible debentures	$1,500,000
(c)	Payments made by the Company in connection with sale of senior secured convertible notes and expected payments in first year following sale:
	— Cash payments	$22,321,304
	— Noncash payments	$9,848,288
(d)	Net proceeds received by Company in connection with sale of senior secured convertible notes	$23,106,979
(e)	Total potential profit/(loss) from conversion discounts/(premiums) of securities underlying senior secured convertible notes and warrants	$(17,419,653)

(C)
The following table sets forth the total premium to market value of the shares of the Company's common stock underlying the senior secured convertible notes as of the date of issuance (October 31, 2007):

(a)	Face Value of senior secured convertible notes as of the issuance date (October 31, 2007)	$53,776,571
(b)	Conversion price per share of the shares of the Company's common stock underlying the senior secured convertible notes on October 31, 2007	$0.65
(c)	Total possible shares of the Company's common stock underlying the senior secured convertible notes	82,733,187
(d)	Market price per share of the Company's common stock on October 31, 2007	$0.28
(e)	The combined market price of the total number of shares of the Company's common stock underlying the senior secured convertible notes as of October 31, 2007	$23,165,292
(f)	Total premium to the market price as of the date of issuance of the senior secured convertible notes	$30,611,279

        The following table sets forth the total premium to market value of the shares of the Company's common stock underlying the convertible debentures currently held by the Selling Stockholders as of the date of issuance (no shares of common stock underlying the convertible debentures are being registered pursuant to this Registration Statement):

Face Value of Convertible Debentures as of the Date of Issue	Conversion Price of Underlying Shares as of the Date of Issue on October 31, 2007 (per share)	Possible Underlying Shares	Market Price of Underlying Shares as of the Date of Issue on October 31, 2007 (per share)	Total Market Value of Underlying Shares as of the Date of Issue on October 31, 2007	Possible Discount/(Premium) to Market Value
$1,418,573	$0.65	2,182,420	$0.28	$611,078	$(807,495)

        The following table sets forth the total discount to market value of the shares of the Company's common stock underlying the warrants issued to the Selling Stockholders in connection with the sale of the senior secured convertible notes as of the date of issuance:

Possible Shares Received Assuming Complete Conversion/Exercise	Conversion / Exercise Price of Underlying Shares as of the Date of Issue (per share)	Total Conversion / Exercise Price of Underlying Shares as of the Date of Issue *	Market Price of Underlying Shares as of the Date of Issue (per share)	Total Market Value of Underlying Shares as of the Date of Issue	Possible Discount/(Premium) to Market Value
89,442,507	$0.001 — $1.40	$13,781,638	$0.28 — $2.14	$27,780,759	$13,999,121
*
The holders of certain warrants have cashless exercise rights, so the Company may not receive proceeds from their exercise, or the Company may receive less proceeds than described herein.

(D)
The following table sets out the additional shares of the Company's common stock that would be issuable to the Selling Stockholders if the Company elects to pay all of the interest accruing on the senior secured convertible notes, until the maturity date, in shares ("Interest Shares") valued at the date hereof. The Company may, at its option, issue Interest Shares only if it satisfies certain "Equity Conditions" (see "Senior Secured Convertible Note Financing — Payment of Interest").

  The Company does not presently satisfy the Equity Conditions and there can be no assurance that the Company will satisfy the Equity Conditions in the future.

Selling Stockholder	Possible Interest Shares
Castlerigg Master Investments Ltd.	76,890,018
YA Global Investments L.P. (f/k/a Cornell Capital Partners, LP)	24,732,872
Highbridge International, LLC	8,244,291
CAMOFI Master LDC	4,946,574
Sam Del Presto	1,319,087
David Propis	989,315
Abraham Mirman	494,657

Total	117,616,814

        Assuming the issuance of all of the Interest Shares, the Company would, in the absence of any other issuances of shares of its common stock, have 145,853,721 shares issued and outstanding.

        The Company may be required to issue additional shares of its common stock to the Selling Stockholders pursuant to the anti-dilution and default provisions of the convertible debentures and the senior secured convertible notes and the related warrants, however the number of such shares, if any, are not determinable as o the date hereof.

  (1)
  Represents the shares issuable (a) upon the conversion of senior secured convertible notes (i) issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (ii) issued in a private placement on October 31, 2007 and (b) upon the exercise of warrants issued in connection with the senior secured convertible notes (i) issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (ii) issued in a private placement on October 31, 2007. Sandell Asset Management Corp. ("SAMC") is the investment manager of Castlerigg Master Investments Ltd. ("Master") and has shared voting and dispositive power over the securities owned by Master. Thomas Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Master. Castlerigg International Ltd. ("Castlerigg International") is the controlling shareholder of Castlerigg International Holdings Limited ("Holdings"). Holdings is the controlling shareholder of Master. Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Master. SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

  (2)
  Represents the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007, (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes, (c) upon the conversion of convertible debentures issued in a private placement on January 12, 2006 and amended and restated on October 31, 2007, and (d) upon the exercise of warrants issued in connection with the purchase of the convertible debentures.

  (3)
  Represents the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment direction over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and

    Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

  (4)
  Represents the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes.

  (5)
  Represents the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007, (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes and (c) upon the exercise of warrants issued pursuant to a consulting letter agreement dated April 12, 2006, as amended, between Sam Del Presto and the Company in connection with the July 25, 2006 placement of senior secured convertible notes. Under the consulting agreement, Mr. Del Presto provided consulting services regarding the feasibility, structure and sources of the financing for the Barnico and P.D.C. Ball transactions. In exchange, we paid Mr. Del Presto a fee of $250,000 in cash, $400,000 of senior secured convertible notes, 571,429 Series A warrants, 200,000 Series B warrants, and 400,000 other warrants to purchase shares of our common stock at a price of $1.40 per share until July 25, 2011.

  (6)
  On July 25, 2006, we entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in secured senior secured convertible notes and warrants. The closing price of our common stock on July 25, 2006 was $2.10. On October 31, 2007, we entered into an agreement with those investors to exchange the senior secured convertible notes and warrants for amended and restated senior secured convertible notes and warrants, at which time we also issued $5,000,000 in additional senior secured convertible notes, as well as additional warrants. The closing price of our common stock on October 31, 2007 was $0.28.

PLAN OF DISTRIBUTION

        We are registering a portion of the shares of common stock issuable upon conversion of the senior secured convertible notes to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  through an exchange distribution in accordance with the rules of the applicable exchange;

  •
  in privately negotiated transactions;

  •
  through short sales;

  •
  through sales pursuant to Rule 144;

  •
  in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

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  through a combination of any such methods of sale; and

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  by any other method permitted pursuant to applicable law.

        If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The Selling Stockholders may not convert any portion of the senior secured convertible notes or the related warrants, or receive common stock as payment of interest thereon if, after giving effect to such conversion, the Selling Stockholder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion.

        The Selling Stockholders may pledge or grant a security interest in some or all of the senior secured convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus. Each new holder of the senior secured convertible notes will be separately subject to the 4.99% ownership limitation discussed above, which could further affect the market for our common stock by increasing the number of shares available for sale in the market at any one time. The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this Prospectus forms a part.

        The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be more than $500,000 in total, including, without limitation, attorney's, and accountant's fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify certain of the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements or other agreements, pursuant to which their shares have been registered, and those Selling

Stockholders may be entitled to contribution. We may be indemnified by certain of the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

        Once sold under the registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

        Commencing January 4, 2006, our common stock has been quoted on the OTC Bulletin Board under the symbol "WNWG.OB" Prior to that, our common stock first began quotation on the Pink Sheets on June 24, 2004. The following tables set forth the high and low bid information for our common stock, as obtained from Yahoo! Finance at http://finance.yahoo.com, for each quarter within the last two fiscal years and any subsequent quarters.

Quarter Ended	High Bid Price	Low Bid Price
March 31, 2006	$4.99	$0.51
June 30, 2006	$5.58	$1.80
September 30, 2006	$2.70	$0.83
December 31, 2006	$2.10	$0.96
March 31, 2007	$1.50	$0.70
June 30, 2007	$0.81	$0.20
September 30, 2007	$0.29	$0.12
December 31, 2007	$0.57	$0.16
March 31, 2008	$0.33	$0.12

Holders

        As of May 13, 2008, we had 89 stockholders of record, and an unknown number of additional holders whose stock is held in "street name."

Dividends

        No dividends have been declared or paid on our securities, and we do not anticipate that any dividends will be declared or paid in the foreseeable future. Under the terms of the senior secured convertible notes, we are not permitted to pay any cash dividend or make any distribution with respect to our capital stock without the prior written consent of a majority of the holders of the senior secured convertible notes.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2008.

        You should read this table with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Securities" and the financial statements and the related Notes.

March 31, 2008
Stockholders' equity
Common stock, $0.001 par value, 300,000,000 shares authorized, 26,249,764 shares issued and outstanding	$27,219
Additional paid-in capital	39,933,715
Accumulated deficit	(21,240,592)

Total stockholders' equity	$18,720,342

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following should be read in conjunction with the Financial Statements and Notes thereto contained in this registration statement beginning on Page F-1 and with the section entitled "Forward-Looking Statements" on page 13.

Overview and Plan of Operations

        We are an exploration and production company engaged in oil and gas exploration, drilling and development. We currently have oil and gas interests in Anderson County, Freestone County, Jones County and Leon County, Texas. Our strategy is to develop our current low risk, high probability prospects and to lease out deeper zones of our properties for royalty interests. Due to our lack of adequate resources we may utilize joint ventures or farm-outs to develop our properties.

        Our financial position is critically dependent upon the following: (1) successful discovery and economical recovery of adequate hydrocarbons on our properties; and (2) access to additional equity and/or other forms of funding. There can be no assurance that we will be successful in any of these matters.

        During late 2006 and first quarter of 2007, we drilled a total of six wells on our property. Two wells were dry holes and we found gas in four wells. Two of the four successful wells have been put into production since the second quarter of 2007 and the other two wells were shut-in until we have the means to dispose of the excess water produced during gas production, in an economical manner, such as converting one of the dry wells into a water disposal well. The feasibility study is underway and the decision has not been made at this time. During January 2008, production from these two producing wells was suspended due to a considerable increase in water production. The remedial work during the first quarter of 2008 was unsuccessful and these wells were shut-in until a water disposal well is available.

        Our current production is derived from two wells, namely Shiloh #1 and #3 in Freestone County, acquired from an unrelated party. These wells have a combined gross production of approximately 200 MCF per day.

        Due to a lack of capital, the Company deferred all its drilling activity in the latter part of 2007 and the first quarter of 2008. However, during this period, our geologists continued to generate a number of low risk and high probability drilling locations in our property. We expect this will significantly reduce the lead time to commence drilling, when sufficient new capital becomes available.

        Our wholly-owned subsidiary, Barnico Drilling, Inc. had a significant decline in drilling revenue commencing in the second half of 2007. Further, due to lack of capital, we were unable to utilize Barnico's resources to drill our own properties. In order to recoup part of our investment, we held Barnico out for sale and completed the sale in May 2008 of all of the outstanding shares of Barnico to CamTex Energy, Inc. for $3,500,000. We received $50,000 on the closing of the sale and a promissory note in the amount of $3,450,000. See Note 12, "Subsequent Events", in the Notes to Consolidated Financial Statements for a more detailed description of the transaction. Our former employee and director, George Barnes, resigned from his positions with the Company to continue to work for Barnico.

Acquisition of Exploration Properties

        In November 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, "Marathon") to explore approximately 9,200 acres of the P.D.C. Ball Property in Freestone County, Texas. The agreements give Marathon the right to drill deep gas wells on the property (below 8,500 feet) and the opportunity to partner with us on drilling upper zones (above 8,500 feet) on a 50/50 basis. We retained a 21.5% royalty interest in any revenue generated from the property below 8,500 feet and a 23% royalty interest in any revenue generated from the property above 8,500 feet. As part of the agreement, we acquired a seismic license giving us access to all seismic data collected during Marathon's three-year lease. On the Marathon Leased Property, the first shallow well (Red Lake #1R) (above 8,500 feet) was drilled in December 2006 and began production in March 2007. During October 2007, we suspended production on this well due to excessive water production. Total volume of gas produced was 64 MMCF. Our engineers are currently considering various remedial actions. If gas production cannot be economically restored, we will consider converting it to a salt water disposal well or abandon it.

        Marathon reportedly gathered seismic data during 2007 and identified drilling locations for deep wells within the lease. We understand a location to drill the first deep well was identified by Marathon and drilling is expected to commence during the second quarter of 2008.

        On the remaining approximately 18,000 gross acres of P.D.C. Ball Property, we are actively seeking significant industry partners to jointly develop the property. Several companies have expressed an interest in participating in a similar arrangement as the Marathon lease described above. Management is presently considering these proposals and conducting necessary due diligence. We are expecting to begin negotiations with one of these parties during the second quarter of 2008.

Freestone County, Texas Bracken Well 1 and 2

        In September 2006, we acquired from an unrelated party a mineral lease of approximately 193 acres which is surrounded by the P.D.C. Ball Property for the sum of $67,711. The acquisition was to fill a "hole" in the P.D.C. Ball mineral block and it represents what our geologists have determined to possess low risk and high probability drilling locations. During January 2007, Bracken #1 was successfully drilled and commenced production in February 2007. We have a 100% working interest and a net revenue interest of 76.25% in this well. Through December 2007, this well produced 93 MMCF of natural gas. Since January 2008, gas production from Bracken #1 was erratic due to mechanical problems and excessive water production. During March 2008, management decided to shut in this well and to resume production when a nearby water disposal well is available. Abandonment of this well is not contemplated at this time as management believes there is a significant behind-pipe reserve. Bracken #2 was drilled during March 2007 and it was a dry hole.

Freestone County, Texas Shiloh Well 1 and 3

        Shiloh 1 and 3 wells were existing wells and have produced natural gas since the 1970s. They are located on 640 acres within the P.D.C. Ball Property, from which we previously received only a 12.5% royalty. During January 2007, we purchased a 50% working interest in both wells from an unrelated party for the sum of $200,000. By this acquisition, we increased our net revenue interest to 38.75% and 38.50% in Shiloh 1 and 3, respectively and became the operator. Total production from these wells to December 2007 was 57 MMCF. During the first quarter of 2008, the Shiloh wells produced approximately 11 MMCF. The reduced production was attributed to down-hole problems of Shiloh #3. Production of gas from Shiloh #3 was suspended for remedial work in January 2008 and production was resumed in early February. We have not fully resolved the production problems yet, further remedial work is required.

Divesting Less Valuable Assets

        In December 2006, we sold several small oil and gas interests in north-central, western and southern Texas to Exterra Energy, Inc. (formerly Green Gold Energy, Inc.). We continue to carry a $200,000 promissory note secured by mortgages on these properties. The note was revised in March 2008 to require the payments to begin in April 2008 with the last payment due in July 2008 to include all accrued interest. Exterra Energy failed to make the April 2008 principal repayment of $50,000, reportedly because of a delay in Exterra's financing. The management of Exterra has assured us that the delay is temporary and that they intend to resume the payments, and provided us 360,000 shares of their common stock, valued at $250,000, as additional security for the debt.

Results of Operations of the Company for the three-month period ended March 31, 2008 compared to the three-month period ended March 31, 2007

Overview

        The Company had net income of $2.2 million for the three months ended March 31, 2008 compared to net income of $33.0 million for the three months ended March 31, 2007. The decrease in income was principally due to the decrease in the non-cash gain on the derivative liabilities as a result of the change in their fair values described further in Notes 5 and 6 in the notes to the consolidated financial statements. The non-cash gain was $5.8 million and $37.9 million for the three months ended March 31, 2008 and 2007, respectively. In addition, general and administrative expenses decreased by $1.3 million between the two quarters.

        Two of the six wells drilled in 2006 and 2007 were completed as producing wells. However, due to the excessive saltwater production from these wells, remedial procedures must be performed before sustained production from these wells will be realized. The Shiloh #1 and Shiloh #3 wells purchased in January 2007 were producing wells upon acquisition. However, the Shiloh #3 well is currently undergoing remedial work which has contributed to the decrease in production revenue.

Revenues

        Revenue from oil and gas sales was $78,000 for the three months ended March 31, 2008 compared to $165,000 for the three months ended March 31, 2007. The decline in production revenue was primarily due to the shut-in of the two main producing wells namely Bracken #1 and Redlake #1R during December of 2007. Consequently, revenue for three months ending March 31, 2008 was mainly derived from royalties of $45,000 and production from Shiloh #1 and #3 of $33,000. Resumption of gas production from Bracken #1 and Redlake 1R is unlikely in the near term until we have sufficient resources to convert one of the non-producing wells into a water disposal well. With respect to the Shiloh #3 well, we have received authorization from the other working interest holders to proceed with down-hole remedial work which may include perforating a higher zone for production.

Assets Held for Sale

        Since the July 2006 acquisition of Barnico, a drilling company, we view our operations as two segments, drilling operations and oil and gas production. The drilling segment is engaged in the land contract drilling of oil and natural gas wells. Its operations reflected revenues from contracting one of Barnico's two drilling rigs and crew to third parties.

        However, commencing in the second half of 2007, Barnico had a significant decline in drilling revenue. Further, due to lack of capital, we were unable to utilize Barnico's resources to drill our own properties. The Company completed in May 2008 the sale of all of the outstanding shares of Barnico. In connection with the sale transaction, Barnico agreed to provide the Company with preferential right to use Barnico's drilling services for all oil and gas properties and interests owned, leased and/or operated by the Company in Texas for a period of two years. This preferential right is considered to be a continuing involvement with Barnico's operations. As such, its results of operations have not been presented as discontinued operations. See Note 12, "Subsequent Events", in the Notes to Consolidated Financial Statements for a more detailed description of the transaction. The drilling rigs and other equipment have been reclassified as assets held-for-sale on the interim consolidated balance sheet. There was no revenue from drilling operations for the three months ended March 31, 2008 and

$0.9 million in revenue for the three months ended March 31, 2007. Significant expenses of the drilling operations during the three months ended March 31, 2007 were $0.5 million of drilling costs, $0.5 million of general and administrative expenses and $0.2 million of salaries and wages. There were no significant expenses for the three months ended March 31, 2008. Net losses for the three months ended March 31, 2008 and 2007, were $15,000 and $253,000, respectively.

Operating Expenses

        Our operating costs totaled $1.7 million for the three months ended March 31, 2008 compared to $4.4 million for the three months ended March 31, 2007. The $2.7 million decrease in expenses was primarily due to the decrease of $1.6 million in general and administrative expenses discussed below. Other decreases in expenses of $0.6 million from the first quarter of 2007 to the first quarter of 2008 were due to the deferment of drilling activities due to our lack of capital.

General and Administrative

        Total general and administrative costs were $1.7 million for the three months ended March 31, 2008 versus $3.3 million for the three months ended March 31, 2007, a net decrease of $1.6 million. The following comparative table provides detail of the most significant general and administrative costs:

	Three months ended March 31,
			Increase (Decrease)
	2008	2007
Management and administrative services	$193,440	$181,861	$11,579
Stock based compensation	384,448	2,577,724	(2,193,276)
Legal fees	195,340	122,042	73,298
Audit and accounting fees	508,234	259,588	248,646
Directors' services	25,000	—	25,000
Miscellaneous	373,347	185,099	188,248

Total	$1,679,809	$3,326,314	$(1,646,505)

        General and administrative expenses for the three months ended March 31, 2008 and 2007 included $0.4 million and $2.6 million, respectively, of non-cash stock-based compensation relating to stock options vesting during those periods to officers, directors and consultants. No stock options were granted in the first quarter of 2008, which accounted for most of the decrease in stock-based compensation. The overall decrease in general and administrative expenses was partially offset by the increases in audit and accounting fees, director's fees and miscellaneous general and administrative expenses. The increase in audit and accounting fees was partially due to Sarbanes-Oxley Section 404 compliance work that was required for the 2007 annual report, which had not been previously required. The additional accounting and audit fees were for work done on accounting issues for the 2007 annual report.

Finance and Interest Costs

        Finance and interest costs were $1.8 million in the three months ended March 31, 2008, which was an increase of $124,000 from the three months ended March 31, 2007. Finance and interest costs relate primarily to interest accrued on our senior secured convertible notes and our convertible debentures.

Other (Income) Expense

        The Company had $4.0 million of other income for the three months ended March 31, 2008 versus $36.4 million in other income for the three months ended March 31, 2007. The largest component thereof for the first quarter of 2008 was a $5.8 million non-cash gain from derivative transactions related to the change in the fair value of the derivative contract liability, as compared to a $37.9 million non-cash gain during the first quarter of 2007. The derivative contract liabilities relate to the fair value of the beneficial conversion feature of our convertible debentures and senior secured convertible notes issued in 2006 and the fair value of the related warrants. Under guidance from SFAS No. 133 and EITF 00-19, 00-27 and 05-2, the Company is required to report the liability at fair value and record the fluctuation in the fair value to current operations. (See "Liquidity and Capital Resources" below in this section, and see Note 5, "Senior Secured Convertible Notes Payable," and Note 6, "Convertible Debentures Payable," in the Notes to Consolidated Financial Statements for a more detailed description of the transaction.)

Liquidity and Capital Resources

        During the three months ended March 31, 2008, our operating activities used $1.1 million of cash primarily due to significant losses from operations before consideration of all non-cash expenses and income such as depreciation, depletion, stock based compensation, and gains on derivative contracts.

        During the three months ended March 31, 2007, we used $1.8 million of cash to develop our oil and gas properties and to purchase equipment. We also used $1.9 million of cash in our operating activities primarily due to significant losses from operations before consideration of all non-cash expenses and income such as depreciation, depletion, stock based compensation, and gains on derivative contracts.

        We have incurred significant, recurring losses from operations and have a working capital deficiency. These factors have raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon achieving profitable operations, maintaining compliance with the terms of the amended debt agreements with our senior secured convertible noteholders and convertible debenture holders, and the injection of additional capital. The outcome of these matters cannot be predicted at this time.

        Our primary use of cash is currently our general and administrative costs such as professional fees and management fees. In order to maintain our operations, our cash needs are approximately $0.4 million to $0.5 million monthly. Capital expenditures are subject to available funds. In addition to our general and administrative costs, our short-term liquidity requirements for the next twelve months include the payment of accrued interest, cash requirements for our oil and gas production expenses and, if funds permit, drilling costs. Our long-term liquidity requirements are substantially similar to our short-term liquidity requirements. We are reliant on obtaining adequate financing for our operations and capital needs. These factors raise substantial doubt about our ability to continue as a going concern.

        Our future financial results depend largely on the following factors: (1) discovery of adequate quantities of hydrocarbons on our properties that are economically feasible to recover; and (2) access to additional funding to exploit properties. There can be no assurance that we will be successful in each of these matters or that the prices for our production will be at an adequate level to return reasonable profits.

Results of Operations of the Company for the year ended December 31, 2007 compared to the year ended December 31, 2006

Dollars in thousands	2007	2006	$ change
REVENUE
Drilling	$1,038	$2,865	$(1,827)
Oil and gas	1,145	176	969

TOTAL REVENUES	2,183	3,041	(858)

OPERATING COSTS
Production costs	547	136	411
Drilling costs	639	991	(352)
Salaries and taxes	1,032	1,039	(7)
Depreciation and depletion	715	270	445
Property evaluation costs	296	56	240
Impairment of oil and gas properties	4,313	205	4,108
Impairment of equipment	2,671	—	2,671

TOTAL OPERATING COSTS	10,213	2,697	7,516

GROSS PROFIT (LOSS)	(8,030)	344	(8,374)

GENERAL AND ADMINISTRATIVE
Depreciation	13	—	13
General and administrative	19,147	14,837	4,310
Finance and interest expense	5,560	18,083	(12,523)

TOTAL GENERAL AND ADMINISTRATIVE	24,720	32,920	(8,200)

LOSS FROM OPERATIONS	(32,750)	(32,576)	(174)

OTHER INCOME (EXPENSES)
Interest income	164	134	30
Equity in loss on investment	—	(593)	593
Gain (loss) on derivative contracts	92,707	(53,328)	146,035
Other income (expense)	30	173	(143)

TOTAL OTHER INCOME (EXPENSE)	92,901	(53,614)	146,515

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	60,151	(86,190)	146,341
Income tax benefit	—	5,206	(5,206)

NET INCOME (LOSS)	$60,151	$(80,984)	$141,135

        Although our net income for 2007 showed a marked increase from the net loss in 2006 it was principally due to the non-cash gain on the derivative liabilities as a result of the change in their fair values described further in Notes 8 and 9 to the notes to the consolidated financial statements. The gross loss in 2007 of $8.0 million was primarily caused by the impairment charges in 2007 on oil and gas properties and equipment totaling approximately $7.0 million. Impairment charges in 2006 were only $0.2 million and gross profit from operations was $0.3 million in 2006.

        For the first half of 2006 the Company conducted minimal operations while negotiating financing arrangements and the purchase of the P.D.C. Ball Property and Barnico Drilling. After completing the acquisitions, the Company conducted contract drilling operations and commenced evaluation of the P.D.C. Ball property. During 2006 and 2007, six wells were drilled on the property. Due to the loss of the Barnico's primary contract drilling customer and a decline in demand for rigs the size of Barnico's, contract drilling operations declined and were suspended by the end of the third quarter. As explained below, this resulted in a significant decrease in drilling revenues for 2007.

        Two of the six wells drilled in 2006 and 2007 were completed as producing wells. However, due to the rates of saltwater production from these wells, remedial procedures must be performed before sustained production from these wells will be realized. The Shiloh #1 and Shiloh #3 well purchased in January 2007 and were producing wells upon acquisition. Revenue from these wells contributed to the increase in revenue from oil and gas production.

Revenues

        Revenue from oil and gas sales was $1.1 million in 2007 compared to $0.2 million in 2006. Revenues from third party drilling reflect a substantial decrease in 2007 resulting from the softening demand for rigs like those operated by Barnico. Drilling revenue was $1.0 million in 2007 compared to $2.9 million in 2006. The Company's 2006 operations represented the commencement of significant active drilling operations as a result of the acquisition of Barnico in July; however, the demand for drilling rigs decreased substantially in 2007.

        Since the July 2006 acquisition of Barnico, a drilling company, Wentworth's operations have been viewed as two segments, drilling operations and oil and gas production. The drilling segment is engaged in the land contract drilling of oil and natural gas wells. Its operations reflect revenues from contracting one of Barnico's two drilling rigs and crew to third parties, until such time as the Company is prepared to utilize both rigs on its own properties. The oil and gas production segment effectively began active operations in 2006 and is engaged in the exploration, development, acquisition and production of oil and natural gas properties. Management reviews and evaluates the segment operations separately, and anticipates the contract drilling activities to diminish significantly over the next 12 months. The operations of both segments have focused on counties in East Texas. The accounting policies of the reportable segments are the same as those described in Note 2, "Significant Accounting Policies," in the notes to the consolidated financial statements. The Company evaluates the segments based on income (loss) from operations. There was no contract drilling in 2005, and there were no active operations for the Company in 2004. (See also Note 18, "Segment Information," to the Notes to the Consolidated Financial Statements.)

        The Company has no significant gas imbalances. Therefore, gas imbalances have no effect on the Company's operations or liquidity.

Operating Expenses

        Our operating costs totaled $10.2 million for 2007 compared to $2.7 million for 2006. The $7.5 million increase in expenses was primarily due to a $4.3 million impairment charge related to certain of the company's oil and gas properties and a $2.7 million impairment charge related to drilling equipment. Other significant expenses in 2007 and 2006 were drilling costs of $0.6 million and $1.0 million respectively, salaries and taxes of $1.0 million and $1.0 million respectively, and depreciation and depletion of $0.7 million and $0.3 million respectively. Drilling costs include drill bits, drill pipe, fuel, and site preparation, while the costs of salaries and taxes relate mostly to drilling activities, including per diem costs and property taxes.

General and Administrative

        Total general and administrative costs were $19.1 million for 2007 versus $14.8 million for 2006. General and administrative expenses for 2007 included non-cash stock based compensation of $12.6 million. In 2006, the Company incurred $11.1 million of non-cash stock-based compensation with respect of stock options vesting during the year to officers, directors and consultants. Consulting, management and directors' fees amounted to $1.9 millions in 2007 and $0.9 million in 2006, of which a

$0.4 million bonus payment was made to Panterra Capital Inc., a private company owned by John Punzo, our Chief Executive Officer at that time. In addition, the remaining general and administrative expenses included investor relation fees of approximately $53,000 in 2007 versus $0.7 million in 2006. During 2007 the Company incurred legal fees of $2.3 million. The increase from $0.7 million in legal fees for 2006 is primarily attributable to the default on the Company's Senior Secured Convertible Notes and Convertible Debentures (see "Financing Activities" below). In 2007, the Company paid audit and accounting fees of $0.9 million compared to $0.4 million for 2006. Other general and administrative costs include travel, insurance, and repairs and maintenance.

	2007	2006
Regulatory	$270	$27,212
Investor relations	52,604	740,868
Investigation of oil and gas opportunities	—	120,000
Management and directors' fees	1,928,710	947,765

Total	$1,981,584	$1,835,845

        The investor relations fees related to services designed to assist us in transitioning to our status as a public company with active operations, identifying and communicating with analysts and other interested parties and preparing and disseminating press releases. In addition, we have terminated the services of two consultants that assisted us with identifying and undertaking due diligence on oil and gas opportunities. The management and directors' fees included consulting fees and were paid to six consultants on an as-needed basis during 2006 to investigate potential property acquisitions, administration and regulatory compliance.

Finance and Interest Costs

        Finance costs were $5.6 million in 2007, down from $18.1 million in 2006. Of the $5.6 million, $2.8 million was non-cash amortization of costs related to the convertible debentures. The $18.1 million in 2006 comprised $14.7 million in penalties pursuant to a registration rights agreement, $1.9 million of interest, and $1.3 million of non cash amortization of deferred costs related to the senior secured convertible debt discount and the convertible debenture discount (see "Financing Activities" below). Of the $1.9 million of interest, $0.5 million was non-cash amortization of the discount on convertible debentures. See also Notes 8 and 9, "Senior Secured Convertible Notes Payable" and "Convertible Debentures Payable," respectively, in the notes to the consolidated financial statements.

Other (Income) Expense

        The Company had $92.9 million in other income in 2007 versus $53.6 million in other expense in 2006. The largest item in this category for 2007 was a $92.7 million gain from derivative transactions related to the change in the fair value of the derivative contract liability as compared to a $53.3 million charge during 2006. The derivative liability arose as a result of the accounting for the senior secured convertible notes issued in July of 2006. Under guidance from SFAS No. 133 and EITF 00-19, 00-27 and 05-2, the Company is required to report the liability at fair value and record the fluctuation in the fair value to current operations. (See "Liquidity and Capital Resources" below in this section, and see Note 8, "Senior Secured Convertible Notes Payable," and Note 9, "Convertible Debentures Payable," in the Notes to Consolidated Financial Statements for a more detailed description of the transaction.) There were no derivative liabilities in 2005. Also in 2006, the Company incurred a $0.6 million net loss on the write off of an equity investment. Revenue from the gain on sale of properties was included in other income and relates to the December 2006 sale of the Company's interest in the Archer County, Wichita County, Pecos County and McMullen County, Texas properties. The Company recognized a $0.2 million net gain on sale of its interest in these properties.

        Due to net taxable losses for the years ended December 31, 2007 and 2006, respectively, the Company has no net income tax expense. The 2007 net operating loss carryforward of $9.2 million will expire in 2027 while the 2006 net operating loss carryforward of $4.1 million will expire in 2026. The Company has a deferred tax benefit of $5.2 million, mainly due to timing differences in deductions for derivative losses, stock based compensation and registration rights penalties, offsetting the deferred tax liability recorded upon the acquisitions of Barnico and the P.D.C. Ball property related to the accounting and income tax differences in the bases of their assets.

Liquidity and Capital Resources

Summary of Cash Flows (in thousands)	For the year ended December 31, 2007	For the year ended December 31, 2006
Cash used in operating activities	$(6,894)	$(3,870)
Cash provided (used) in investing activities	1,010	(25,090)
Cash provided by financing activities	5,080	33,298
Increase (decrease) in cash and cash equivalents	(803)	4,338
Cash and cash equivalents, beginning of period	4,445	107
Cash and cash equivalents, end of period	3,641	4,445

Overview

        Our primary sources of liquidity during the year were $2.2 million of operating revenues, of which $1.0 million resulted from drilling operations and $1.2 million from oil and gas revenues. In addition to operating revenues, the Company restructured its senior secured convertible notes. The principal balance of the notes increased by $21.4 million of which $5.0 was received in cash. Accrued interest and penalties from 2006 and 2007 of approximately $16.4 million accounted for the remaining increase in the note principal For 2006 the Company had $3.0 million of operating revenues, of which $2.9 million represented drilling operations, $2.1 million from the issuance of common stock including options, $31.5 million cash proceeds from the issuance of our senior secured convertible notes, $0.3 million in cash proceeds from sales of our interests in oil and gas properties, and $1.5 million from a convertible debenture financing, of which approximately $0.4 million was converted to shares of our common stock during 2006. The Company also received proceeds of $2.7 million in 2006 from leasing certain of our oil and gas interests in almost 9,000 acres in Freestone County, Texas under a three-year Lease and a Joint Operating Agreement. Because this amount represented restricted funds pursuant to an agreement with our lenders, the proceeds are reflected in long-term assets in our Consolidated Balance Sheet as of December 31, 2006. As of October 31, 2007, the restriction was terminated under our debt restructuring and these funds became unrestricted.

        We have incurred significant losses from operations and were in default of our debt as of January 5, 2007. These factors have raised substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon achieving profitable operations, maintaining compliance with the terms of the amended debt agreements with its senior secured convertible noteholders and injection of additional capital. The outcome of these matters cannot be predicted at this time.

        During 2007 we successfully negotiated new terms with our lenders and received additional loan proceeds of $5.0 million (see "Financing Activities" below). Our primary uses of cash during 2007 were our general and administrative costs such as professional fees, investor relations and management fees and the cost of development of the Company's mineral rights. In order to maintain our operations, our cash needs are approximately $0.4 million to $0.5 million monthly. Capital expenditures are subject to available funds.

        Our short-term liquidity requirements for the next twelve months include interest payments, penalties and maturities (discussed further in "Financing Activities" below), cash requirements for our oil and gas production expenses, and capital expenditures. Our long-term liquidity requirements are substantially similar to our short-term liquidity requirements. We are reliant on obtaining adequate financing for our operations and capital needs, and the Company will require additional capital in order to continue significant operations beyond the second quarter of 2008. These factors raise substantial doubt about our ability to continue as a going concern.

        As shown in the accompanying consolidated financial statements, we incurred net income of $60.2 million for 2007 and a net loss of $86.2 million for 2006. In addition, as of December 31, 2007 and 2006, we had unrestricted cash of $3.6 million and $4.4 million, respectively. We had an accumulated deficit of $83.6 million as of December 31, 2006. This deficiency decreased to $23.5 million as of December 31, 2007. Approximately $23.9 million and $95.7 million of this deficiency related to the derivative contract liabilities as of December 31, 2007 and 2006 respectively. A significant part of the remainder related to accrued interest and penalties as of December 31, 2006. (See Note 8, "Senior Secured Convertible Notes Payable," and Note 9, "Convertible Debentures Payable," to the Notes to Consolidated Financial Statements for a more detailed description of these transactions.)

Operating Activities

        During 2007 and 2006, we used $6.9 million and $3.9 million respectively, of cash in our operating activities. Our cash used in operating activities was primarily attributable to our property operations and general and administrative costs such as professional fees, investor relations and management fees. Barnico's contract drilling operations ceased early in 2007.

Investing Activities

        During 2007, investing activities generated $1.0 million in cash. In 2006, we used $25.1 million of cash in our investing activities. Of the proceeds from the 2006 private placement described in "Financing Activities" below, we used $22.1 million to complete our purchase of the Anderson, Freestone and Jones Counties' mineral rights and Barnico Drilling, Inc. In 2007 we used $1.7 million to purchase oil and gas properties.

Financing Activities

        During 2007 and 2006, we provided $5.8 million and $33.3 million respectively, from our financing activities.

January 2006 Financing — Convertible Debentures

        On January 12, 2006, we entered into a series of agreements to sell to YA Global Investments, L.P. (formerly known as Cornell Capital Partners, LP) ("Cornell"), a total of $1,500,000 in convertible debentures and warrants to purchase 1,500,000 shares of the Company's common stock until January 12, 2011. One-third of the warrants were exercisable at a price of $0.60 per share, one-third at $0.80 per share and the remaining one-third at $1.00 per share.

        The debentures were due and payable on January 11, 2009. The principal and accrued interest on the debentures could, at the option of the holder during the term of the debentures, be converted into shares of the Company's common stock at a rate of the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of the Company's common stock during the 15 trading days preceding the conversion date. The investor had contractually agreed to restrict its ability to convert the debentures to an amount less than 5% of the then-issued shares of common stock in the Company. In addition, the investor will not convert more than $150,000 of the principal in any 30-day period. The convertible debenture was collateralized by 7,758,000 shares of the Company's treasury stock held in escrow. The collateral treasury shares were released and cancelled in July 2006.

        On February 13, 2006 a registration statement was filed to register securities issued and to-be-issued on Cornell's behalf. That registration statement was subsequently withdrawn on May 12, 2006. A subsequent registration statement was filed to register securities issued and to-be-issued on Cornell's behalf on August 24, 2006 and amended on December 21, 2006, but that registration statement was also withdrawn.

        The Company was in default of the terms of its agreements with the debenture holders, due its inability to meet the effectiveness date of the registration requirement; therefore, the debenture holder had the right to demand repayment. However, on October 31, 2007 the Company restructured the convertible debenture debt agreements.

        The amended and restated convertible debentures have an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing October 31, 2007. The Company's obligations under the convertible debentures are secured by a security interest in substantially all of the Company's assets; however, that security interest is subordinated to the security interest created under the security agreement in favor of the holders of the senior secured convertible notes.

        The Company also amended the exercise price of the related warrants to $0.001 per share. In November 2007, the investor exercised Amended and Restated Warrants to purchase 997,500 shares of the Company's common stock.

July 2006 Financing — Senior Secured Convertible Notes

        In July 2006 we completed a $32.4 million private placement of 9.15% senior secured convertible notes due in July 2009, (of which $31.5 million was received in cash and $0.9 million was in lieu of commissions and fees), and Series A and Series B warrants to purchase, respectively, 46,214,287 and 16,175,000 shares of the Company's common stock until July 25, 2011 at an initial price of $1.40 a share. The Series B warrants were exercisable only if the Company required the holders to convert the senior secured convertible notes. Cash proceeds from the July 2006 financing were used for the acquisition of the PDC Ball Property as described in Note 5, "Oil and Gas Properties" in the notes to the consolidated financial statements.

        Interest was payable quarterly and principal was due in twenty-five equal installments beginning in July 2007. The notes are convertible into common stock at the holders' option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value until nine months after the conversion shares and the warrants shares have been registered.

        The Company was required to file a registration statement for the resale of the number of shares of its common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the senior secured convertible notes, and upon exercise of the warrants by January 5, 2007, which was an extension from the date in the agreement of November 7, 2006. The Company was unable to meet the effectiveness date of the registration statement and was, therefore, required to pay, beginning on the date of the failure, and on every 30th day thereafter until such failure was cured, liquidated damages to the investors of 1.5% of the aggregate purchase price of the senior secured convertible notes accruing from the 165th day following the date of the Purchase Agreement. The Company recorded $14.7 million of penalties and interest as of December 31, 2006 related to the default.

        We filed a registration statement to register securities underlying the original senior secured convertible notes and warrants on the Investors' behalf on August 24, 2006. That registration statement was withdrawn on September 6, 2007.

        The Company was in default of the terms of its agreements with investors, specifically the registration requirement, therefore the investors had the right to demand repayment. However, on October 31, 2007, the Company restructured the senior secured convertible notes.

        As a result of the restructuring agreement on October 31, 2007, the aggregate principal balance of the amended and restated convertible notes increased to $53.8 million, which included the addition of approximately $16.4 million of accrued penalties and interest on the original notes and additional cash proceeds of $5.0 million. The holders of the notes also agreed to irrevocably waive any and all breaches, defaults or events of default by the Company, any fees, charges and penalties arising prior to the date of the amending agreements, and to withdraw any and all existing event of default redemption notices given to the Company in connection with the original notes.

        The notes are now convertible into shares of the Company's common stock at a conversion price of $0.65 per share, subject to anti-dilution adjustments. The notes now have a maturity date of October 31, 2010, subject to the right of the holders to extend the maturity date to a date that is not later than October 31, 2012. The Company's obligations under the notes are secured by a security interest in substantially all of the assets of the Company and its wholly-owned subsidiary, Barnico Drilling, Inc.

        The notes continue to bear an interest rate of 9.15% per annum, subject to increase in an event of default to 15% per annum if a default is not cured. Interest accrues on the notes commencing on April 1, 2008 and is payable quarterly and may, at the Company's option if certain "Equity Conditions" are satisfied, be paid by the issuance of the Company's common stock.

        The Amended and Restated Series A Warrants, Amended and Restated Series B Warrants, New Series A Warrants, New Series B Warrants and Other New Series A Warrants (collectively, the "warrants") related to the notes entitle the holders thereof to purchase up to an aggregate of 68,545,554 shares of the Company's common stock in respect of the Series A Warrants, 17,925,524 shares of the Company's common stock in respect of the Series B Warrants, and 2,021,429 shares of the Company's common stock in respect of the Other New Series A Warrants for a period of seven years, at an exercise price of $0.65 per share, in the case of the Amended and Restated Series B Warrants and the New Series B Warrant, and $0.001 per share, in the case of the Amended and Restated Series A Warrants, the New Series A Warrants, and the Other New Series A Warrants. In November 2007, holders exercised Amended and Restated Series A Warrants to purchase 953,766 shares of the Company's common stock, and subsequent to the end of the year, exercised Amended and Restated Series A Warrants and Other New Series A Warrants to purchase 805,070 shares of the Company's common stock. Registration of the warrant shares is no longer required.

        The Amended and Restated Registration Rights Agreement provides for the registration of all shares of common stock underlying the senior secured convertible notes, including any interest payable in shares of common stock under the senior secured convertible notes, and requires us to file an initial registration statement for the resale of a number of shares of common stock equal to 33.33% (or such greater or lesser percentage or amount as is permitted by the SEC) of our issued and outstanding common stock that is not beneficially owned by our affiliates. The Initial Registration Statement must be declared effective by the SEC by April 30, 2008, and must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. However, management has negotiated a 60-day extension, which would make the effectiveness deadline June 30, 2008.

Critical Accounting Policies and Estimates

        Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. We consider an accounting estimate or judgment to be critical if (1) it requires assumptions to be made that were uncertain at the time the estimate was made, and (2) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions. Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company's financial condition and results of operation. We believe that the significant accounting policies discussed below will be most critical to an evaluation of our future financial condition and results of operations.

Oil and Gas Activities

        On July 26, 2006, we changed our method of accounting for our oil and gas properties from the full cost method to the successful efforts method. We believe the successful efforts method better conforms to industry practice and is the preferred method under generally accepted accounting principles. This change in accounting method did not affect our prior years' financial results or prior quarterly results, because all mineral interests were fully depleted or unproved.

        We utilize the successful efforts method to account for our oil and gas operations. Under this method, costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are accumulated on a field-by-field basis and capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

        Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the units-of-production method based on estimated proved reserves on a field-by-field basis. The estimated quantity of reserves could significantly impact our depletion expense. Estimates of proved reserves are subjective and cannot be measured in an exact way. Estimates provided by engineers that we engage may differ from those of other engineers. Any reduction in proved reserves without a corresponding reduction in capitalized costs will increase the depletion rate. This, in turn, would increase our depletion expense and increase our net loss.

        We assess proved oil and gas properties for impairment at least quarterly and reduce the carrying value to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We assess unproved and non-producing oil and gas properties on a field-by-field basis at least quarterly, and any impairment in value is charged to expense. Because of the unpredictable nature of exploration drilling activities, the amount and timing of impairment expenses are difficult to predict with any certainty.

        As noted above, under the successful efforts method of accounting, the costs to drill exploratory wells that do not find proved reserves must be expensed in the period when they are determined to be unsuccessful. This will result in an increase in our expenses in that period.

Derivative Instruments

        In accordance with the interpretive guidance in EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," we valued the conversion feature of the separate issuances of secured convertible debentures and senior secured convertible notes, and the related warrants in January and July 2006 as derivative liabilities. We must make certain periodic assumptions and estimates to value the derivative liability. Factors affecting the amount of this liability include changes in our stock price and the computed volatility of our stock price. The change in value is reflected in our statements of operations as non-cash income or expense, and the changes in the carrying value of derivatives may have a material impact on our financial statements. For the three-month period ended March 31, 2008 and the year ended December 31, 2007, we recorded non-cash income of $5.8 million and $92.7 million respectively upon revaluation of the instruments that are subject to this accounting treatment. The derivative liability associated with these instruments is reflected on our balance sheet as a short-term liability. This liability will remain until the secured convertible debentures and senior secured convertible notes are converted, exercised or repaid, and until the warrants are exercised, expire, or other events occur to cause the termination of the derivative accounting, the timing of which may be outside our control.

        Our senior secured convertible notes and our convertible debentures contain embedded conversion features, pursuant to which all or part of the debt owed to the holder may be converted into shares of our common stock at an initial price of $0.65 per share, subject to certain adjustments described in Note 8, "Senior Secured Convertible Notes Payable," and Note 9, "Convertible Debentures Payable," in the Notes to the Consolidated Financial Statements, and the warrants we issued provide the holder with the right to purchase our common stock at prices ranging from $0.001 to $0.65 per share. As a result of the terms of our agreement to register the resale of the shares of our common stock issuable upon conversion or exercise of these instruments or warrants, we are required under applicable accounting rules to treat the conversion feature of the notes and debentures and the related warrants as liabilities, rather than as equity instruments. This classification as liabilities also requires that we account for them at fair value and include changes in fair value as a component of other income (expense) for so long as the warrants and the conversion feature of the notes and debentures remain classified as liabilities. Changes in fair value are based upon the market price of our common stock and are calculated using the Black-Scholes method of valuation. As a result, as the market price of our common stock increases, our other expense increases, and as the market price of our common stock decreases, our other income increases. This accounting treatment could result in wide swings of our other income (expense) and net income in the future.

Stock-Based Compensation

        We adopted the fair value based method prescribed in Statement of Financial Accounting Standards No. 123R, "Accounting for Stock-Based Compensation." Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the award vesting period, considering expected lives and forfeitures of the grants. We determine the fair value of each stock option at the date of grant using the Black-Scholes options pricing model. This model requires that we estimate a risk-free interest rate and the volatility of the price of our common stock.

Asset Retirement Obligations

        We estimate the future costs of the retirement obligations of our producing oil and gas properties. Those abandonment costs, in some cases, will not be incurred until several years in the future. Such cost estimates could be subject to significant revisions in subsequent years due to changes in regulatory requirements and technological advances that are difficult to predict. As of March 31, 2008 and

December 31, 2007, we estimate the net present value of these asset retirement costs to total $143,000 and $140,000 respectively.

Revenue Recognition by Barnico

        Barnico recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101. In general, revenue is recognized when an agreement for services between it and its customer exists, the services have been rendered, the revenue is fixed and determinable, and collection is reasonably assured. The majority of Barnico's services are provided under turnkey drilling contracts, whereby it contracts with its customers to drill wells for a fixed price. Barnico recognizes revenues from those turnkey drilling contracts as the work progresses based on its estimate of the percentage of the contract completed based upon the percentage of the contracted depth drilled.

        Barnico records an unbilled receivable for the percentage of the turnkey contract completed. It records an account receivable for drilling contracts completed, but for which money has not been collected. An allowance for doubtful accounts is provided for accounts management considers potentially uncollectible based on analysis and aging of accounts. During the first quarter of 2008, 2007 and the portion of 2006 in which we owned Barnico, and during the six-month period ended June 30, 2006, Barnico had no uncollectible accounts. If it receives a prepayment from a customer upon entering into a contract, it defers recognition of revenue on that amount until the contracted service is provided. In future periods, any differences between an estimate regarding the collectability of accounts and actual collections could have a material affect on our operating results. The costs relating to contracts are recognized as incurred.

Income Taxes

        The Company provided for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard takes into account the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company's deferred tax calculation requires it to make certain estimates about its future operations. Changes in state and federal tax laws, as well as changes in financial condition or the carrying value of existing assets and liabilities, could affect these estimates. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

Off-Balance Sheet Arrangements

        As of March 31, 2008 and December 31, 2007, we had no off-balance sheet arrangements reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

BUSINESS

Development

        We are an exploration and production company engaged in oil and gas exploration, drilling and development. We currently have oil and gas interests in Anderson County, Freestone County, Jones County and Leon County, Texas. Our strategy is to develop our current low risk, high probability prospects and to lease out deeper zones of our properties for royalty interests. Due to our lack of adequate resources we may utilize joint ventures or farm-outs to develop our properties.

        The Company was incorporated as Avondale Capital I Corp., a blank check company, under the laws of the State of Oklahoma on October 31, 2000. On September 16, 2002, we acquired all of the shares of stock of FHW, Inc. an Oklahoma corporation which provided financial consulting services. We discontinued these operations during the fourth fiscal quarter of 2003 and we remained inactive until February 23, 2005 when a new board of directors was appointed and we commenced operations as an oil and gas exploration and development company. On February 24, 2005, we changed our name to Wentworth Energy, Inc. (or "Wentworth").

        On May 12, 2005, we acquired 87% of the outstanding shares in Wentworth Oil & Gas, Inc., a Nevada corporation, ("Wentworth Oil") through a Share Exchange agreement. The remaining Wentworth Oil shares were acquired in August 2005 and February 2007. In exchange for Wentworth Oil, the Company issued a total of 1,632,000 shares of our common stock with an aggregate market value of approximately $0.5 million, in order to purchase all of its outstanding stock. Prior to the acquisition, Gordon C. McDougall, a former director and officer of Wentworth Energy, owned 13.5% of Wentworth Oil and therefore, did not take part in the negotiations for this acquisition. Effective October 3, 2007, the business of Wentworth Oil was wound up and dissolved pursuant to a plan of winding-up and dissolution, whereby the remaining assets and liabilities of Wentworth Oil were assumed by the Company.

        During 2006, the Company acquired a 75% working interest in the Pecos County property covering approximately 130 acres in Pecos County, Texas. Capitalized costs for this property totaled almost $0.2 million and included acquisition, exploration and asset retirement obligation costs.

        In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Energy, Inc.) ("Redrock"), with Petromax Technologies LLC to develop technology to extract oil from the tar sands. We transferred our Asphalt Ridge Tar Sands property near Vernal, Utah to Redrock for 2.5 million shares of Redrock, which is 23.5% of the issued and outstanding shares of common stock of Redrock. On September 20, 2006, Redrock ceased use of the Petromax technology after Redrock concluded that it was not commercially viable. Based on the cessation of the use of the Petromax technology, management believed that the Company's book value on this investment should be written down by $0.6 million to zero, and accordingly, this loss was recognized in our 2006 consolidated financial statements.

        During the first quarter of 2006, the Company acquired an 87.5% working interest on approximately 40 acres in Polk County, Texas, for $0.1 million. The Company spent approximately $1.6 million to develop this property through a third-party operator. The third-party operator incurred additional expenses of approximately $0.6 million to develop the well. Because the lack of production from the Polk County well made it economically unviable, and in lieu of paying the third-party the additional monies, we assigned our 87.5% working interest to the third-party operator during 2007. Once the operator had fully recouped their costs, the Company was to receive a 25% working interest in the proceeds from the sale of production from the well. After evaluating the production history, management believed it was prudent to record an impairment charge of $1.7 million for the Polk County well in 2007, resulting in a book value of zero.

        In July 2006, as part of the P.D.C. Ball mineral property and Barnico Drilling, Inc. ("Barnico") acquisition described in Note 5, "Oil and Gas Properties," in the notes to the consolidated financial statements, the Company purchased a 90% interest in 27,557 gross acres (22,682 net acres) of oil and gas fee mineral rights known as the "P.D.C. Ball mineral property" owned by Roboco Energy, Inc. in Anderson County, Freestone County and Jones County, Texas for $31.9 million, which included cash and issuance of Wentworth's stock. Funding for the acquisition was through the issuance of $32.4 million of senior secured convertible notes. Total capitalized costs for the year ended December 31, 2007 were $30.0 million. Due to the lack of available resources to fund further development at this time, we have recorded an impairment charge of $2.6 million at December 31, 2007 for the excess of the carrying value over the fair market value.

        Barnico is an East Texas-based drilling contractor with two drilling rigs. As of the end of 2006, because of the increase in oil and gas prices over the last several years, there had been a significant increase in drilling activity, resulting in a high demand for drilling contractors. We believed that this demand caused shortages in available drilling rigs and a significant increase in contract rates for drilling services. This acquisition helped us control our drilling costs, and meet our drilling schedule. Before the acquisition, Barnico provided its services to third parties, but we intended to and did use Barnico's drilling assets to develop our oil and gas holdings where possible. However, to the extent we were unable to fully utilize both of Barnico's drilling rigs, we contracted Barnico's drilling services to third parties in order to offset some of our overhead costs. During 2007, the drilling revenues from third parties declined significantly because Barnico's largest customer ceased its drilling in Barnico's service area and due to a lack of capital we were unable to utilize Barnico's resources to drill our own properties. In order to reduce overhead expenses, most of Barnico's employees were laid off during 2007. We recognized an impairment change of $2.7 million during 2007 for the excess of the carrying value of the equipment over its fair market value as determined by an independent appraisal. On May 12, 2008, the Company completed the sale of its subsidiary Barnico to CamTex Energy, Inc., a Colorado corporation, in exchange for a purchase price of $3,500,000. The Company received $50,000 on the closing of the transaction, and a promissory note in the amount of $3,450,000. The interest rate on the promissory note is 12% per annum, with interest paid quarterly and the principal paid at the maturity date, May 12, 2009.

        On November 1, 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, "Marathon") granting Marathon the right to explore and develop approximately 9,200 acres of our mineral property in Freestone County, Texas. The agreements give Marathon the right to drill oil and gas wells and develop the property. We retain a 21.5% royalty interest in any revenue generated from property located in zones below approximately 8,500 feet and a 23% royalty interest in any revenue generated from property located in zones above approximately 8,500 feet. Under the Joint Operating Agreement, we also have a 50% working interest in production from any wells drilled on the property in the zones above approximately 8,500 feet.

        We completed the sale of our interests in our Archer County, Wichita County, Pecos County and McMullen County oil and gas properties in December 2006. Because of their relatively small size and low production levels, and because the properties are scattered across north-central, western and southern Texas, we concluded that these properties might be uneconomical and would detract management from the opportunities on our largely contiguous 27,557 gross acre Anderson County, Freestone County and Jones County property in East Texas.

Principal Products

        We are an exploration and development company engaged in oil and gas exploration, drilling and development. We currently have oil and gas interests in Anderson County, Freestone County, Jones County, and Leon County, Texas. Our strategy is to explore and develop our Anderson County,

Freestone County and Jones County property. Our oil and gas activities are currently conducted solely in the United States. We do not own any interests in any mining properties.

Competitive Business Conditions

        We are a small exploration and development oil and gas company, and a substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do. We do not hold a significant competitive position in the oil and gas industry.

        The oil and gas business is highly competitive. We compete with private and public companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties. Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis. Such companies may be able to pay more for prospective oil and gas properties, and such competitive disadvantages could adversely affect our ability to acquire new properties or develop existing properties. Additionally, such companies may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial and human resources permit.

        Competitive conditions may be substantially affected by energy legislation and regulation considered from time to time by the governments of the United States and the State of Texas, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. Intense competition also occurs with respect to marketing, particularly of natural gas.

Dependence on Major Customers

        In July 2006, as a part of an acquisition, we acquired Barnico which owns two drilling rigs. In the short term, Barnico leased one of its rigs to third party drilling contractors. During 2006, 90% of Barnico's total revenue was from one customer, who was an unrelated party. During 2007, Barnico had two primary customers for drilling representing 26% and 13% of total sales, respectively. During the second half of 2007, the drilling operations were put on hold while management reconsidered the long-term viability of the drilling operations.

        We sell our natural gas production to various independent purchasers. During the year ended December 31, 2007, our gas sales were primarily to one customer who accounted for approximately 33% of our total sales. We have no obligations to provide oil or gas in fixed quantities or at fixed prices.

Regulations

        Various United States and federal regulations affect the production and sale of oil and natural gas. States in which we conduct activities impose restrictions on the drilling, production, transportation and sale of oil and natural gas. These regulations include requiring permits for drilling wells; maintaining prevention plans; submitting notification and receiving permits in relation to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly, and some of which carry substantial penalties for failure to comply. Inasmuch as new legislation affecting the oil and gas industry is commonplace, and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with these laws and regulations.

        These laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. We consider the cost of environmental protection a necessary and manageable part of our business. We have been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

        State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. The State of Texas has statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

        Our operations are also subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management. Permits, registrations or other authorizations are required for the operation of certain of our facilities and for our oil and gas exploration and future production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both. Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

        Our operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases. This may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

        Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect our future tax liability.

Environmental Matters

        Our exploration, development, and future production of oil and gas, including our operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations discussed below. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells. We consider the cost of environmental protection a necessary and manageable part of our business. We have been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

        Our activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 ("OPA"), the Clean Water Act ("CWA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), and the Safe Drinking Water Act ("SDWA"), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in our oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

        Under the OPA, a release of oil into water or other areas designated by the statute could result in us being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set out in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in us being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

        CERCLA and comparable state statutes, also known as "Superfund" laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a "hazardous substance" into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

        RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. We generate hazardous and non-hazardous solid waste in connection with our routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as "hazardous wastes" under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

        Because oil and gas exploration and production, and possibly other activities, have been conducted at some of our properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, from time to time we may agree to indemnify sellers of producing properties from which we acquire properties against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.

        Additionally, in the course of our routine oil and gas operations, surface spills and leaks, including casing leaks of oil or other materials occur, and we incur costs for waste handling and environmental compliance. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. We believe that we are in substantial compliance with applicable environmental laws and regulations.

        We do not anticipate being required in the near future to expend amounts that are material in relation to our total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance. There can be no assurance that more stringent laws and regulations protecting the environment will not be adopted or that we will not otherwise incur material expenses in connection with environmental laws and regulations in the future.

        We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, we are unable to predict with any reasonable degree of certainty our future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of our business. We have been able to plan for and comply with new initiatives without materially altering our operating strategies.

        We are subject to certain laws and regulations relating to environmental remediation activities associated with past operations, such as CERCLA and similar state statutes. In response to liabilities associated with these activities, accruals are established from time to time when reasonable estimates are possible. Estimated and accrued environmental remediation costs as of March 31, 2008 were approximately $143,000. This accrual represents the estimated costs associated with plugging abandoned wells by cementing the borehole, removing casing and other equipment, and leveling and replanting the surface. We use discounting to present value in determining our accrued liabilities for environmental remediation or well closure, but no material claims for possible recovery from third party insurers or other parties related to environmental costs have been recognized in our financial statements. We will adjust remediation accruals when new remediation responsibilities are discovered and probable costs become estimable, or when current remediation estimates must be adjusted to reflect new information.

        We believe that the operator of the properties in which we have an interest are in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Research and Development

        We are not currently conducting any research and development activities, other than property explorations and assessments.

Employees

        We currently have 7 employees. We employ a Chief Executive Officer, Chief Financial Officer, President, a reservoir engineer, a field superintendent, and two clerical and administrative employees in our Palestine, Texas office. In addition, we engage consultants on an as-needed basis for legal, accounting, technical, consulting, oil field, geological and administrative services. As production levels increase, we may need to hire additional personnel. None of our employees are represented by a union. We have never experienced an interruption in operations from any kind of labor dispute and we consider the working relationship among our staff to be excellent.

Oil and Gas Operations

        The following table summarizes our oil and gas production revenue and costs, our productive wells and acreage, undeveloped acreage and drilling activities for each of the last three years ended December 31.

	2007	2006	2005
Production
Average sales price per barrel of oil	$63.86	$65.30	$58.30
Average production cost per barrel of oil	$21.71	$43.12	$91.32	(1)
Net oil production (barrels)	177	1,263	509
Net gas production (mcf)	138,136	11,711	Nil
Productive wells — oil
Gross	2	3	11
Net	0	1	11
Productive wells — gas
Gross	30	26	Nil
Net	3	2	Nil
Developed acreage — oil
Gross acreage	200	240	540
Net acreage	6	32	270
Developed acreage — gas
Gross acreage	8,537	8,264	Nil
Net acreage	790	589	Nil
Undeveloped acreage — oil
Gross	Nil	Nil	Nil
Net	Nil	Nil	Nil
Undeveloped acreage — gas
Gross	19,100	19,286	17
Net	14,150	14,352	2
Drilling activity
Net productive exploratory wells drilled	0	2	Nil
Net dry exploratory wells drilled	4	0	Nil

    (1)
    Includes the cost of remediating 11 wells in 2005. There were no such costs in 2006 or 2007.

        We are not obligated to provide oil or gas in fixed quantities or at fixed prices under existing contracts.

Management's Experience

        Following is a summary of management's experience in the oil and gas industry. See "Directors and Executive Officers" for additional information concerning our management.

        Our Chief Executive Officer, David W. Steward, has been a landman for 39 years and is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. He is a 25%-owner, director and Vice President of Horseshoe Energy, Inc., a private oil and gas company, is a partner in Steward Oil and Gas, LLC and Sierra Mineral & Royalty, and remains active in the family oil and gas business. Mr. Steward also owns Steward Estates, which owns a commercial office building and is currently developing an 800-home subdivision near Conroe, Texas. Mr. Steward received a BBA degree from Texas A&I University, which is a part of Texas A&M university system. Mr. Steward oversees the evaluation, acquisition, financing and operation of our oil and gas properties.

        Our President, Michael S. Studdard, is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. He was an independent landman for 14 years and specialized in seismic, permitting and exploration ventures. Mr. Studdard is experienced in negotiating acquisitions of oil and gas properties, negotiating surface rights access, due diligence, reviewing production and title records, conducting surface inspections prior to drilling, regulatory compliance, and planning seismic exploration programs. Mr. Studdard is responsible for our day to day operations and overseeing our drilling programs.

        Our Chief Financial Officer, Francis K. Ling, has seven years of experience as chief financial officer of small corporations and prior to that he worked in the banking industry for 20 years, including six years as a commercial lender specializing in the oil and gas industry. Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers' Association. Mr. Ling is responsible for overseeing our day to day financial operations and for arranging financing for our oil and gas operations.

Oil & Gas Interests; Description of Property

Glossary

        The following glossary defines some of the technical terms used in the following discussion of our oil and gas business, as well as elsewhere in this Prospectus.

Term	Definition
Bitumen	Solid hydrocarbons such as tar in sedimentary rocks.
Development well	A well drilled in the known extent of a field.
Field	The surface area directly above one or more producing reservoirs on the same trap.
Formation	A mappable rock layer.
Mineral rights	The legal ownership of oil and gas below fee land. The mineral rights owner can explore and drill for gas and oil on that land. The mineral rights owner also owns and can produce the gas and oil. Mineral rights can be transferred by a lease.
Net revenue interest	100% minus all royalties on a well or property.
Operator	The company who contracts to drill a well, is responsible for maintaining a producing lease, or is in charge of operations in a working interest area.
Overriding royalty interest	An interest in production that is free and clear of any costs.
Play	A combination of reservoir rock, caprock and trap type that contains commercial amounts of petroleum in an area.
Re-enter	A wellbore re-entered after a period of suspension or abandonment.
Royalty	A percentage of the revenue from oil and gas production that is paid to the mineral rights owner and any other royalty owner. It is free and clear of the costs of production.
Stimulate	A technique for improving production from a reservoir; stimulation may involve acidizing, fracturing or simply cleaning out sand.
Trend	The area along which a petroleum play occurs.
Working interest	The ownership interests in a well that collectively bear all of the cost of production. The working interest owners receive their share of the production revenue after the royalty owners have taken their share and after expenses have been deducted.

        On a typical oil or gas well, the legal rights to use of the real estate are subdivided and variously allocated. The land use, or "surface rights," are almost always retained by the property owner, and used for their normal purposes, such as grazing of animals, farming, or, in rare cases, residential or commercial building sites. The rights to extract minerals from below the "surface" are identified as mineral rights and are the primary assets typically being leased (or in rare cases, purchased) by the oil companies. The minerals, as they are extracted and then sold, generate revenues. This revenue stream, or "gross revenue," is the subject of several financial charges, allocations and splits, depending upon the lease agreement. A percentage of these gross revenues may be immediately assessed, before any costs of extracting the minerals are deducted. This assessment is defined as an "overriding" royalty to signify that no deductions are allowed in its calculation. The mineral rights owner normally retains this form of royalty.

        Once the overriding royalties have been assessed, what remains is termed the net revenue interest ("net" of all overriding charges) and establishes the operating basis for the well or the "working interest." The working interest encompasses 100% of what remains after all royalties have been paid and is generally shared in some proportion with the actual providers of services at the well site ("operators") and other investors or oil companies seeking to exploit and profit from the well. The working interest bears all of the costs of operations, and only after this overhead has been deducted can the working interest owners determine if they have made a profit or sustained a loss. Allocation of capital expenditures at the well site are determined by the operator's agreement and any agreements among the working interest partners, such that drilling expenses, pump jacks, storage tanks, hook-ups to natural gas pipelines and similar one-time outlays are recovered or amortized by proceeds from the working interest revenues.

Anderson County, Freestone County and Jones County, Texas

        In July 2006, we purchased a 90% interest in the mineral rights, royalties and leases known as the P.D.C. Ball property pertaining to the oil, gas and liquid hydrocarbons, excluding coal and lignite, covering 27,557 gross acres (22,682 net acres) in Anderson, Freestone and Jones Counties in East Texas for $22.7 million cash and 4.3 millionshares of our common stock. For additional details concerning the terms of the purchase of this property, see "Item 6. Management's Discussion and Analysis or Plan of Operation — Overview". We estimate that the property will accommodate as many as 200 oil and gas wells over the next 10 years. In 2007, the property generated $0.2 million in royalties from wells operated by third party oil and gas companies and an additional $0.2 million in working and overriding royalty revenue from wells operated by Wentworth. The Company has budgeted approximately $5.0 million for drilling over the twelve months, subject to the availability of funds. See "Liquidity and Capital Resources" for information on funds availability.

        Of the 10% interest in the mineral rights not owned by the Company, a 4% interest is owned by Roboco Energy, Inc. ("Roboco"), a private company owned 1/3 by Michael S. Studdard, 1/3 by George D. Barnes and 1/3 by Tom J. Temples. Michael S. Studdard was subsequently appointed our President and a director, George D. Barnes was subsequently appointed our Vice President of Operations and a director, and Tom J. Temples was subsequently appointed our Vice President of Exploration and Production on August 21, 2006. The remaining 6% interest is owned by Horseshoe Energy, Inc., whose 25%-owner, Vice President and a director is David W. Steward, who was elected to our Board of Directors on July 26, 2007 and was appointed our Chairman and Chief Executive Officer on December 13, 2007. Overriding royalty interests totaling 5% of all oil and gas to be produced from wells drilled by us and from any wells drilled for us or in which we participate after July 26, 2006 on our Anderson, Freestone and Jones Counties property were granted as follows: 2% to George D. Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Smith who subsequently transferred their interests to Barnes Drilling & Exploration, Inc., and 3% to Roboco. None of these parties were affiliated with us prior to our purchase of the P.D.C. Ball property and none of our affiliates or directors prior to the purchase were affiliated with Roboco, Horseshoe Energy, Inc. or Barnes Drilling & Exploration, Inc.

        On most of these properties, we acquired ownership rights to the sub-surface minerals identified as hydrocarbon in nature. Gold and other precious metals are excluded from the rights acquired. In addition, on all of these properties we became the operator and the owner of 90% of the working interest, except for the portions of the property leased to third party oil and gas companies. Under these conditions, we have the economic ability to lease the extraction and development rights on our hydrocarbon zones to third parties, retaining a royalty interest ranging from 0.27% to 18.75% of production while not being responsible for any of the expenses. Alternatively, we also have the economic ability to develop the wells ourselves and not to lease the property to any third party. As of December 31, 2007, the portions of the property that are not leased to third parties are not producing revenue.

        On November 1, 2006, we signed two three-year Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, "Marathon") granting Marathon the right to explore and develop approximately 9,200 acres of the P.D.C. Ball Property in Freestone County, Texas. The agreements give Marathon the right to drill oil and gas wells and develop the property in zones below approximately 8,500 feet, and the right to participate with the Company in drilling and developing zones above approximately 8,500 feet as to a 50% working interest. We retained a 21.5% royalty interest in any revenue generated from the property below 8,500 feet and a 23% royalty interest in any revenue generated from the property above 8,500 feet.

        On the Marathon leased property, the first shallow well (above 8,500 feet) was drilled in December 2006 and began production in March 2007. The well, previously called the Red Lake 1-R, was renamed as the Studdard-Steward 1-R. Production ceased prior to November 2007 due to an accumulation of saltwater. Our engineers are considering various remedial actions at this point. If gas production cannot be economically restored we will consider converting it to a saltwater disposal well or abandon it.

        Marathon has been gathering seismic data during 2007 and identifying drilling locations for deep wells within the lease. We understand that a location to drill the first deep well has been identified by Marathon and drilling is expected to commence during the second quarter of 2008.

        On the remaining approximately 18,000 gross acres of P.D.C. Ball mineral property, during 2007, we were actively seeking significant industry partners to jointly develop the property. Several companies have expressed an interest in participating in a similar arrangement as the Marathon leases described above. Management is presently considering these proposals and conducting necessary due diligence. We are expecting to begin negotiations with one of these parties during the second quarter of 2008.

Freestone County, Texas (Brackens #1 and #2)

        In September 2006, we acquired from an unrelated party a mineral lease of approximately 193 acres, which is surrounded by the P.D.C Ball property for the sum of $67,711. The acquisition was to fill a "hole" in the P.D.C. Ball mineral block and it represents what our geologists have determined to possess low risk and high probability drilling locations. During January 2007, the Brackens #1 was successfully drilled and commenced production in February 2007. We have a 100% working interest and a net revenue interest of 76.25% in this well. Through December 2007, this well produced 93 MMCF of natural gas. Production, as of January 2008, shut down temporarily for remedial work on the down-stream compressor. We are expecting production to be restored shortly. Brackens #2 was drilled during March 2007 and was a dry hole.

Freestone County, Texas (Shiloh #1 and #3)

        Shiloh #1 and Shiloh #3 are existing wells and have produced natural gas since the 1970s. They are located on 640 acres within the P.D.C. Ball property, from which we previously received royalty interest revenue. During January 2007, we purchased a 50% working interest in both wells from an unrelated party for approximately $0.2 million. By this acquisition, we increased our net revenue interest by 38.75% and 38.5% in the Shiloh #1 and #3, respectively, and became the operator. Total production from these wells to December 2007 was 57 MMCF.

Polk County, Texas

        In January 2006, we entered into an agreement to purchase from an unrelated party an 87.5% working interest (a 65.625% net revenue interest) in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas, for $0.1 million cash. Through September 30, 2007, we incurred approximately $1.6 million to develop this property though a third-party operator and to re-enter the Polk County well. The third-party operator incurred additional expenses in excess of $500,000 to develop the well. Because the lack of production from the Polk County well made it economically unviable, and in lieu of paying the third-party an additional $500,000, we assigned our 87.5% working interest to the third-party operator during October 2007. Once the operator has fully recouped their costs, we will receive a 25% working interest in the proceeds from the sale of production from the well. After evaluating the production history, management believed it was prudent to write down the Company's book value on this investment to zero in 2007, resulting in an impairment charge of $1.6 million.

Asphalt Ridge Tar Sands, Utah

        In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah from an unrelated party for $100,000 cash and a 5% overriding royalty interest. The oil-saturated sands in the Mesa Verde Group and the Duchesne River Formation have been identified at varying depths from the surface to over 1,500 feet below the surface. In March 2006, we invested in a corporation, Redrock Energy, Inc, ("Redrock") (formerly Wentworth Oil Sands, Inc.), with Petromax Technologies LLC ("Petromax") to develop technology to extract oil from the tar sands. For our 23.5% stake in Redrock, we contributed the Asphalt Ridge Tar Sands leases to Redrock and issued to Petromax 200,000 of our common stock valued at $0.4 million and options to purchase 300,000 shares of our common stock at $1.25 per share. Redrock ceased using the Petromax technology when it proved commercially unviable. Petromax exchanged its 200,000 shares and 300,000 options in our common stock for a lesser position of 100,000 shares and 150,000 options to purchase common stock at $1.50 per share. Based on the cessation of the use of the Petromax technology, management believed that the Company's book value on this investment should be written down by $0.6 million to zero at December 31, 2006.

Archer County, Wichita County, Pecos County and McMullen County Properties

        We completed the sale of our interests in our Archer County, Wichita County, Pecos County and McMullen County oil and gas properties in December 2006. Because of their relatively small size and low production levels, and because the properties are scattered across north-central, western and southern Texas, we concluded that these properties might not be economic and would detract management from the opportunities on our largely contiguous 27,557 gross acres on our Anderson County, Freestone County and Jones County property in East Texas.

LEGAL PROCEEDINGS

        On September 25, 2006, UOS Energy, LLC ("UOS") commenced a lawsuit against us, our then-Chief Executive Officer, John Punzo, and our director, Roger Williams, in the Los Angeles Superior Court relating to our refusal to purchase certain tar sands leases in Utah in consideration of 1,000,000 shares of our common stock. We claimed the leases were not as represented and terminated the purchase agreement in November 2005. The lawsuit sought our issuance to UOS of a total of 5,900,000 shares of our common stock, cash royalties of 8% of any revenue from the Asphalt Ridge Tar Sands property transferred by us to Redrock Energy, Inc. in March 2006, additional shares of our common stock equal to the difference between a 12% royalty and the 8% cash royalty claimed, cash damages equal to 5,800,000 shares multiplied by the highest price per share at which our shares traded publicly between the date the shares were to be issued and the date of judgment under the lawsuit, additional cash damages of $5.5 million, and unspecified punitive damages and attorneys' fees and costs. During the pre-trial settlement meeting of March 3, 2008 both parties agreed to settle by completing the purchase of the tar sand leases in Utah, with UOS retaining the 100,000 Wentworth common shares initially issued for this transaction plus additional consideration of 800,000 common shares of Wentworth. By this settlement agreement, the lawsuit was discontinued as of March 3, 2008.

        On February 13, 2008, Kenneth L. Berry and Savant Energy Corporation commenced a lawsuit against us, our former Chief Executive Officer, John Punzo, our President, Michael Studdard, our Chief Financial Officer, Francis Ling, and our former director, Gordon McDougall, in the County Court at Law No. 4 of Nueces County, Texas. The lawsuit related to the Company's alleged breach of contract in which the plaintiff was to provide approximately $60.0 million in financing in consideration of 50% of the Company's outstanding common stock. The lawsuit sought to require the Company's continued performance of the alleged contract and/or recovery of any actual damages sustained by the plaintiff. In March 2008, the lawsuit was discontinued and the parties expect to resolve the matter by mediation.

        We are a party to various legal actions that arise in the ordinary course of our business. Based in part on consultation with legal counsel, we believe that (i) the liability, if any, under these claims will not have a material adverse effect on us, and (ii) the likelihood that the liability, if any, under these claims is material is remote.

MANAGEMENT

Management and Board of Directors

        The following table sets forth the name, age and position of each of our directors and executive officers as of May 21, 2008:

Name	Age	Position(s) With the Company	Position Held Since	Director Since/During
David W. Steward	58	Chief Executive Officer, Chairman of the Board and Director	December 13, 2007	July 26, 2007
Michael S. Studdard	58	President and Director	August 21, 2006	August 21, 2006
Francis K. Ling	52	Chief Financial Officer and Director	August 29, 2005	August 29, 2005
Roger D. Williams	50	Director	April 15, 2006	April 15, 2006
Neil Lande	70	Director	June 15, 2006	June 15, 2006

        Our directors will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for three-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors. There is no arrangement or understanding between our directors and officers and any other person under which any director or officer was or is to be selected as a director or officer.

        The following is a brief description of the business experience during the past five years of each of the above-named persons:

David W. Steward

        Mr. Steward was appointed our Chief Executive Officer and Chairman of the Board of Directors in December 2007. Mr. Steward has been a landman for 39 years and is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. He is a 25% owner, director and Vice President of Horseshoe Energy, Inc., a private oil and gas company, is a partner in Steward Oil and Gas, LLC and Sierra Mineral & Royalty, and remains active in the family oil and gas business. Mr. Steward also owns Steward Estates, which owns a commercial office building and is currently developing an 800-home subdivision near Conroe, Texas. Mr. Steward received a BBA degree from Texas A&I University, which is a part of the Texas A&M University system. Mr. Steward devotes 90% of his time to the company.

Michael S. Studdard

        Mr. Studdard is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. From 1992 to July 2006, he was an independent landman and founded Michael S. Studdard & Associates, a small, private company specializing in seismic permitting and exploration ventures. Mr. Studdard founded Signature Geophysical, where he was responsible for hiring and supervising landmen, field crews, sales, and marketing. From 1989 to 1992, he was Regional Director of Sales for GFS Company, where he was responsible for coordinating and managing sales and marketing activities and developing relationships with oil and gas companies including Mobil, Texaco, Exxon and Chevron in addition to independent exploration companies. From 1986 to 1992, he was the National Sales Director with TGC Industries. From 1976 to 1986, he was co-owner of Ward Exploration, where he was Manager of Public Relations and sales responsible for personnel and budgets as well as manager of field crew operations. Prior thereto, Mr. Studdard served in various capacities with SPS Services, Inc.

Francis K. Ling

        Mr. Ling was appointed our Chief Financial Officer on August 29, 2005 and Secretary on August 28, 2007, and has been serving in those capacities ever since. From March 2000 until June 2006, he was Chief Financial Officer for Dixon Networks Corporation, a private contracting company with approximately 500 employees that specializes in the engineering and construction of fiber optic networks for large telecommunication companies primarily in British Columbia, Alberta, Washington and Oregon. Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers' Association. Mr. Ling served as Chief Financial Officer of Redrock from May 2006 until November 30, 2006. Mr. Ling is chairman of our Audit Committee. He resides in Canada and devotes 90% of his time to the Company.

Roger D. Williams

        Mr. Williams has over 25 years of professional engineering and senior legal experience with major projects, including onshore and offshore Gulf of Mexico leases, the Trans-Alaska Pipeline System, gas fields in Indonesia and the Philippines, and power plants developed in tandem with upstream oil and gas projects. He also has extensive industry experience working for over nine years as a lead engineer for Exxon on several major upstream projects, including strategic planning, financial analysis and reservoir development studies. From January 2002 until September 2005, Mr. Williams served as managing partner of the Hong Kong office of the law firm of Troutman Sanders LLP, a firm with over 600 practicing attorneys. From September 2000 until December 2001 and from October 2005 until March 2006, Mr. Williams was a partner in Troutman Sanders LLP's Washington, D.C. office. He has held various legal and petroleum industry positions both as a practicing attorney and professional engineer since 1979. Mr. Williams has degrees in petroleum and chemical engineering, and received his law degree from the University of Alabama in 1991. His legal career included practice with Skadden, Arps, Slate, Meagher & Flom LLP in Washington, D.C., Hong Kong and Singapore. In March 2006, he left the private practice of law and became CEO and a director of Redrock. Mr. Williams is also a Senior Vice President of Pure Power Asia Pte Ltd., a renewable energy company developing biofuels and bioenergy projects around the world using leading-edge technologies. Mr. Williams currently resides in Singapore.

Neil Lande

        Neil Lande was an investment banker and financial analyst for over 30 years. Working for firms such as Abraham & Company Investment Advisory in New York, Cowen & Company Financial Analysis, and Underwood Neuhaus & Co. Investment Banking, he has spent much of his career covering the oil services sector. Since 1990, Mr. Lande has been a partner in Houston-based Republic Capital Interests where he has built or bought and sold numerous businesses and 7,600,000 square feet of commercial buildings and shopping centers. As an investment banker, Mr. Lande worked on corporate turnarounds, public offerings, and the development of customized financing vehicles for contract drillers to finance the purchase of equipment with off-balance sheet financing. In an advisory capacity he has initiated numerous private placements, primarily for companies in the oil service industry. Mr. Lande has a BSBA degree from Babson College in Boston.

        There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

Audit Committee and Audit Committee Financial Expert

        We have an audit committee comprised of only one director at the present time — Francis K. Ling. Our board of directors has determined that Mr. Ling, is a financial expert, as that term is defined under applicable securities regulations. Mr. Ling is our Chief Financial Officer and is, therefore, not "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14 under the Securities Exchange Act of 1934. Although Mr. Ling is not "independent," our board of directors determined that his presence on the committee is in the best interests of the Company due to his significant experience and knowledge regarding the subject within the Audit Committee's oversight and the fact that he is the only director qualifying as an "audit committee financial expert." Because of our limited resources and these exceptional circumstances, we view his presence on the Audit Committee as necessary and appropriate, despite the fact that the audit committee's charged duties include oversight of Mr. Ling's performance as our Chief Financial Officer. In order to mitigate the potential conflicts that arise from Mr. Ling's service as a committee charged with his own oversight, Mr. Ling refers matters to the Board of Directors as appropriate. We are currently seeking to appoint a new independent director to the audit committee and anticipate having this situation rectified by June 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities ("10% Shareholders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% shareholders are required by the Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with, except (i) Francis K. Ling, Chief Financial Officer and director, was late in reporting one transaction on Form 4 — Statement of Changes in Beneficial Ownership; and (ii) Roger D. Williams, a director, was late in filing two reports on Form 4 — Statement of Changes in Beneficial Ownership — each reporting one transaction.

Code of Ethics

        We have adopted a code of ethics which applies to all our directors, officers and employees. A copy of our "Code of Ethics and Business Conduct for Officers, Directors and Employees" was filed with the Securities and Exchange Commission as Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2005 filed on April 17, 2006 and incorporated herewith by reference. In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission rules, we intend to disclose such amendment or waiver and the reasons therefore in a Form 8-K or in our next periodic report.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer, to our two most highly compensated executive officers who were serving as executive officers at December 31, 2007, other than our Chief Executive Officer, and up to two additional individuals for whom disclosure would have been required but for the fact that the individuals were not serving as executive officers at December 31, 2007 (collectively, the "Named Executed Officers").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David W. Steward, CEO	2007	—	—	—	—		—	—	21,250		21,250
	2006	—	—	—	—		—	—	—		—
John Punzo, Former CEO	2007	—	—	—	161,109		—	—	440,139	(3)	601,248
	2006	—	—	—	2,464,261	(2)	—	—	531,700	(3)	2,995,961
Michael S. Studdard, President	2007	—	—	—	3,387,490		—	—	168,850		3,556,340
	2006	—	—	—	1,433,744		—	—	70,800		1,504,544
Tom J. Temples, Former Vice President	2007	—	—	—	3,387,490		—	—	168,850		3,556,340
	2006	—	—	—	1,433,744		—	—	70,800		1,504,544

(1)
The value of option awards vested during the year are based upon the assumptions described in Note 14, "Stock-Based Compensation," in the notes to the consolidated financial statements for the year ended December 31, 2007 and are deemed part of the disclosure herein.

(2)
Includes $0.8 million representing the value of option awards vested during the year in respect of compensation for service as a director.

(3)
Fees paid to Panterra Capital Inc., a private company controlled by John Punzo, including management services of $0.2 million (2006 — $0.4 million bonus) and office rent of $1,200 (2006 — $3,600).

        The amounts payable to each of the Named Executive Officers listed in the Summary Compensation Table above were previously negotiated as terms in each of their consulting or services agreements prior to each individual working with the Company, were not tied to specific performance goals or targets for the Company and were not subject to adjustment during the fiscal year for which they were paid, unless the Company and such individual negotiated an amendment to that individual's consulting or services agreement. Because the Company was a relatively new operating Company at the time each Named Executive Officer's agreement was negotiated, the Company did not have specific performance goals or targets determined, and its negotiation of the consulting or services agreements were highly dependent on the Company cash flow projections and, since the Company included equity compensation, the market value of its common stock.

        The material terms of each Named Executive Officer's services agreement or arrangement is as follows:

David W. Steward

        On November 1, 2007, we entered into a one year management agreement with David Steward, who was appointed our Chief Executive Officer and Chairman of our Board of Directors on December 13, 2007. He has also been a member of the Board of Directors since July 26, 2007. This consulting agreement contains the following provisions: a monthly fee of $15,000 ($180,000 annually); the granting of stock options as approved by the Board of Directors; an annual bonus based on the Company's financial results and other factors; and upon termination of the agreement by us, a severance payment which will consist of honoring any stock options granted. In addition, he will earn the option to purchase 1,000,000 shares of our common stock at $0.50 per share exercisable until November 1, 2008.

John Punzo

        On October 1, 2005, we entered into a five year management agreement with Panterra Capital Inc. ("Panterra"), a private company the sole shareholder of which is John Punzo, our former Chief Executive Officer and Chairman and a current director. This agreement was terminated on December 13, 2007 due to the terms of the amended debt agreement which required the resignation of Mr. Punzo. The management agreement had contained the following provisions: a monthly fee of $14,000 ($164,000 annually); the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year (issuable to Mr. Punzo at Panterra's request); and upon termination of the agreement by us, a severance payment equal to $164,000 representing 12 months of fees. On August 10, 2006, we made a $0.4 million bonus payment to Panterra. In connection with the termination of the management agreement with Panterra on December 13, 2007, we paid Panterra $0.2 million and issued stock options to purchase 1,000,000 shares of our common stock at $0.75 per share, which options are immediately exercisable and terminate on December 13, 2013.

Michael S. Studdard

        On July 25, 2006, we entered into a three-year consulting agreement with Michael S. Studdard, who was appointed our President and a director on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. On November 14, 2007, the exercise price of the stock options was amended from $1.50 to $0.75.

        On July 4, 2006, we granted options to Michael S. Studdard to purchase 350,000 shares of our common stock at a price of $1.50 per share until June 15, 2009. These options vest at 29,167 shares per calendar quarter commencing July 2006. On November 14, 2007, the stock option was amended to reduce the exercise price from $1.50 to $0.75 and to modify the option expiration date until June 15, 2012.

Tom J. Temples

        On July 25, 2006, we entered into a three-year consulting agreement with Tom J. Temples, who was appointed our Vice President of Exploration and Production on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase

2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. On November 14, 2007, the exercise price of the stock options was amended from $1.50 to $0.75.

        On July 4, 2006, we granted options to Tom J. Temples to purchase 350,000 shares of our common stock at a price of $1.50 per share until June 15, 2009. These options vest at 29,167 shares per calendar quarter commencing July 2006. On November 14, 2007, the stock option was amended to reduce the exercise price from $1.50 to $0.75 and to modify the option expiration date until June 15, 2012.

        On March 1, 2008 Tom J. Temples resigned and his three-year consulting agreement was terminated. In connection with the termination, we paid a severance amount of $47,500 to Mr. Temples on April 1, 2008.

        In order to secure the services provided under the contracts discussed above, the contracting parties required that the Company enter into independent contractor consulting arrangements with the individuals or entities providing those services, rather than hiring them as actual employees of the Company. As such, the Company neither withholds nor remits payroll taxes on behalf of any of our independent contractors or their employees (see "Risk Factors — If Our Independent Contractors are Characterized as Employees, We Would Be Subject to Employment and Withholding Liabilities, Past Taxes and Penalties").

Outstanding Equity Awards at Fiscal Year End

        The following tables set forth information concerning unexercised options, stock that has not vested, and equity incentive awards outstanding as of December 31, 2007 for each of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End
Option Awards

Name	Number of Securities Underlying Unexercise Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Original Option Exercise Price ($)		Option Expiration Date
John Punzo, Former CEO	480,000		—	—	$0.25		February 28, 2011	(2)
	1,000,000		—	—	$.050		February 28, 2012	(3)
	500,000		—	—	$0.75	(4)	February 28, 2012	(4)
David Steward, CEO	—		—	—	—		—
Michael S. Studdard, President	1,175,004	(1)	—	783,328	$0.75	(5)	June 15, 2012	(5)
Tom J. Temples, Former Vice President	1,175,004	(1)	—	783,328	$0.75	(5)	June 15, 2012	(5)

(1)
The stock options granted to Michael S. Studdard and Tom J. Temples each vest at a rate of 195,834 options per calendar quarter commencing July 1, 2006.

(2)
On November 14, 2007, this stock option agreement was amended to extend the option expiration date from February 28, 2008 to February 28, 2011.

(3)
On November 14, 2007, this stock option agreement was amended to extend the option expiration date from February 28, 2009 to February 28, 2012.

(4)
On November 14, 2007, this stock option agreement was amended to reduce the option exercise price from $3.85 to $0.75 per share and to extend the expiration date from February 28, 2009 to February 28, 2012.

(5)
On November 14, 2007, this stock option agreement was amended to reduce the option exercise price from $1.50 to $0.75 and to extend the option expiration date from June 15, 2009 to June 15, 2012.

Outstanding Equity Awards at Fiscal Year End
Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Marker Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Punzo, Former CEO	—	—	—	—
David Steward, CEO	—	—	—	—
Michael S. Studdard, President	—	—	—	—
Tom J. Temples, Former Vice President	—	—	—	—

        On November 14, 2007, we amended the stock option agreements with certain of our Named Executive Officers to reduce the stock option exercise price and increase the option term. We considered these changes necessary to provide an incentive for these key people in lieu of cash compensation. A summary of the amendments to the stock option agreements of our Named Executive Officers is as follows:

		Option Exercise Price		Option Expiry Date
Name and Title	Number of Shares Underlying Options	Original	Amended	Original	Amended
John Punzo, Former CEO	480,000	$0.25	No change	February 28, 2008	February 28, 2011
John Punzo, Former CEO	1,000,000	$0.50	No change	February 28, 2009	February 28, 2012
John Punzo, Former CEO	500,000	$3.85	$0.75	February 28, 2009	February 28, 2012
Michael Studdard, President	2,350,000	$1.50	$0.75	June 15, 2009	June 15, 2012
Tom Temples, Former Vice President	2,350,000	$1.50	$0.75	June 15, 2009	June 15, 2012

        In addition, certain of the stock option agreements were amended to remove a provision whereby if the holder ceased to be a director, officer, consultant or employee of the Company, the holder would be entitled to exercise the stock option for a period of only 30 days after the date of such cessation.

        The material terms of our agreements with our Named Executive Officers relating to the payment of retirement benefits, and payments in connection with their resignation, termination or change in responsibilities following a change of control are described in "Summary Compensation Table" above.

Compensation of Directors

        The following table sets forth information concerning the compensation of our directors, excluding Named Executive Officers who are also directors, for the year ended December 31, 2007:

Directors Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
George D. Barnes	—		—	—		—	—	3,556,340	(1)	3,556,340	(1)
Neil Lande	6,250	(7)	—	159,092		—	—	—		165,342	(2)
Francis K. Ling	—		—	131,902	(4)	—	—	629,031	(2)	760,933	(3)
Roger D. Williams	6,250	(7)	—	235,661		—	—	—		241,911	(5)
Gordon C. McDougall	—		—	239,797		—	—	—		239,797	(6)

(1)
Mr. Barnes received no compensation in respect of his services as a director in 2007, however he received fees totaling $168,850 and option awards vested in 2007 valued at $3,387,490 in respect of his service in 2007 as our Vice President of Operations.

(2)
Mr. Lande received $6,250 in directors' fees for the last quarter of 2007 and option awards vested in 2007 valued at $159,902 in respect of his service as a director.

(3)
Mr. Ling received fees totaling $132,000 and option awards vested in 2007 valued at $497,031 in respect of his service in 2007 as our Chief Financial Officer.

(4)
Directors' options to purchase 200,000 shares of our common stock at a price of $0.50 per share until April 15, 2010 were outstanding as of December 31, 2007.

(5)
Mr. Williams received $6,250 in directors' fees for the last quarter of 2007 and option awards vested in 2007 valued at $235,661 in respect of his service as a director.

(6)
Mr. McDougall received option awards vested in 2007 valued at $239,797 in respect of his service as a director.

(7)
Commencing in the fourth quarter of 2007, independent directors received $6,250 for each quarter of their service.

        During 2007 and 2006, we did not have a standard compensation arrangement for our directors. As a result, the compensation for each director was negotiated independently with that director prior to him agreeing to be a member of our Board of Directors, which resulted in differences in compensation arrangements among our directors. The material terms of each individual director's compensation are included in the footnotes to the table above.

        On November 14, 2007, we amended the stock option agreements with certain of our directors and officers, excluding Named Executive Officers who are also directors, to reduce the stock option exercise price and increase the option term. We considered these changes necessary to provide an incentive for these directors and officers in lieu of cash compensation. A summary of the amendments to the stock option agreements of our directors and officers is as follows:

		Option Exercise Price		Option Expiry Date
Name and Title	Number of Shares Underlying Options	Original	Amended	Original	Amended
Francis K. Ling, CFO	1,146,000	$0.50	No change	February 28, 2008	February 28, 2011
Francis K. Ling, CFO	200,000	$0.50	No change	April 2, 2010	April 2, 2013
George Barnes, Vice President	2,350,000	$1.50	$0.75	June 15, 2009	June 15, 2012
Neil Lande, Director	200,000	$4.20	$0.75	June 15, 2009	June 15, 2012
Roger D. Williams, Director	250,000	$1.50	$0.75	February 28, 2011	No change

        In addition, certain of the stock option agreements were amended to remove a provision whereby if the holder ceased to be a director, officer, consultant or employee of the Company, the holder would be entitled to exercise the stock option for a period of only 30 days after the date of such cessation.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

        Except for transactions set forth under the heading "Executive Compensation" and as set forth below, there have been no transactions or proposed transactions since the beginning of our last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-B.

        On May 29, 2006 and July 4, 2006, we granted options to George D. Barnes to purchase 2,000,000 shares and 350,000 shares, respectively, of our common stock at a price of $1.50 per share until June 15, 2009. The portion of these option awards vested during the year and were valued at $1.4 million. On November 14, 2007, we amended these stock option agreements to reduce the option exercise prices to $0.75 per share and to extend the option expiration dates until June 15, 2012.

        On May 12, 2008, the Company completed the sale of its subsidiary Barnico to CamTex Energy, Inc., a Colorado corporation, in exchange for a purchase price of $3,500,000. The Company received $50,000 on the closing of the transaction, and a promissory note in the amount of $3,450,000. The interest rate on the promissory note is 12% per annum, with interest paid quarterly and the principal paid at the maturity date, May 12, 2009. George Barnes, Vice President of Operations and Director of the Company, as well as President of Barnico, was appointed as an officer of CamTex Energy, Inc. immediately prior to closing the transaction (but after the transaction had been negotiated), and in connection with the transaction resigned from his positions as Vice President of Operations and Director of the Company, effective as of May 12, 2008, to remain in his current position with Barnico. In connection with Mr. Barnes' employment termination, Mr. Barnes and the Company have entered into a Termination of Consulting Agreement, dated May 12, 2008, pursuant to which the Company agrees to pay all monthly fees owed to Mr. Barnes until the effective date of the termination of his employment, and agrees to waive the non-compete provisions in place under Mr. Barnes consulting agreement with the Company. In exchange, Mr. Barnes agrees to release and waive his right to any severance fee payable under that consulting agreement.

Director Independence

        We have determined that the following individuals who served as our directors during any part of the last completed fiscal year are independent, as that term is defined in Item 407 to Regulation S-B:

Name	Committee Membership
Neil Lande	Audit Committee
Roger D. Williams	None

        We have determined that the following individuals who served as our directors during any part of the last completed fiscal year are not independent, as that term is defined in Item 407 to Regulation S-B:

Name	Committee Membership
John Punzo	None
Michael S. Studdard	None
Francis K. Ling	Audit Committee
George D. Barnes	None
Gordon C. McDougall	Audit Committee
Severino Amorelli	None
James F. Whiteside	None

Indemnification of Officers and Directors

        The Oklahoma Statutes provide that we may indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he or she reasonably believed to be in our best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Conflicts of Interest

        There will be occasions when the time requirements of our business conflict with the demands of the officers' other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of additional personnel will be available or that they can be obtained upon terms favorable to us.

        Some of our officers and directors also are officers, directors, or both of other corporations. These companies may be in direct competition with us for available opportunities.

        Our Chairman and Chief Executive Officer, David W. Steward, is a director and Vice President of Horseshoe Energy, Inc., which owns a 6% undivided interest in the P.D.C. Ball mineral property (except for the royalty interest received in lieu of the working interest on the portion of the P.D.C. Ball property leased to Marathon, which royalty interest was assigned to Sierra Minerals & Royalty). Mr. Steward is also a 25% partner and his wife and son are the other owners of Sierra Minerals & Royalty, which holds a royalty interest on the portion of the P.D.C. Ball mineral property which was leased to Marathon.

        Our President, Michael S. Studdard, is an officer, director or owner of the following companies who own interests in oil and gas properties, or provide services to companies that own interests in oil and gas properties, in East Texas: Mike Studdard & Associates, PMS Leasing, Bayou Interests, Roboco Energy, Inc., Rock Bottom Oil Company, GP, LLC, and South Buffalo Partners. Our former Vice President of Operations, George D. Barnes, is an officer, director or owner of the following companies that own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties, in East Texas: Barnes Drilling and Exploration, Inc., Roboco Energy, Inc., and Rock Bottom Oil, GP, LLC. Our former Vice President of Exploration and Production, Tom J. Temples, is an officer, director or owner of the following who own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties in, East Texas: Advanced Environmental Solutions, LLC, and Roboco Energy, Inc. Our Chief Executive Officer, Chairman and director, David W. Steward, is an officer, director or owner of the following companies that own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties in East Texas: Horseshoe Energy, Inc., Steward Oil and Gas, LLC and Sierra Minerals & Royalty. Mr. Studdard, Mr. Barnes and Mr. Temples have agreed to not accept any work, enter into a contract or accept any obligation that is inconsistent or incompatible with their positions with us, but their fiduciary obligations to these companies may, from time to time, conflict with their obligations to us. The determination of whether a contract or obligation is inconsistent or incompatible with the positions of these individuals with the Company will be within the control of each individual, and if any of these individuals have conflicting fiduciary duties to us and to any other entity, we have no assurance that the Company will be given a priority over any other entity in resolving a conflict in fiduciary duties.

        Our Code of Ethics requires all our officers and directors to avoid any action that may involve, or may appear to involve, a conflict of interests with us. However, our directors and officers may, in the future, become affiliated with other companies in businesses similar to ours. As such, they will have fiduciary duties to these other companies. To the extent that a director or officer identifies business opportunities that may be suitable for companies with whom they are affiliated, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities.

        Our Code of Ethics requires all officers or directors to disclose to us any situation that presents the possibility of a conflict of interests. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the Oklahoma General Corporation Act (the "OGCA"). Under the OGCA, a transaction between a corporation and an interested director or officer may be protected against challenges based solely on the conflict of interest if (a) the material facts of the interested relationship are disclosed or known and the transaction is approved in good faith by vote of either the majority of the disinterested directors, or the shareholders; or (b) the transaction is fair to the company at the time it is approved. We will endeavor to resolve such conflicts amicably.

        As of December 31, 2007, we owed approximately $48,000 to our directors and officers, or to corporations owned by our directors and officers, in respect of unpaid fees and unreimbursed expenses in the ordinary course of business. The amounts due are unsecured were without interest and stated terms of repayment. There were no amounts payable to our directors and officers as of March 31, 2008.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of the date hereof with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,300,000	$0.75	1,078,249
Equity compensation plans not approved by security holders	14,943,500	$0.62	n/a
Total	16,243,500	$0.63	1,078,249

        On July 26, 2007, the Company's stockholders approved a stock incentive plan (the "Stock Incentive Plan") hereby awards of stock or stock options for up to 2,378,249 shares of our common stock may be issued as incentives to our directors, officers, employees, consultants and advisors. Under the Stock Incentive Plan, the exercise price of incentive stock options granted must not be less than the fair market value of our common stock on the date of grant.

        On January 9, 2006, we adopted a directors' stock option plan (the "Directors' Stock Option Plan") that provided for the grant to each of our directors of stock options to purchase up to 200,000 shares of our common stock after each full year of service as a director. This plan was terminated in respect of service following implementation of our Stock Incentive Plan.

        Prior to the implementation of the Stock Incentive Plan and the Directors' Stock Option Plan, we did not have a formal equity compensation plan and our Board of Directors granted stock options on an ad hoc basis to directors, officers, employees and consultants.

Security Ownership of Certain Beneficial Owners

        The following table provides information regarding our shares of outstanding Common Stock beneficially owned as of the date hereof by (a) each person who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (b) each of our directors, (c) each of our Named Executive Officers, and (d) all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes a voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date hereof, are deemed beneficially owned and outstanding from computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person, except with respect to group totals.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		% of Class
5% Beneficial Owners (1)
Roboco Energy, Inc. (2) 5110 Anderson County Road 2206, Palestine, TX	Common	1,500,000		5.3%
Gordon C. McDougall 15577 Columbia Avenue, White Rock, BC, Canada	Common	1,653,000	(12)	5.6%
John Punzo 16149 Morgan Creek Crescent, South Surrey, BC, Canada	Common	3,305,500	(8)	10.6%
George D. Barnes 1006 Anderson County Road 2212, Palestine, TX	Common	3,887,506	(6)	13.0%
Tom J. Temples 415 Hollenbeck Road, Irmo, SC	Common	3,262,506	(10)	10.9%
Directors
Roger D. Williams 34956 Vintage Place, Roundhill, VA	Common	351,200	(3)	1.2%
Neil Lande 5814 Tanglewood Park, Houston, TX	Common	210,000	(4)	0.7%
Francis K. Ling #98,2603 - 162nd Street, Surrey, BC, Canada	Common	1,407,500	(7)	4.8%
Named Executive Officers
David W. Steward 100 West Gregg Street, Fairfield, TX	Common	67,300	(5)	0.2%
Michael S. Studdard 5110 Anderson County Road 2206, Palestine, TX	Common	3,262,506	(9)	10.9%
All Directors and Executive Officers as a Group	Common	3,798,506	(11)	11.1%

(1)
The terms of our senior secured convertible notes and related warrants restrict the noteholder from converting or exercising the senior secured convertible notes or related warrants if the senior secured convertible noteholder (and its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise. The terms of our convertible debentures and related warrants restrict the debentureholder from (a) converting the convertible notes if the convertible debentureholder (and its affiliates) would beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion and (b) exercising the related warrants if the convertible debentureholder (and its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. Due to the ownership restriction in the senior secured convertible notes, convertible debentures and warrants, we did not list any of the holders of the notes, debentures or warrants from the January 2006, July 2006 or October 2007 private placement as 5% or greater beneficial owners in this table.

(2)
A private company owned 1/3 by Mr. Michael S. Studdard, 1/3 by Mr. George D. Barnes and 1/3 by Mr. Tom J. Temples.

(3)
Represents 101,200 shares of common stock owned of record by Mr. Williams and 250,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Williams.

(4)
Represents 10,000 shares of common stock owned of record by Mr. Lande and 200,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Lande.

(5)
Represents 67,300 shares of common stock owned of David W. Steward and Pam Steward, as joint tenants.

(6)
Represents 625,000 shares of common stock owned of record by Mr. Barnes, 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Barnes owns 1/3 of the issued and outstanding shares, and 1,762,506 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Barnes.

(7)
Represents 61,500 shares of common stock owned of record by Mr. Ling and 1,346,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Ling.

(8)
Represents 500 shares of common stock owned of record by Mr. Punzo, 325,000 shares of common stock owned of record by Panterra Capital Inc., a private company the sole shareholder of which is Mr. Punzo, and 2,980,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Punzo.

(9)
Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Studdard owns 1/3 of the issued and outstanding shares and 1,762,506 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Studdard.

(10)
Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Temples owns 1/3 of the issued and outstanding shares and 1,762,506 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Temples.

(11)
This total counts the 1,762,506 shares of common stock owned by Roboco Energy, Inc. (and included in the share counts for its three shareholders) only once.

(12)
Represents 133,000 shares of common stock owned of record by Mr. McDougall and 1,520,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. McDougall.

DESCRIPTION OF SECURITIES

        The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this Prospectus is a part. The material terms of such exhibits are disclosed herein.

Dividend Policy

        Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

        Our authorized capital consists of 302,000,000 shares of stock. We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of $0.001 par value preferred stock, which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors. As of May 22, 2008, we had 28,236,907 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of our common stock: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

CONVERTIBLE DEBENTURE FINANCING

        On January 12, 2006, we entered into a series of agreements, as described in our Form 8-K filed January 23, 2006, to sell to YA Global Investments, L.P. (formerly known as Cornell Capital Partners, LP) ("Cornell"), a total of $1,500,000 in convertible debentures and three warrants (each representing 500,000 shares of our common stock) having exercise prices at $0.60, $0.80 and $1.00, respectively. The closing price of our common stock on January 12, 2006 was $0.58. The agreements included, without limitation, a Securities Purchase Agreement, two Security Agreements, an Investor Registration Rights Agreement, two secured convertible debentures, a Pledge and Escrow Agreement, a Pledge Agreement and three warrants to purchase common stock. As of October 31, 2007, $445,000 of the convertible debentures originally acquired by Cornell had been converted, with $1,055,000, plus interest, remaining due and payable. The converted portion of the debentures was converted on June 15, 2006 into 684,615 shares of our common stock, at a conversion price of $0.65 per share. Cornell paid the proceeds from the convertible debentures in two tranches, which proceeds were not escrowed but paid directly to us.

        On October 31, 2007, in connection with the renegotiation of the senior secured convertible notes discussed below in "Senior Secured Convertible Note Financing," Cornell agreed to exchange the convertible debentures and warrants for $1,418,573 in amended and restated secured convertible debentures and 1,500,000 in warrants with an exercise price of $0.001. The agreements with Cornell include, without limitation, an Amendment and Exchange Agreement, two amended and restated secured convertible debentures (the "convertible debentures") and three amended and restated warrants to purchase common stock (the "Cornell warrants"), each dated October 31, 2007. We entered into these agreements with Cornell to (i) waive all existing defaults, including, without limitation, defaults relating to the failure or inability by us to register the common stock underlying the existing convertible debentures and warrants issued pursuant to a Securities Purchase Agreement dated January 12, 2006 (the "Cornell Securities Purchase Agreement") and (ii) amend and restate Cornell's existing convertible debentures and warrants. The Pledge and Escrow Agreement, the Escrow Agreement, the Investor Registration Rights Agreement and one of the Security Agreements were terminated and our obligation to register the shares of common stock underlying the convertible debentures and the warrants was eliminated. The closing price of our common stock on October 31, 2007 was $0.28.

        This section includes a summary of the material provisions of the Amendment and Exchange Agreement, the convertible debentures and the Cornell warrants. For additional information, please refer to the full text of those agreements, each of which is attached as an exhibit to our Form 8-K filed on November 6, 2007.

        The convertible debentures have a maturity date of January 11, 2009, accrue interest at 10% per annum commencing on October 31, 2007 and are convertible into our common stock at a price per share equal to the lesser of (a) $0.65 per share, or (b) an amount equal to 85% of the lowest volume weighted average price of our common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell may not convert the convertible debentures for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion.

        At the time we entered into the initial agreements with Cornell, our share price had averaged approximately $0.60 for the preceding 10-day period. After accepting $1,500,000 from Cornell, and deploying those sums in the Company's operations, the share price rose to $1.80 in mid-February, at which time (February 13, 2006) a registration statement was filed to register securities issued and to-be-issued on Cornell's behalf. That registration statement was subsequently withdrawn on May 12, 2006. The convertible debenture price of $0.65 and the three warrant strike prices of $0.60, $0.80 and $1.00 per share, were at or above-market when the initial agreements closed and the investment was originally accepted. At the time of investment by Cornell, these would have caused no dilution to the then-current shareholders; however, any conversion of the convertible debentures or exercise of the warrants by Cornell at this time will cause dilution to our shareholders. At the time we entered into the amended and restated convertible debentures, our share price had averaged approximately $0.23 for the preceding 10-day period.

        A subsequent registration statement was filed to register securities issued and to-be-issued on Cornell's behalf on August 24, 2006 and amended on December 21, 2006, but that registration statement was also withdrawn. At the time we issued the amended and restated convertible debentures, the new warrant conversion price of $0.001 was below the closing price of our common stock on October 31, 2007 of $0.28.

Cornell Amendment and Exchange Agreement

        The Amendment and Exchange Agreement (Exhibit 4.22 to our Form 8-K Filed November 6, 2007) provides for, among other things:

  •
  the amendment and restatement of the convertible debentures issued under the Cornell Securities Purchase Agreement;

  •
  the amendment and restatement of the warrants issued under the Cornell Securities Purchase Agreement;

  •
  the acknowledgment and agreement of Cornell that the Pledge and Escrow Agreement, dated as of January 12, 2006, by and among the Company, Cornell and the escrow agent and the Escrow Agreement, dated as of January 12, 2006, by and among the Company, Cornell and the escrow agent are terminated and of no further force and effect;

  •
  the termination of (i) the Security Agreement, dated as of January 12, 2006, by Wentworth Oil in favor of Cornell, (ii) each of those side letter agreements dated as of June 20, 2006 and July 25, 2006 by and between the Company and Cornell and (iii) the Investor Registration Rights Agreement, dated as of January 12, 2006, by and between the Company and Cornell, thereby eliminating the Company's obligation to register the shares of common stock underlying the convertible debentures and warrants;

  •
  the amendment of the Cornell Securities Purchase Agreement and the Security Agreement dated as of July 12, 2006 ("Cornell Security Agreement"), by and between Cornell and the Company to, among other things, (i) amend certain defined terms and provisions therein to conform to the transactions discussed above, (ii) to suspend the effectiveness of certain affirmative and negative covenants in the Cornell Securities Purchase Agreement and Cornell Security Agreement until such time as the senior secured convertible notes have been fully paid and satisfied and (iii) to bring down certain of the representations and warranties made in the Cornell Securities Purchase Agreement, with appropriate amendments and qualifications; and

  •
  Cornell to irrevocably waive: (i) any and all breaches, defaults or events of default by the Company arising under the Cornell Securities Purchase Agreement and certain other transaction documents prior to the date thereof, (ii) any fees, charges and penalties arising under the Cornell Securities Purchase Agreement and certain other transaction documents prior to the date thereof in connection with any such breaches, defaults or events of default, and (iii) any and all breaches, defaults or events of default by the Company arising under the Cornell Securities Purchase Agreement and certain transaction documents prior to or after the date thereof as a result of the debt, security and equity documents entered into in connection with the Investors' Securities Purchase Agreement, the Amendment Agreements and the senior secured convertible notes.

Convertible Debentures

        The convertible debentures (Exhibit 4.23 to our Form 8-K filed November 6, 2007) have an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing on October 31, 2007. Our obligations under the convertible debentures are secured by a security interest in substantially all of our personal assets pursuant to the Cornell Security Agreement; however, that security interest is subordinated to the security interest created under the Amended and Restated Security Agreement in favor of the Investors as described above.

Conversion

        The convertible debentures are convertible at the option of Cornell into shares of our common stock at an initial conversion price per share equal to the lower of $0.65 (the "Fixed Conversion Price") or 85% of the lowest volume weighted average daily closing prices of our common stock during the 15 trading days immediately preceding the conversion date, subject to anti-dilution adjustment (the "Market Conversion Price"). The anti-dilution adjustments include a "full-ratchet" provision that is triggered if we issue or sell any shares of our common stock or common stock equivalents (such as options, warrants or convertible securities, but excluding certain specified securities) for a consideration per share less than the initial conversion price. If the anti-dilution provisions are triggered, the Fixed Conversion Price for the convertible debentures will be reduced to an amount equal to the consideration per share of the new issuance or sale.

        Notwithstanding the foregoing, under the terms of the convertible debentures, Cornell may only convert up to 4.9% of our then-issued and outstanding shares on any conversion date. In addition, until April 30, 2008, Cornell was entitled to only convert at the Fixed Conversion Price. Finally, Cornell may not, in any of the six separate 30-day periods beginning on the six month anniversary of the execution date thereof and ending on the twelfth month anniversary thereof, convert the convertible debentures at the Market Conversion Price in an amount in excess of the greater of (y) $150,000 or (z) 10% of the total dollar volume of the common stock traded on the OTC Bulletin Board or any subsequent market according to Bloomberg, LP for the thirty day period immediately prior to the applicable period. The restrictions in the immediately preceding two sentences shall not apply upon the occurrence of an Event of Default as defined in and pursuant to the convertible debentures or if waived in writing by us.

        In the event that on a conversion date (i) the number of authorized and unissued shares are insufficient to pay the principal and interest hereunder in common stock, (ii) the common stock is not listed or quoted for trading on the OTC Bulletin Board or on a subsequent market, (iii) we fail to timely satisfy a conversion or (iv) the issuance of common stock would result in a violation of the volume restrictions placed on conversion of the convertible debentures (as described above), then at the option of Cornell, and in lieu of delivery of shares of common stock, we must deliver within three trading days an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the conversion price and multiplied by the highest closing price of the stock from the date of the conversion notice until the date the cash payment is made.

        In addition, if we do not deliver any cash due in respect of conversion of a convertible debenture or as payment of interest thereon by the fifth trading day after the conversion date, then Cornell may, by notice to us, require us to issue shares of common stock pursuant hereto, except that for such purpose the conversion price applicable thereto shall be the lesser of the conversion price on the conversion date and the conversion price on the date of demand by Cornell.

Buy-In

        If we fail to deliver to Cornell the common stock within five trading days after Cornell has opted to convert the convertible debentures, and if after the fifth trading day Cornell purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by Cornell of common stock it anticipated receiving upon such conversion (a "Buy-In"), then we must (A) pay in cash to Cornell (in addition to any remedies available to or elected by Cornell) the amount by which (x) Cornell's total purchase price (including brokerage commissions, if any) for the common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that Cornell anticipated receiving from the conversion at issue multiplied by (2) the market price of the common stock at the time of the sale giving rise to such purchase obligation and (B) at the option of Cornell, either reissue a convertible debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to Cornell the number of shares of common stock that would have been issued had we timely complied with our delivery requirements.

Redemption

        We may redeem the convertible debentures, in whole or in part, by providing Cornell with five trading days advance written notice. The redemption amount will equal the principal amount, plus accrued interest, plus a redemption premium equal to the product of (a) the positive difference, if any, between the lowest weighted average price (as defined in the amended and restated convertible debentures) of the common stock during the five trading days preceding the date of the redemption notice and the conversion price and (b) the quotient obtained from dividing the outstanding principal amount plus accrued interest by the conversion price on the date of the redemption notice.

Participation Rights

        Cornell is not entitled to any of the rights of a holder of our common stock including the right to vote, to receive any dividends paid or distributions made to the holders of our common stock; however, the conversion price of the convertible debentures would be adjusted in the event of a dividend distribution, stock split or the issuance of any rights, options or warrants to all of the holders of our common stock.

Merger, Consolidation or Sale of Assets

        In case of any merger or consolidation of the Company, or any subsidiary of the Company, or the sale by the Company, or one of the subsidiaries of the Company, of more than one-half of its assets in one or a series of related transactions, Cornell has the right (i) to exercise any of its rights under the convertible debentures as it would have upon the occurrence of an event of default, (ii) to convert the aggregate amount of the convertible debenture then outstanding into shares of common stock and other securities, cash and property receivable upon or deemed to be held by holders of common stock following such merger, consolidation or sale, and Cornell is entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of common stock into which such aggregate principal amount of the convertible debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (iii) in the case of a merger or consolidation, to require the surviving entity to issue to Cornell one or more convertible debentures with a principal amount equal to the aggregate principal amount of the existing convertible debentures then held by Cornell, plus all accrued and unpaid interest and other amounts owing thereon, and otherwise with terms identical to the terms of the respective convertible debenture, and is entitled to all of the rights and privileges of the holder set forth in the convertible debenture and the agreements pursuant to which the convertible debentures were issued. These provisions do not apply to any merger or consolidation of or sale by the Company or any subsidiary of the Company entered, into in connection with a "Company Full Mandatory Redemption" (as defined in the senior secured convertible notes).

Covenants

        The convertible debentures contain several affirmative and negative covenants by us which are typical for transactions of this type, as well as the obligation to reserve out of the Company's authorized and unissued common stock a number shares equal to the number of shares of common stock issuable upon conversion of the convertible debentures. The affirmative and negative covenants generally do not apply until such time as the senior secured convertible notes are no longer outstanding.

Events of Default

        The convertible debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

  •
  suspension from trading or failure of our common stock to be listed for trading or the OTC Bulletin Board or subsequent market for more than five consecutive trading days;

  •
  failure to make payment of the principal amount of, or interest on or other charges in respect of the convertible debentures when due and payable;

  •
  failure to deliver shares of our common stock prior to the fifth trading day after a conversion date;

  •
  failure to deliver the payment in cash pursuant to a "Buy-In" (as described above) within three days after notice is delivered;

  •
  breach of any representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days;

  •
  an event of default shall have occurred and be continuing under the senior secured convertible notes;

  •
  we (or any of our subsidiaries) are party to any "Change of Control Transaction" (as described below);

  •
  we or any of our subsidiaries commences a voluntary case, consents to the entry of an order for relief against us in an involuntary bankruptcy case, consents to the appointment of a receiver,

    trustee, assignee, liquidator or similar official, makes a general assignment for the benefit of our creditors or admits in writing that we are generally unable to pay our debts as they become due;

  •
  a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against us or any of our subsidiaries in an involuntary case, appoints a custodian of us or any of our subsidiaries for all or substantially all of our property or orders the liquidation of us or any of our subsidiaries and, in each case, such order or decree is not dismissed or stayed within thirty days of such entry; and

  •
  we or any of our subsidiaries shall default in any of our obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of us or any of our subsidiaries in an amount exceeding $500,000 (other than the senior secured convertible notes), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

        After the occurrence of an event of default, Cornell has the right to require us to redeem the full principal amount of the convertible debentures, together with interest and other amounts owing in respect thereof, immediately in payment of cash; provided, however, that Cornell may request payment of such amounts in common stock.

Change of Control Transaction

        We would be in default of the convertible debentures if we were to enter into any, or be a party to any Change of Control Transaction. A change in control transaction means the occurrence of (a) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of effective control (whether through legal or beneficial ownership of our capital stock, by contract or otherwise) of in excess of fifty percent of our voting securities, (b) a replacement at one time or over time of more than one-half of the members of our board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent or more of our assets or any subsidiary in one or a series of related transactions with or into another entity, or (d) our execution of an agreement to which we are a party or by which we are bound, providing for any of the events set forth above in (a), (b) or (c), provided that in no event shall any event or circumstance, transaction, agreement or arrangement of any kind entered into by us in connection with our exercise of our full mandatory redemption right under the senior secured convertible notes be considered a "Change of Control Transaction."

Amended and Restated Warrants

        We issued to Cornell three amended and restated warrants (in the form of Exhibit 4.24 to our Form 8-K filed November 6, 2007), which entitle Cornell to purchase up to an aggregate of 1,500,000 shares of our common stock until January 12, 2011, at an initial exercise price of $0.001 per share. The Cornell warrant holder is not entitled to exercise the Cornell warrants if to do so would cause the aggregate number of shares of common stock beneficially owned by such holder and its affiliates to exceed 4.99% of the outstanding shares of common stock following such exercise. On November 5, 2007, Cornell exercised warrants to purchase 1,000,000 shares of our common stock on a cashless basis for a total of 997,500 shares of our common stock.

Adjustment of Exercise Price and Warrant Shares

        The exercise price of the Cornell warrants and the number of shares issuable upon exercise of the Cornell warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the exercise price in the event that we issue any common stock or common stock equivalents (such as options, warrants, or other convertible securities) in the future for a consideration per share less than the then initial exercise price, except for the issuance of certain excluded securities. Upon such issuances, the exercise price reduces to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities. The exercise price of the Cornell warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the Cornell warrants. In the event the exercise price of the Cornell warrants is lowered, the number of shares issuable upon exercise of the Cornell warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilutive adjustment multiplied by the exercise price of the Cornell warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

        If we subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased and the number of shares underlying the Cornell warrants will be proportionately increased. Similarly, if we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the Cornell warrants will be proportionately decreased.

        In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our board of directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the Cornell warrant holder.

        If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of common stock, then the Cornell warrant exercise price will be reduced to a price determined by multiplying such exercise price by a fraction of which (A) the numerator is the closing sale price of the common stock on the trading day immediately preceding the record date minus the value of the dividend or distribution (as determined in good faith by our board of directors) applicable to one share of common stock, and (B) the denominator shall be the closing price of the common stock on the trading day immediately preceding such record date. In addition, either (i) the number of warrant shares obtainable upon exercise of the Cornell warrant will be increased to a number of shares equal to the number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of common stock entitled to receive the dividend or distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding sentence, or (ii) in the event that the distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of the Cornell warrant shall receive an additional warrant to purchase common stock, the terms of which shall be identical to those of the Cornell warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of the Cornell warrant pursuant to the distribution had the holder exercised the Cornell warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of the Cornell warrant was decreased with respect to the distribution pursuant to the terms of the immediately preceding sentence.

        In addition, the Cornell warrants contain a "cashless exercise" provision providing that the holder may exercise the Cornell warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the holder had exercised the Cornell warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

Purchase Rights

        If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the "Purchase Rights"), then holders of the Cornell warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Cornell warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

Organic Change

        Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or other transaction in each case which is effected in such a way that holders of common stock are entitled to receive stock, securities or assets with respect to or in exchange for common stock is referred to as an "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring person or (ii) other Organic Change following which the Company is not a surviving entity, the Company is obligated to secure from the acquiring person purchasing such assets or the successor resulting from such Organic Change) a written agreement (in form and substance satisfactory to the holders of the Cornell warrants representing at least two-thirds of the warrant shares issuable upon exercise of the Cornell warrants then outstanding) to deliver to each holder of Cornell warrants in exchange for such Cornell warrants, a security of the acquiring entity evidenced by a written instrument substantially similar in form and substance to the Cornell warrants and satisfactory to the holders of the Cornell warrants (including an adjusted warrant exercise price equal to the value for the common stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of common stock acquirable and receivable upon exercise of the Cornell warrants without regard to any limitations on exercise, if the value so reflected is less than any applicable warrant exercise price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company must make appropriate provision (in form and substance satisfactory to the holders of Cornell warrants representing a majority of the warrant shares issuable upon exercise of the Cornell warrants then outstanding) to insure that each of the holders of the Cornell warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the warrant shares immediately theretofore issuable and receivable upon the exercise of such holder's Cornell warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of warrant shares which would have been issuable and receivable upon the exercise of such holder's Cornell warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of the Cornell warrants). The restrictions described above do not apply to any transaction, agreement or arrangement entered into by the Company in connection with a Company Full Mandatory Redemption (as such term is defined in the senior secured convertible notes), and any such transaction, agreement or arrangement shall not be an Organic Change for purposes of the Cornell warrants.

Failure to Deliver Warrant Shares or Cornell Warrants

        If the Company or its transfer agent fails for any reason to issue to the holder within ten days of receipt of the exercise delivery documents, a certificate for the number of warrant shares to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of warrant shares to which the holder is entitled, then the Company must pay, in addition to any other remedies under the Cornell warrants or otherwise available to such holder, as additional damages in cash to such holder on each day the issuance of such certificate for warrant shares is not timely effected an amount equal to 0.025% of the product of (i) the sum of the number of warrant shares not issued to the holder on a timely basis and to which the holder is entitled, and (ii) the closing bid price of the common stock for the trading day immediately preceding the last possible date which the Company could have issued such common stock to the holder without violating the delivery requirement in the Cornell warrant.

        Similarly, if within ten days after the Company's receipt of the exercise delivery documents, the Company fails to deliver a new Cornell warrant to the holder for the number of warrant shares to which such holder is entitled to, then, in addition to any other available remedies under the Cornell warrant or the placement agent agreement, or otherwise available to such holder, the Company must pay as additional damages in cash to such holder on each day after such 10th day that such delivery of such new Cornell warrant is not timely effected an amount equal to 0.25% of the product of (i) the number of warrant shares represented by the portion of the Cornell warrant which is not being exercised and (ii) the closing bid price of the common stock for the trading day immediately preceding the last possible date which the Company could have issued the Cornell warrant to the holder without violating the delivery requirement in the Cornell warrant.

Authorized and Reserved Shares of Common Stock

        During the term of the Cornell warrants, the Company is obligated to have authorized and reserved at least 100% of the number of shares of common stock needed to provide for the exercise of the rights then represented by the Cornell warrants. If at any time the Company does not have a sufficient number of shares of common stock authorized and available, then the Company is required to call and hold a special meeting of its stockholders within 60 days for the sole purpose of increasing the number of authorized shares of common stock.

Holder not a Stockholder

        Except as otherwise specifically provided in the Cornell warrants, no holder of a Cornell warrant, as such, is entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor does the Cornell warrants confer upon the holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of the warrant shares which he or she is then entitled to receive upon the due exercise of the Cornell warrants.

Intercreditor and Subordination Agreement

        The Intercreditor and Subordination Agreement (Exhibit 4.16 to our Form 8-K filed July 26, 2006) subordinates any debt or security interests created under the convertible debenture financing agreements to those of the senior secured convertible notes as described below.

SENIOR SECURED CONVERTIBLE NOTE FINANCING

        On July 25, 2006, we entered into several agreements with investors (the "Investors" or "holders") in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants. The agreements included, without limitation, a Securities Purchase Agreement, dated July 24, 2006, and a Security Agreement, a Pledge Agreement, a Guaranty, a Registration Rights Agreement, senior secured convertible notes and warrants to purchase common stock, and an Intercreditor and Subordination Agreement (as described under "Convertible Debenture Financing), each dated July 25, 2006. Subsequently, we entered into six Deeds of Trust in respect of our real property in Texas, and our subsidiary, Barnico Drilling, Inc. ("Barnico"), entered into a Guaranty and a Joinder Agreement making Barnico subject to the Security Agreement. In connection with the sale of Barnico in May 2008, Barnico was released from all of its obligations under these agreements.

        On October 31, 2007, we entered into several agreements with Investors in a transaction providing for, among other things, the issuance of $48,776,572 in amended and restated senior secured convertible notes and the issuance of $5,000,000 in a new senior secured convertible note. The agreements include, without limitation, the Amendment Agreements, the amended and restated senior secured convertible notes, a new senior secured convertible note, the amended and restated Series A warrants, the amended and restated Series B warrants, a new Series B warrant, a new Series A warrant, the other new Series A warrants, an Amended and Restated Registration Rights Agreement, an Amended and Restated Security Agreement, an Amended and Restated Pledge Agreement, an Amended and Restated Barnico Guaranty and four Amended and Restated Deeds of Trust, each dated October 31, 2007.

        We entered into these October 31, 2007 agreements due to certain disputes between the Company and the Investors relating to, among other things, the failure or inability of the Company to register the common stock underlying the original senior secured convertible notes (the "original senior secured convertible notes") and related warrants (the "original warrants") issued pursuant to the Securities Purchase Agreement between us and the Investors dated as of July 24, 2006 (the "Original Securities Purchase Agreement") (as originally disclosed on the Company's Current Report on Form 8-K filed July 27, 2006). In connection with these disputes, some of the Investors had delivered event of default redemption notices to us, and the collateral agent, as mortgagee, had posted foreclosure notices (as disclosed in our Current Report on Form 8-K filed August 16, 2007). The collateral agent and the lead noteholder subsequently entered into certain temporary forbearance agreements, thereafter joined in by other Investors, pursuant to which the collateral agent and those Investors agreed to forbear temporarily from foreclosing under the Deeds of Trust and exercising their remedies under one or more of the other collateral documents (as originally disclosed on our Current Report on Form 8-K filed September 4, 2007).

        The agreements among us and the Investors discussed herein (attached as exhibits to the Current Report on Form 8-K filed on November 6, 2007) waive all existing defaults (other than defaults occurring upon or continuing after the date of such agreements) and moot all existing event of default redemption notices, as well as provide for an additional $5,000,000 New Senior Secured Convertible Note issued to one of the Investors in exchange for new funds provided to us.

        The following is a summary of the material provisions of those agreements, including the amended and restated senior secured convertible notes and the new senior secured convertible notes (together, the "senior secured convertible notes") and the amended and restated warrants and new warrants to purchase common stock (together, the "warrants"). For additional information, please refer to the full text of those agreements, each of which is attached either as an exhibit to the Form 8-K filed on July 26, 2006 or the Form 8-K filed on November 6, 2007. The closing price of our common stock on July 25, 2006 was $2.10, and the closing price of our common stock on October 31, 2007 was $0.28.

        The senior secured convertible notes have a maturity date of October 31, 2010 (unless extended by the noteholders as described below), accrue interest at 9.15% and are convertible into our common stock at an initial price per share of $0.65. The Investors may not convert notes for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

        We filed a registration statement to register securities underlying the original senior secured convertible notes and warrants on the Investors' behalf on August 24, 2006. That registration statement was withdrawn on September 6, 2007. At the time we issued the amended and restated senior secured convertible notes and the new senior secured convertible note, the note conversion price and amended and restated Series B warrant and new Series B warrant exercise price (both $0.65) were at or above-market, but the amended and restated Series A warrant, the new Series A warrant and the other new Series A warrant conversion price of $0.001 was below the closing price of our common stock on October 31, 2007 of $0.28.

Amendment Agreements

        Separate Amendment Agreements (Exhibit 4.11 to our Form 8-K filed November 6, 2007) were entered into with each of the six Investors. The Amendment Agreements provide for, among other things:

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  the amendment of the Original Securities Purchase Agreement to provide for, among other things:

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  the amendment and restatement of the original senior secured convertible notes issued under the Original Securities Purchase Agreement;

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  the amendment and restatement of the original warrants, issued under the Original Securities Purchase Agreement;

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  our issuance to the Investors of other new Series A warrants;

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  our issuance to one of the Investors of a new senior secured convertible note and a new Series A warrant and a new Series B warrant;

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  the amendment of certain defined terms and provisions in the Original Securities Purchase Agreement to conform to the transactions contemplated by the Amendment Agreements and to update the representations and warranties made in the Original Securities Purchase Agreement, with appropriate amendments and qualifications;

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  the hiring of a new Chief Executive Officer reasonably satisfactory to be required holders (this requirement has now been satisfied);

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  the termination of the Escrow Agreement dated September 8, 2006 between us and the collateral agent;

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  the termination and release of record of three of the original Deeds of Trust in respect of properties which the Company had previously sold;

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  the acknowledgement and agreement of the Investors to the dissolution of Wentworth Oil, our wholly-owned subsidiary, and to the release of Wentworth Oil from any past and future obligations and liabilities pursuant to the transaction documents to which it was a party; and

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  consent to the amended and restated senior secured convertible notes, the new senior secured convertible notes, the amended and restated Series A and Series B warrants, the new Series A and Series B warrants and the other new Series A warrant, the execution of an Amended and Restated Registration Rights Agreement, an Amended and Restated Pledge Agreement, an Amended and Restated Security Agreement, an Amended and Restated Barnico Guaranty, and four Amended and Restated Deeds of Trust;

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  the waiver of (i) any and all breaches, defaults, events of default and equity conditions failures by us, Wentworth Oil or Barnico, arising under the Original Securities Purchase Agreement or any other existing transaction document prior to the date thereof (other than breaches, defaults, events of default and equity conditions failures occurring upon or continuing after the date of such agreements); and (ii) any fees, charges and penalties arising under the Original Securities Purchase Agreement or any other existing transaction document prior to the date thereof in connection with any such breaches, defaults, events of default or equity condition failures; and

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  the withdrawal of any and all existing event of default redemption notices given to us in connection with the original senior secured convertible notes.

Securities Purchase Agreement

        The Securities Purchase Agreement (Exhibit 4.11 to our Form 8-K filed on July 27, 2006 and as amended by the Amendment Agreements), provides for the purchase by the Investors and the sale by us of senior secured convertible notes in the aggregate principal amount of $48,776,572 and warrants to purchase 84,804,411 shares of our common stock. The Securities Purchase Agreement contains representations and warranties made by us and the Investors which are typical for transactions of this type. The representations and warranties made by us in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

        Section 4 of the Securities Purchase Agreement contains a variety of covenants on our part which are typical for transactions of this type, as well as the following covenants:

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the obligation to not, while the senior secured convertible notes are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on our common stock, without the consent of the holders of the senior secured convertible notes representing not less than a majority of the aggregate principal amount of the then outstanding senior secured convertible notes;
☐	the obligation to not issue any additional senior secured convertible notes or any future variable priced securities;
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the obligation to not file any registration statement with the Securities and Exchange Commission (the "Commission") or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 120 business days following the date the initial registration statement required by the Amended and Restated Registration Rights Agreement is declared effective by the Commission and thereafter until the second anniversary of the date thereof (or until no senior secured convertible notes are outstanding, if later), not to engage in any such activity without providing the Investors a right of first refusal with respect to the same; and
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the obligation to maintain the number of our authorized and reserved shares equal to 130% of the number of shares of common stock issuable as interest shares, upon conversion of the notes or exercise of the amended and restated and new Series B warrants and 100% of the number of shares of common stock issuable upon exercise of the amended and restated and new Series A and other new Series A warrants.

        The Securities Purchase Agreement also obligates us to indemnify the Investors (and their stockholders, partners, members, officers, directors, employees, direct and indirect, and any of their representatives or agents) and other holders of the securities issued to them for certain losses resulting from, among other things, (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of our obligations, and (3) certain third party claims.

        As required under the Original Securities Purchase Agreement, we entered into an Escrow Agreement with the buyer representative, acting on behalf of the Investors, and an escrow agent pursuant to which any proceeds received by us from leasing the mineral leasehold rights to any parcel of land we own were to be deposited into an interest bearing account with the escrow agent. The Escrow Agreement was terminated pursuant to the Amendment Agreements.

Senior Secured Convertible Notes

        The amended and restated senior secured convertible notes (Exhibit 4.12 in our Form 8-K filed November 6, 2007) have an aggregate principal amount of $48,776,572 and the new senior secured convertible note (Exhibit 4.13 in our Form 8-K filed November 6, 2007) has an aggregate principal amount of $5,000,000. The amended and restated senior secured convertible notes and the new senior secured convertible note are from time to time referred to herein collectively as the senior secured convertible notes. The senior secured convertible notes are convertible into shares of our common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments. The principal amount of the amended and restated senior secured convertible notes includes the aggregate principal amount of $32,350,000 of the original senior secured convertible notes, as well as interest and penalties that accrued under the original senior secured convertible notes. Our obligations under the senior secured convertible notes are secured by a security interest in substantially all of our assets and substantially all of the assets of our wholly-owned subsidiary, Barnico.

Repayment of Principal

        The principal amount, accrued and unpaid interest and any unpaid late charges of the senior secured convertible notes is to be repaid on the maturity date of October 31, 2010, subject to the right of the holders to extend the date (i) if an event of default has occurred and is continuing or an event with the passage of time and the failure to cure would result in an event of default, in each case, on the maturity date, (ii) if we have a change in control event, as defined in the senior secured convertible notes, through the date that is ten business days after the change in control if the change in control is announced prior to the maturity date or (iii) if the holder in its discretion chooses to extend the maturity date to a date this is not later than October 31, 2012.

Conversion

        The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to the lowest price paid for any newly issued or sold shares of common stock, except for the issuance of certain excluded securities. The grant of options, warrants or convertible securities is considered the issuance of shares of common stock and the conversion or exercise price for options, warrants or convertible securities is considered the price paid for issued shares of common stock. In the event we issue shares of common stock at a price lower than the initial conversion price, the conversion price of the senior secured convertible notes will be automatically convert to the lower price, and existing stockholders would suffer dilution.

Buy-In

        If we fail to issue a certificate to a holder or credit a holder's balance account with DTC, as applicable, for the number of shares of common stock to which the holder is entitled upon conversion, and if after the third trading day the holder purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by the holder of common stock it anticipated receiving from us upon such conversion, then we must, within three business days after the holder's written request and in the holder's discretion, either (A) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of common stock purchased (the "Buy-In Price"), at which point our obligation to issue and deliver such certificate or to credit the holder's balance account with DTC for the number of shares of common stock to which the holder is entitled upon conversion will terminate, or (B) promptly honor its obligation to deliver to the holder a certificate or certificates representing such common stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of common stock, times (2) the closing bid price on the conversion date.

Payment of Interest

        The senior secured convertible notes bear an interest rate of 9.15% per annum, subject to increase upon an event of default to 15% per annum if a default is not cured. Interest on the senior secured convertible notes commences on April 1, 2008 and is payable quarterly (with the first such interest payment date being July 1, 2008) and may, at our option if the "Equity Conditions" described below are satisfied, be paid by the issuance of our common stock. Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

        The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date of determination (but not prior to October 31, 2007) and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), (x) any registration statement required to be filed during the Equity Conditions Measuring Period by the Amended and Restated Registration Rights Agreement has been filed and any registration statement required to be effective during the Equity Conditions Measuring Period has been effective and available for the resale of the securities covered thereby and there have been no grace periods or (y) all such securities are eligible for sale without restriction or the need for registration, (2) our common stock has been designated for quotation on the OTC Bulletin Board or any other eligible market on each day during the Equity Conditions Measuring Period and shall not have been suspended (other than suspensions of not more than five days provided no suspensions have occurred for 30 days immediately prior to the applicable date of determination) or be subject to a threat of or pending delisting or suspension, (3) during the Equity Conditions Measuring Period we have timely delivered all shares of our stock upon conversion of the senior secured convertible notes and upon exercise of the warrants, (4) the shares of our common stock to be issued may be issued without causing a holder's beneficial ownership of the common stock to exceed 4.99% of our outstanding common stock and without violating the rules of the OTC Bulletin Board or any other eligible market, (5) we shall have not failed to timely make any payment required to be made under the senior secured convertible notes, warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Measuring Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving us, (7) we shall have no knowledge of any fact that would cause the registration statement required pursuant to the Amended and Restated Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of common stock issuable upon conversion of the senior secured convertible notes or exercise of the warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) we shall have been in material compliance with and shall not have materially breached any provision or representation or warranty in the senior secured convertible notes, warrants, and related agreements.

Redemption

        Any holder may, with the consent of the holders of the senior secured convertible notes representing a majority of the aggregate principal of the senior secured convertible notes outstanding, require that we redeem a principal amount equal to up to one-third of the original principal amount of the senior secured convertible note plus accrued and unpaid interest and late charges, if any, by providing us with written notice (the "Holder Optional Redemption Notice") within 15 days after October 31, 2008 or October 31, 2009. Redemption of the senior secured convertible notes is at 100% of the principal amount of the senior secured convertible notes being redeemed.

        We may require the holders to return a principal amount equal to up to one-third of the original principal amount of the senior secured convertible notes if the Equity Conditions described above are satisfied, by providing the holders with written notice within 15 days after October 31, 2008 or October 31, 2009. Redemption of the senior secured convertible notes is at 100% of the principal amount of the senior secured convertible notes being redeemed.

        In addition, upon receipt of a partial redemption notice by the holders (described above), we may require the holders to return the full principal amount of the senior secured convertible notes if no event of default has occurred and is continuing, by providing the holders with written notice within 15 days after the date on which the holders deliver the redemption notice. In the case of a full redemption by us, we are required to redeem the senior secured convertible notes at an amount equal to the sum of (i) 100% of the principal amount of the senior secured convertible notes that the holders requested to be redeemed and (ii) the product of the remaining outstanding principal amount of the senior secured convertible notes and 109.15%, in the case of a full redemption by us on or about October 31, 2008, and 118.3%, in the case of a full redemption by us on or about October 31, 2009. Upon exercise of the full redemption by us, the amended and restated Series B and new Series B warrants will become exercisable by the holders thereof.

Participation Rights

        The holders of the senior secured convertible notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an as-if-converted basis.

Covenants

        The senior secured convertible notes contain a variety of covenants which are typical for transactions of this type as well as the following covenants:

  •
  the obligation to reserve out of our authorized and unissued common stock a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the senior secured convertible notes;

  •
  the obligation not to, and not to permit our subsidiaries to, incur other indebtedness, except for certain permitted indebtedness;

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  the obligation not to, and not to permit our subsidiaries to, incur or permit to exist liens in respect of our or their property or assets, except for certain permitted liens;

  •
  the obligation not to, and not to permit any of our subsidiaries to, redeem, repay or make any payments in respect of, any permitted indebtedness if at the time of such payment an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

  •
  the obligation not to redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior written consent of the required holders, provided that we shall be entitled to make a distribution of 200,000 shares in Redrock without required holder consent; and

  •
  the obligation not to, and not to permit our subsidiaries to, make or agree to make any capital expenditures not in the ordinary course of its business (including any capital expenditure in connection with (i) the drilling of any well-site, (ii) the purchase or lease of any real property or (iii) the purchase or lease of any asset with a fair market value in excess of $50,000) without the prior written consent of the required holders; and the obligation to use proceeds from the sale of the senior secured convertible notes in the manner set forth in the schedules to the Securities Purchase Agreement.

Events of Default

        The senior secured convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events of default:

  •
  the failure of a registration statement required by the Amended and Restated Registration Rights Agreement to be declared effective by the SEC within 80 days after (or, in the case of a full review by the Commission, by June 30, 2008) a valid demand for additional registration under the Amended and Restated Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement);

  •
  the suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

  •
  the failure to issue shares upon conversion of the senior secured convertible notes for more than 10 business days after the relevant conversion date or notice to any holder of the senior secured convertible notes of the Company's intent not to comply with a conversion request pursuant to the senior secured convertible notes other than as expressly provided in the senior secured convertible notes;

  •
  the failure for more than 10 consecutive business days to have reserved for issuance the full number of shares of common stock issuable to the holder upon conversion of the senior secured convertible notes;

  •
  the failure to pay to any holder of the senior secured convertible notes any amount of principal, redemption price, interest, late charges or other amounts when due under the senior secured convertible notes or any other transaction document, except that we shall have a five-day grace period to pay any interest, late charges or other amounts under the senior secured convertible notes or transaction documents;

  •
  any default under, redemption or acceleration prior to maturity of any of our or its subsidiaries' indebtedness which exceeds $250,000;

  •
  a court entering a decree of relief against us in an involuntary bankruptcy, appointing a custodian, or ordering liquidation that is not dismissed or stayed within 30 days;

  •
  our commencing a voluntary case, or consenting to an involuntary case, in bankruptcy or our consenting to the appointment of a custodian, making a general assignment for the benefit of creditors, or admitting that we are unable to pay our debts as they come due;

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  a final judgment or judgments for payment of money in excess of $250,000 are rendered against us or our subsidiaries which are not bonded, discharged or stayed pending appeal within 60 days of their entry; provided, however any judgment covered by insurance or an indemnity for which we will receive proceeds within 30 days is not included in calculating the $250,000;

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  the breach of any representation, warranty, covenant or other terms or conditions of any transaction document, except in the case of breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days, provided that in the case of the failure of the Company to timely file a registration statement filed pursuant to the Amended and Restated Registration Rights Agreement, only if such failure continues for 70 days after the deadline for filing thereunder;

  •
  the breach or failure to comply with certain affirmative or negative covenants in the senior secured convertible notes, other than a breach of or failure to comply with the covenant not to permit liens, in the case of liens for an amount less than $20,000 on our property or assets where the lien is removed within 30 days; and

  •
  the SEC commences a formal investigation or enforcement action or enters a consent or other order against us or any of our subsidiaries or any of our current officers or directors related to us or our subsidiaries or our common stock.

        After the occurrence of an event of default, the holders of the senior secured convertible notes have the right to require us to redeem the senior secured convertible notes at a price of up to 200% of the principal amount of the senior secured convertible notes being redeemed, depending upon the nature of the event of default. We are only required to redeem our senior secured convertible notes for up to 200% of their principal amount in the case of the last event of default described above. In the event we do not timely pay the redemption price, the holder may cancel the redemption and the conversion price will reset to the lesser of (i) the conversion price in effect on the date the redemption is cancelled and (ii) the lowest closing bid price of our common stock during the period beginning on the date of the redemption notice and ending on the date the redemption is cancelled.

Fundamental Transactions

        We may not enter into or be party to any "fundamental transaction" (as defined in the senior secured convertible notes) unless (a) the successor entity assumes in writing all of our obligations under the senior secured convertible notes and the other transaction documents and (b) the successor entity is a publicly traded corporation whose common stock is quoted on an eligible market. A fundamental transaction occurs if we (i) consolidate or merge with or into another entity, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (iii) allow another entity (other than the holders) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock, (iv) consummate a stock purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of our voting stock, (v) reorganize, recapitalize or reclassify our common stock or (vi) if any "person" or "group" (as those terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner," directly or indirectly, of 50% of the aggregate of our voting stock, provided that a full mandatory redemption by us as described above will not be deemed a fundamental transaction. In addition, in the event of a "change of control" (as defined in the senior secured convertible notes) the holders of the senior secured convertible notes have the right to require the redemption of the senior secured convertible notes for a price of 120% or more of the principal amount of the senior secured convertible notes being redeemed.

Warrants

        The amended and restated Series A warrants (Exhibit 4.14 to our Form 8-K filed November 6, 2007), the amended and restated Series B warrants (Exhibit 4.15 to our Form 8-K filed November 6, 2007), the new Series A warrants (Exhibit 4.16 to our Form 8-K filed November 6, 2007), the new Series B warrants (Exhibit 4.17 to our Form 8-K filed November 6, 2007) and the other new Series A warrants (Exhibit 4.16 to our Form 8-K filed November 6, 2007) (collectively, the "warrants") entitle the holders thereof to purchase up to an aggregate of 86,471,078 shares of our common stock for a period of seven years. The amended and restated Series A warrants, the new Series A warrant and the other new Series A warrants cover 68,545,554 shares of common stock and have an initial exercise price of $0.001 per share. The amended and restated Series B warrants and the new Series B warrant cover 17,925,524 shares of common stock and have an initial exercise price of $0.65 per share.

        The amended and restated Series A warrants and the amended and restated Series B warrants entitle the holders to purchase up to an aggregate of 65,035,429 shares of common stock, which amount includes the 62,389,287 shares of common stock the holders were entitled to purchase under the original warrants, plus interest that had accrued under the original warrants. The other new Series A warrants entitle the holders to purchase up to an aggregate of 3,746,426 shares of common stock and were issued in exchange for terminating the escrow arrangements and the release to us any proceeds required to be deposited therein under the Original Securities Purchase Agreement. The new Series A warrant and the new Series B warrant were issued to one of the Investors in connection with such Investor's purchase of the new senior secured convertible note.

        Our warrant holders are not entitled to exercise their warrants to the extent that after giving effect to such exercise, such warrant holder and its affiliates would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such exercise. In addition, we are not obligated to issue any shares of common stock upon exercise of a warrant or conversion of the senior secured convertible notes and no buyer shall be entitled to receive any shares of our common stock if the issuance of such shares of our common stock would exceed that number of shares of common stock which we may issue upon exercise or conversion, as applicable, of our warrants and senior secured convertible notes or otherwise without breaching our obligations under the rules or regulations of any applicable eligible market, except that such limitation shall not apply in the event that we (i) obtain the approval of our shareholders as required by the applicable rules of the eligible market for issuances of shares of common stock in excess of such amount or (ii) obtain a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders.

        The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the exercise price in the event that we issue any common stock, or we are obligated to issue common stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon such issuances, the exercise price is reduced to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities. The exercise price of the warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the warrants. In the event the exercise price of the warrants is lowered, the number of shares issuable upon exercise of the warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilution adjustment multiplied by the exercise price of the warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

        If we subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased. Similarly, if we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the warrants will be proportionately decreased.

        In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our Board of Directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the warrant holder.

        For so long as the senior secured convertible notes are outstanding, upon the occurrence of an event of default, the exercise price of the warrants is reduced to the lower of (A) the exercise price then in effect and (B) the lesser of the (i) arithmetic average of the weighted average price of our common stock on each of the twenty (20) consecutive trading days ending on the trading day immediately prior to such given date, (ii) the arithmetic average of the weighted average price of our common stock on each of the first five consecutive trading days of that 20-day period, and (iii) the arithmetic average of the weighted average price of our common stock on each of the last five consecutive trading days of that 20-day period.

        In addition, the warrants contain a "cashless exercise" provision providing that, if a registration statement covering the shares underlying the warrants is not available for the resale of such shares, the warrant holder may exercise the warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the warrant holder had exercised the warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

        In addition to any adjustments described above, if at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the "Purchase Rights"), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

        If we declare or make any dividend or other distribution of our assets (other than certain permitted distributions of Redrock shares) to holders of shares of its common stock as of a record date, then: (a) the exercise price in effect immediately prior thereto shall be reduced to a price determined by multiplying such exercise price by a fraction of which (i) the numerator shall be the closing bid price of the shares of our common stock on the trading day immediately preceding such record date minus the value of any such dividend or distribution applicable to one share of our common stock and (ii) the denominator shall be the closing bid price of our common stock on the trading day immediately preceding such record date; and (b) the number of warrants shall be increased to a number of shares equal to the number of shares of common stock obtainable immediately prior to the close of business on such record date multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the dividend or distribution is of shares of common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the holder may elect to receive a warrant to purchase such other shares of common stock in lieu of an increase in the number of warrant shares.

        We are prohibited from entering into a fundamental transaction (as defined in the warrants), unless the successor entity is a publicly traded company whose common stock is quoted on or listed for trading on an eligible market and assumes in writing all of our obligations under the warrant and the other transaction documents pursuant to written agreements in form and substance satisfactory to the required holders. In addition, prior to the consummation of any fundamental transaction pursuant to which holders of shares of common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock, we are required to make appropriate provision to insure that the warrant holder will thereafter have the right to receive upon an exercise of the warrant at any time after the consummation of the fundamental transaction, in lieu of shares of common stock purchasable upon exercise of the warrant prior to the fundamental transaction, such shares of stock, securities, cash, assets or any other property which the warrant holder would have been entitled to receive upon the happening of such fundamental transaction had the warrant been exercised immediately prior to such fundamental transaction. Also, in the event of a fundamental transaction, if the holder has not exercised the warrant in full prior to consummation of the fundamental transaction, the holder shall have the right to require the successor entity to purchase the warrant from the holder by paying to the holder simultaneously with the consummation of the fundamental transaction and in lieu of any substitute warrant, cash in an amount equal to the value of the remaining unexercised portion of the warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model (as calculated pursuant to the warrant).

Amended and Restated Security Agreement

        The Amended and Restated Security Agreement grants to the collateral agent for the benefit of the holders of the senior secured convertible notes a continuing security interest in and to substantially all of our personal property. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Pledge Agreement

        The Amended and Restated Pledge Agreement grants to the collateral agent a continuing security interest in and lien on all of our right, title and interest in and to all capital stock or other equity interests owned by us, other than 200,000 shares of Redrock. The Amended and Restated Pledge Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Mortgages

        The Amended and Restated Deeds of Trust grant a mortgage in favor of the collateral agent for the benefit of the Investors in respect of certain real and personal property that we own in Anderson, Freestone, Jones and Leon Counties, Texas. The mortgages contained representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Registration Rights Agreement

        The Amended and Restated Registration Rights Agreement (Exhibit 4.18 of our Form 8-K filed November 6, 2007) (the "Registration Rights Agreement") provides for the registration of all shares of common stock underlying the senior secured convertible notes, including any interest payable in shares of common stock under the senior secured convertible notes, and requires us to file an initial registration statement for the resale of a number of shares of common stock equal to 33.33% (or such greater or lesser percentage or amount as is permitted by the SEC) of our issued and outstanding common stock that is not beneficially owned by our affiliates (the "Initial Registration Statement"). In accordance with this requirement this prospectus relates to 8,832,302 shares of our common stock underlying the senior secured convertible notes, which have a total dollar value of $1,633,976, based on a price per share of $0.185. The Initial Registration Statement must be declared effective by the SEC by June 30, 2008, and must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. A holder may request that we file an additional registration statement to register additional securities beginning on a date that is the later of (i) 6 months following the effective date of the Initial Registration Statement and (ii) ten days after substantially all of the securities registered under the Initial Registration Statement are sold. Once all additional registrable securities have been registered on additional registration statements or all additional registrable securities not previously registered on an additional registration statement may be sold by the holders without restriction under Rule 144(k), we are no longer required to file any additional registration statements.

        If we fail to meet the deadline for the effectiveness of the registration statement or, subject to certain "grace periods" periods of up to 10 consecutive days (but no more than 25 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.0 percent of the product of the number of securities included in the registration statement and the greater of (i) the weighted average price of our common stock during the 20 trading days preceding the payment date and (ii) the conversion price of the senior secured convertible notes. The liquidated damages payments are due on the date of such failure and on every 30 day thereafter until such failure is cured. Any liquidated damages arising from failure of the Initial Registration Statement to be declared effective will begin accruing on March 19, 2008.

        We were unable to comply with the Registration Rights Agreement dated July 25, 2006 (the "Original Registration Rights Agreement"), which required us to register all shares of common stock underlying the senior secured convertible notes (including any interest payable in shares of common stock) and related warrants issued in connection with the Original Securities Purchase Agreement in a single registration statement. The Registration Rights Agreement was amended to decrease the number of shares of common stock that must be registered with the SEC by (i) requiring that only the aggregate number of shares of common stock underlying the senior secured convertible notes (including any interest payable in shares of common stock) be registered, and (ii) requiring us to register only 33% (or such greater or lesser percentage or amount as is permitted by the SEC) of our issued and outstanding common stock that is not beneficially owned by our affiliates on any single registration statement. We are no longer required to register the shares underlying the warrants issued to the Investors.

        The Registration Rights Agreement provides for customary indemnification for us and the Investors.

Dilution

        The conversion of the senior secured convertible notes and convertible debentures into common stock, and the exercise of the warrants will result in dilution to the interests of current holders of our common stock, since the number of shares held by current stockholders will then represent a smaller percentage of all outstanding shares of common stock and the equity received from the conversion of the senior secured convertible notes and convertible debentures and exercise of the amended and restated Series A warrants, the new Series A warrant and the other new Series A warrants will be less than the current value of the common stock. In addition, significant dilution of current stockholders' common stock may depress the market value and price for such shares.

        The convertible debentures have a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing on October 31, 2007 and are convertible into our common stock at a price per share equal to $0.65 or, at any time after April 30, 2008, at a price per share equal to the lesser of (a) $0.65, or (b) an amount equal to 85% of the lowest volume weighted average price of our common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock (see "Convertible Debenture Financing"). The following table sets forth the number of shares issuable on conversion of the convertible debentures, without regard to the limitations on conversion, and the percentage of our outstanding common stock that those shares would represent if a conversion were to take place after April 30, 2008 at the base fixed conversion price of $0.65 and reduced conversion prices of $0.50, $0.35, $0.20 and $0.10.

Conversion Price	Number of Shares Issuable on Conversion of Convertible Debentures	Percentage of Issued and Outstanding
$0.65	2,182,420	7.2%
$0.50	2,837,146	9.1%
$0.35	4,053,066	12.6%
$0.20	7,092,865	20.1%
$0.10	14,185,730	33.4%

        The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.65 per share, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock (see "Senior Secured Convertible Note Financing"). Assuming again that conversion of the senior secured convertible notes took place on May 22, 2008, at which time there were 28,236,907 shares outstanding, the 82,733,188 shares of common stock issuable upon such conversion would represent 74.6% of the common stock outstanding after conversion, without regard to any limitations on conversion.

        Although the senior secured convertible notes and convertible debentures contain limitations on the percentage of outstanding shares of the Company that may be held by a holder at any time, the ability of holders to convert the notes and debentures, sell all or a portion of their shares, and then convert additional notes or debentures, will allow the dilution to existing shareholders to occur over an extended period of time.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        The Oklahoma General Corporation Act (the "Act") and our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

        Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act. Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Company or its shareholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

  •
  under Section 1053 of the Act, or

  •
  for any transaction from which the director derived an improper personal benefit.

        Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered. The right to indemnification includes the right to be paid by the Company the expenses incurred in defending such proceeding in advance of its final disposition, provided that the indemnified person undertakes to repay all amounts so advanced if he or she is ultimately determined not to be entitled to indemnification for such expenses by final judicial decision from which there is no further right to appeal.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

        The validity of the shares of common stock being offered hereby will be passed upon for us by the Dallas office of Patton Boggs LLP.

EXPERTS

        Our balance sheet and the related consolidated statements of operations, stockholders' deficit and cash flows for the fiscal years ended December 31, 2007 and December 31, 2006 appearing in this Prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        On May 3, 2006, MacKay LLP resigned as Wentworth Energy, Inc.'s principal independent accountants, and Hein & Associates LLP were appointed in their place. The Company's decision was based on its need for accountants located nearer the Company's base of operations in Texas. The decision to change accountants was approved by the Company's board of directors, and there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The former accountants' reports on the financial statements for the years ended December 31, 2005 contained no adverse opinions, disclaimers of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as such we file annual, quarterly and current reports, and other information the SEC. Our filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

        We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

WENTWORTH ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current
Cash	$2,503,141	$3,641,313
Accounts receivable and accrued receivables	103,099	143,988
Unbilled receivables	—	16,483
Note receivable, related party	200,000	200,000
Federal income tax receivable	—	74,043
Prepaid expenses	104,372	131,831

Total Current Assets	2,910,612	4,207,658
Long Term
Certificates of deposit — restricted	77,124	77,124
Oil and gas properties (successful efforts):
Royalty interest, net	267,463	267,463
Proved oil and gas properties, net	17,133,884	17,146,829
Unproved oil and gas properties	10,303,076	10,303,076
Equipment, net	141,617	161,048
Equipment, net — subject to sale agreement	3,090,030	3,090,030
Deferred finance costs, net of accumulated amortization of $922,233 and $357,646, respectively	7,081,400	7,645,986

Total Assets	$41,005,206	$42,899,214

Liabilities
Current
Accounts payable and accrued liabilities	$767,014	$675,941
Accrued interest payable	1,812,760	718,012
Due to related parties	—	47,692
Deferred gain	200,000	200,000
Derivative contract liabilities	18,162,689	23,935,041

Total Current Liabilities	20,942,463	25,576,686
Long Term
Asset retirement obligation	143,318	140,115
Convertible debentures payable, net of discount of $757,256 and $870,398, respectively	661,317	548,175
Senior secured convertible notes payable, net of discount of $53,238,806 and $53,238,806, respectively	537,766	537,766

Total Liabilities	22,284,864	26,802,742

Commitments and contingencies (Note 10)
Stockholders' Equity
Preferred stock, $0.001 par value 2,000,000 shares authorized Nil shares issued and outstanding	—	—
Common stock, $0.001 par value 300,000,000 shares authorized 27,219,707 and 26,249,764 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	27,219	26,249
Additional paid in capital	39,933,715	39,549,267
Accumulated Deficit	(21,240,592)	(23,479,044)

Total Stockholders' Equity	18,720,342	16,096,472

Total Liabilities and Stockholders' Equity	$41,005,206	$42,899,214

The accompanying notes are an integral part of these consolidated financial statements.

WENTWORTH ENERGY, INC,
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended
	March 31, 2008	March 31, 2007
Revenue
Oil and gas revenue	$78,113	$164,617
Drilling revenue	—	865,163

Total revenue	78,113	1,029,780

Operating Expenses
Production costs	44,707	73,558
Drilling costs	—	466,277
Salaries and payroll taxes	—	169,892
Depreciation and depletion	18,864	190,384
Property evaluation costs	2,876	186,381
Impairment of oil and gas properties	1,121	11,208
General and administrative	1,679,809	3,326,314

Total operating expenses	1,747,377	4,424,014

Loss from operations	(1,669,264)	(3,394,234)

Other Revenue (Expense)
Interest income	21,958	62,285
Interest and finance costs	(1,772,478)	(1,648,575)
Other	(114,116)	—
Unrealized gain on derivative contracts	5,772,352	37,998,022

Total other revenue (expense)	3,907,716	36,411,732

Net Income	2,238,452	33,017,498
Deficit, beginning of period	(23,479,044)	(83,629,831)

Deficit, end of period	$(21,240,592)	$(50,612,333)

Basic earnings per share	$0.08	$1.38
Diluted earnings (loss) per share — 2007 restated	$(0.01)	$(0.06)
Weighted average shares outstanding
Basic	26,554,807	23,895,387
Diluted — 2007 restated	186,755,021	51,668,731

The accompanying notes are an integral part of these consolidated financial statements.

WENTWORTH ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

	For the three months ended March 31, 2008
	Number of Shares	Par Value	Additional Paid in Capital	Deficit Accumulated	Total
Balance, December 31, 2007	26,249,764	$26,249	$39,549,267	$(23,479,044)	$16,096,472
Stock-based compensation	—	—	384,448	—	384,448
Issuance of common stock upon exercise of warrants	969,943	970	—	—	970
Net income for the period	—	—	—	2,238,452	2,238,452

Balance, March 31, 2008	27,219,707	$27,219	$39,933,715	$(21,240,592)	$18,720,342

The accompanying notes are an integral part of these consolidated financial statements.

WENTWORTH ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended
	March 31, 2008	March 31, 2007
Cash Used in Operating Activities
Net income for the period	$2,238,452	$33,017,498
Adjustments for:
Depreciation and depletion	18,864	190,384
Stock-based compensation	384,448	2,577,724
Amortization of discount on convertible debentures	113,142	21,428
Accretion of asset retirement obligation	3,203	21,956
(Gain) on derivative contracts	(5,772,352)	(37,998,022)
Amortization of deferred financing costs	564,586	733,575
Impairment of oil and gas properties	1,121	11,208
Loss on sale of equipment	1,788	—
Write down in investment	—	36,720
Change in operating assets and liabilities:
Accounts receivable and accrued receivables	41,858	(655,695)
Unbilled receivables	16,483	—
Federal income tax receivable	74,043	—
Prepaid expenses	27,459	2,977
Accounts payable and accrued liabilities	91,073	(80,433)
Accrued interest payable	1,094,748	60,326
Due to related parties	(47,692)	—

Net cash used in operating activities	(1,148,776)	(2,060,354)

Investing activities
Oil and gas property purchase and additions	(1,135)	(1,675,724)
Purchase of other property and equipment	(2,261)	(155,570)
Proceeds from sale of property and equipment	14,000	—

Net cash provided by (used in) investing activities	10,604	(1,831,294)

Financing activities
Common stock issued for cash, including exercise of options	—	80,000

Net cash provided by financing activities	—	80,000

Increase (decrease) in cash	(1,138,172)	(3,811,648)
Cash, beginning of period	3,641,313	4,445,489

Cash, end of period	$2,503,141	$633,841

Supplemental cash flow information
Interest	$113,143	$705,693
Supplemental disclosure of non-cash transactions
Shares issued upon cashless exercise of warrants	$970	$—

The accompanying notes are an integral part of these consolidated financial statements.

WENTWORTH ENERGY, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2008

1. Nature of Operations

        Wentworth Energy, Inc. ("Wentworth" or the "Company") is an exploration and production company engaged in oil and gas exploration and production primarily in the East Texas area. The Company's strategy is to develop its current low risk, high probability prospects and lease out deeper zones of its properties for royalty interests.

2. Basis of Presentation

        The accompanying unaudited interim consolidated financial statements of Wentworth Energy, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in Wentworth Energy's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the year ended December 31, 2007 as reported in the Form 10-KSB have been omitted.

3. Significant Accounting Policies

a) Going concern

        The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern, and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. However, the Company has incurred significant, recurring losses from operations and has a working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon achieving profitable operations, maintaining compliance with the terms of the amended debt agreements with its senior secured convertible noteholders and convertible debenture holder, and injection of additional capital. The outcome of these matters cannot be predicted at this time.

b) Earnings (loss) per share

        Basic earnings (loss) per share has been calculated based on the weighted average number of common shares outstanding during the period. The Company uses the treasury stock method of calculating diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period. The dilutive effect of convertible securities is reflected in diluted earnings (loss) per share by application of the if-converted method. Under this method, conversion shall not be assumed for the purposes of computing diluted earnings (loss) per share if the effect would be anti-dilutive. For the three months ended March 31, 2008 the Company had approximately 160,200,214 potentially dilutive shares which are included in the calculation of earnings (loss) per share, and 37,129,528 that were excluded in the calculation of earnings (loss) per share, as their effect would be anti-dilutive. For

3. Significant Accounting Policies (Continued)

the period ended March 31, 2007 the Company had approximately 27,773,344 potentially dilutive shares which are included in the calculation of earnings per share, and 72,786,075 shares that were excluded in the calculation of earnings per share, as their effect would be anti-dilutive.

        Diluted earnings (loss) per share for the three months ended March 31, 2007 was previously reported as $1.16 and has been restated to include shares issuable upon conversion of the senior secured convertible note and the impact that the assumed conversion would have on net income for the first quarter of 2007.

        The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share for the three months ended March 31, 2008:

	Income	Shares	Per-Share Amount
Basic earnings per share
Net income	$2,238,452	26,554,807	$0.08
Effect of dilutive securities
Options	—	—
Warrants	(4,885,562)	66,767,940
Convertible debentures and notes	885,688	93,432,274

Diluted earnings per share
Net income plus assumed conversions	$(1,761,422)	186,755,021	$(0.01)

        The following is an illustration of the reconciliation of the restated numerators and restated denominators of the basic and diluted earnings (loss) per share for the three months ended March 31, 2007:

	Income (Restated)	Shares (Restated)	Per-Share Amount (Restated)
Basic earnings per share
Net income	$33,017,498	23,895,387	$1.38
Effect of dilutive securities
Options	—	2,032,772
Warrants	(22,736,407)	301,515
Convertible debentures and notes	(13,613,040)	25,439,057

Diluted earnings per share
Net income plus assumed conversions	$(3,331,949)	51,668,731	$(0.06)

c) Use of estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs, stock based compensation and derivative contract liabilities. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes

3. Significant Accounting Policies (Continued)

in such estimates in future periods could be significant. Actual results could differ materially from those reported.

d) Recent accounting pronouncements

        In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 amends and expands the disclosure requirements of FASB Statement No. 133 with the intent to provide users of financial statements with an enhanced understanding of (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and the related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (iii) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for years and interim periods beginning after November 15, 2008. The effect of adopting SFAS 161 is not expected to have a significant effect on the Company's reported financial position or earnings.

e) Reclassifications

        Certain reclassifications have been made to the comparative financial statements to conform to the current year's presentation.

4. Derivative Contract Liabilities

        As of March 31, 2008, the Company had the following derivative contract liabilities outstanding:

			Senior Secured Convertible Notes
	Convertible Debentures
						Total Derivative Contract Liabilities
	Beneficial Conversion Feature	Warrants	Beneficial Conversion Feature	Warrants	Private Placement Warrants
Derivative contract liabilities, December 31, 2007	$607,203	$77,252	$9,937,874	$13,197,933	$114,779	$23,935,041
Unrealized (gain) loss included in other revenue (expense) in the consolidated statements of operations	82,747	(5,017)	(4,873,244)	(969,536)	(7,302)	(5,772,352)

Derivative contract liabilities, March 31, 2008	$689,950	$72,235	$5,064,630	$12,228,397	$107,477	$18,162,689

        Unrealized gains and losses, at fair value, are included in the consolidated balance sheets as current liabilities. Changes in the fair value of the derivative contract liabilities are recorded in earnings at the end of each quarter, and included in other revenue (expense) in the consolidated statements of operations.

Adoption of Statement of Financial Accounting Standards No. 157 ("FAS 157")

        Effective January 1, 2008, the Company adopted FAS 157, which among other things, requires enhanced disclosures about assets and liabilities carried at fair value. As defined in FAS 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes valuation

4. Derivative Contract Liabilities (Continued)

techniques to convert future amounts to a single present amount, based on the value indicated by current market expectations about those future amounts. The Company primarily applies the income approach for recurring fair value measurements and attempts to utilize consistency in the selection of inputs into our valuation model. FAS 157 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and lowest priority to unobservable inputs (Level 3 measurement). The three levels of fair value hierarchy defined by FAS 157 are as follows:

  •
  Level 1 — Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. As of March 31, 2008, the Company had no Level 1 measurements.

  •
  Level 2 — Inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including time value, volatility factors, risk-free interest rates, and current market prices for the underlying instruments, as well as other relevant economic measures. Where observable inputs are available, directly or indirectly, for substantially the full term of the liability, the instrument is categorized in Level 2. As of March 31, 2008, the Company's derivative contract liabilities were valued using Level 2 measurements.

  •
  Level 3 — Inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value. As of March 31, 2008, the Company had no Level 3 measurements.

5. Senior Secured Convertible Notes Payable

        The Company has 9.15% senior secured convertible notes (the "convertible notes") outstanding, with a principal amount totaling $53.8 million as of March 31, 2008, and Series A warrants to purchase 66,614,856 shares of the Company's common stock at $0.001 per share, as well as Series B warrants to purchase 17,925,524 shares of the Company's common stock at $0.65 a share. As of December 31, 2007, the outstanding principal totaled $53.8 million and the Company had Series A warrants to purchase 67,589,664 shares of common stock at $0.001 per share and Series B warrants to purchase 17,925,524 shares of common stock at $0.65 a share. As of March 31, 2008 and December 31, 2007, the notes and the accrued interest are convertible into common stock at the holders' option at a rate of $0.65 per share.

        The Company analyzed the embedded conversion option and the related warrants pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," EITF 00-27 "Application of Issue No 98-5 to Certain Convertible Instruments," and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and determined it appropriate to record the fair value of the embedded beneficial conversion feature in the convertible notes and in the associated warrants as derivative contract liabilities, because the debt is considered non-conventional convertible debt.

        In connection with the initial accounting the Company also recorded a discount on the debt, pursuant to the guidance provided by EITF 00-27. The debt discount totaled $53.2 million as of March 31, 2008 and December 31, 2007, and is currently being amortized using the effective interest

5. Senior Secured Convertible Notes Payable (Continued)

method. Amortization expense recognized on the debt discount in the three months ended March 31, 2008 and 2007 was insignificant.

        As of March 31, 2008 and December 31, 2007 the derivative liabilities attributed to the convertible notes had a fair market value of $17.3 million and $23.2 million, respectively. In the three months ended March 31, 2008 and 2007 the Company recognized non-cash gains on derivative contracts related to the convertible notes of $5.8 million and $35.9 million, respectively, due to the change in the fair value of the derivative contract liabilities.

6. Convertible Debentures Payable

        The Company has 10% secured convertible debentures (the "debentures") outstanding, with a principal amount of $1.4 million as of March 31, 2008 and December 31, 2007, and warrants to purchase 500,000 shares of the Company's common stock at a price of $0.001 per share.

        The Company analyzed the embedded conversion option and the related warrants pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," EITF 00-27 "Application of Issue No 98-5 to Certain Convertible Instruments," and EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and determined it appropriate to record the fair value of the embedded beneficial conversion feature in the convertible debentures and in the associated warrants as derivative contract liabilities, because the debt is considered non-conventional convertible debt due to a conversion price reduction feature contained in the debt agreements.

        In connection with the initial accounting the Company also recorded a discount on the debt, pursuant to the guidance provided by EITF 00-27. The debt discount totaled $0.8 million as of March 31, 2008 and $0.9 million as of December 31, 2007, and is currently being amortized using the effective interest method.

        Amortization expense of $113,142 and $21,428 was recognized on the debt discount in the three months ended March 31, 2008 and 2007, respectively.

        As of March 31, 2008 and December 31, 2007 the derivative liability attributed to the debentures had a fair market value of $0.8 million and $0.7 million, respectively. In the three months ended March 31, 2008 and 2007 the Company recognized a non-cash loss of $77,730 and a non-cash gain of $2.0 million on derivative contract liabilities related to the debentures, respectively, due to the change in the fair value of the derivative contract liabilities.

7. Related Party Transactions

        The Company entered into transactions with related parties as follows. These amounts were recorded at the exchange amount, being the amount agreed to by the parties:

	Three months ended March 31, 2008	Three months ended March 31, 2007
Management and consulting fees paid to a director, persons related to directors or entities controlled by directors	$164,700	$181,693
Rent paid to a director, persons related to directors or entities controlled by directors or by persons related to directors	22,168	23,409
Oilfield services fee paid to a director's family members or an entity controlled by a director's family member	17,091	32,895
Overriding royalties paid to a corporation controlled by a director and /or a director's family member	4,279	—
Note receivable from an entity whose CEO is a former director of the Company	200,000	300,000

        a) As of December 31, 2007, approximately $48,000 was owed to a family member of a director and corporations controlled by directors of the Company with respect of unpaid fees and expenses. This amount was paid to the executor of the family member's estate in January of 2008.

        b) As of March 31, 2008, the Company held a $0.2 million promissory note receivable related to the sale of properties to Exterra Energy, Inc (formerly Green Gold, Inc.), of which one of the Company's former directors, Gordon C. McDougall, is the Chief Executive Officer. The note bears interest of 10% per year and was due in full November 1, 2007. This maturity date was subsequently extended to July 2008.

        c) As of December 31, 2007, $0.2 million was payable related to the termination of the management agreement with Panterra Capital Inc. on December 13, 2007. This amount was paid to Panterra Capital Inc. in January of 2008.

8. Warrants Outstanding

        Below is a summary of warrants outstanding at March 31, 2008:

	Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2007	89,951,276	0.24
Warrants issued	—	—
Warrants expired	(25,000)	0.65
Warrants exercised	(974,808)	0.001

Outstanding at March 31, 2008	88,951,468	$0.23

9. Stock-Based Compensation

        The Company prospectively adopted SFAS 123(R), "Share-Based Payments," upon the July 21, 2004 inception. The Company utilizes stock options to compensate key employees, directors, officers and consultants. Total stock based compensation expense was $0.4 million for the three months ended March 31, 2008 and $2.6 million for the three months ended March 31, 2007.

9. Stock-Based Compensation (Continued)

        A summary of options granted during the quarter ended March 31, 2008 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2007	16,243,500	0.63	—
Options granted	—	—	—
Options forfeited or expired	(1,297,500)	0.27	—
Options exercised	—	—	—

Outstanding at March 31, 2008	14,946,000	$0.66	—

        The table below summarizes the changes in the Company's non-vested stock options that occurred during the quarter end March 31, 2008:

	Options	Weighted Average Grant Date Fair Value
Non-vested options outstanding at December 31, 2007	4,102,238	—
Options granted	—	—
Options vested	(718,752)	—
Options terminated	—	—

Non-vested options outstanding at March 31, 2008	3,383,486	—

        As of March 31, 2008 and March 31, 2007, the Company had $1.8 and $8.3 million of unrecognized compensation expense related to non-vested stock-based compensation arrangements. The unrecognized compensation expense at March 31, 2008 is expected to be recognized over a weighted average period of 1.23 years.

10. Commitments and Contingencies

Lawsuits

        On September 25, 2006, UOS Energy, LLC ("UOS") commenced a lawsuit against the Company, its former Chief Executive Officer, John Punzo, and its director, Roger Williams, in the Los Angeles Superior Court relating to the Company's refusal to purchase certain tar sands leases in Utah in consideration of 1,000,000 shares of its common stock. The Company claimed the leases were not as represented and terminated the purchase agreement in November 2005. The lawsuit sought the Company's issuance to UOS of a total of 5,900,000 shares of the Company's common stock, cash royalties of 8% of any revenue from the Asphalt Ridge Tar Sands property transferred by it to Redrock Energy, Inc. in March 2006, additional shares of its common stock equal to the difference between a 12% royalty and the 8% cash royalty claimed, cash damages equal to 5,800,000 shares multiplied by the highest price per share at which the Company's shares traded publicly between the date the shares were to be issued and the date of judgment under the lawsuit, additional cash damages of $5.5 million, and unspecified punitive damages and attorneys' fees and costs.

        During the pre-trial settlement meeting of March 3, 2008 both parties agreed to settle by completing the purchase of the tar sand leases in Utah, with UOS retaining the 100,000 Wentworth common shares initially issued for this transaction plus additional consideration of 800,000 common shares of Wentworth. By this settlement agreement, the lawsuit was discontinued as of March 3, 2008. As of March 31, 2008 the 800,000 common shares had not been issued, as this would contravene

10. Commitments and Contingencies (Continued)

restrictions contained in the senior secured convertible note agreements concerning the issuance of new common stock. However, the Company is currently undertaking to have its senior secured convertible note agreement amended to allow for the issuance of the 800,000 shares of common stock. The Company believes there is a high probability that the noteholders will approve the amendment. Accordingly, a liability of $140,000 has been recorded in accounts payable and accrued liabilities on the Company's consolidated balance sheets and a $140,000 loss has been recognized in other revenue (expense) on the Company's consolidated statement of operations.

        On February 13, 2008, Kenneth L. Berry and Savant Energy Corporation commenced a lawsuit against the Company, its former Chief Executive Officer, John Punzo, its President, Michael Studdard, its Chief Financial Officer, Francis Ling, and its former director, Gordon McDougall, in the County Court at Law No. 4 of Nueces County, Texas. The lawsuit related to the Company's alleged breach of contract in which the plaintiff was to provide approximately $60.0 million in financing in consideration of 50% of the Company's outstanding common stock. The lawsuit sought to require the Company's continued performance of the alleged contract and/or recovery of any actual damages sustained by the plaintiff. In March 2008, the lawsuit was discontinued and the parties expect to resolve the matters by mediation. Management believes that financial loss, if any, is not determinable. Accordingly, no accrual for a loss contingency was recorded.

Contingent Liabilities

        Along with the Company's counsel, management monitors developments related to these legal matters and, when appropriate, makes adjustments to recorded liabilities to reflect current facts and circumstances. As of March 31, 2008 management identified a potential liability related to the Senior Secured Convertible Notes. If the Company fails to meet the amended deadline for the effectiveness of the registration statement of June 30, 2008, then the Company would be in default and required to pay liquidated damages of approximately $100,000. The damages would then be retroactive to March 19, 2008 and an additional $100,000 would be due every 30 days thereafter until the effectiveness deadline is met. Additionally, if the Company fails to meet the amended effectiveness deadline it will default on the terms of its Senior Secured Convertible Notes. Management is currently undertaking to meet the amended effectiveness deadline of June 30, 2008.

11. Segment Information

        Since the July 2006 acquisition of Barnico Drilling, Inc. ("Barnico"), a drilling company, the Company's operations have been focused on two segments, drilling operations and oil and gas production. The drilling segment was engaged in the land contract drilling of oil and natural gas wells. Its operations reflected revenues from contracting one of Barnico's two drilling rigs and crew to third parties. The oil and gas production segment effectively began active operations in 2006. The oil and gas segment is engaged in the development, acquisition and production of oil and natural gas properties. Management reviews and evaluates the segment operations separately. The contract drilling activities diminished significantly over the past 12 months and its equipment is currently held-for-sale. The operations of both segments have focused on counties in East Texas. The Company evaluates the segments based on income (loss) from operations.

11. Segment Information (Continued)

        Segment activity for the three months ended March 31, 2008 and 2007 is shown below (in thousands):

	Three months ended March 31,
	2008	2007
Revenues
Oil and gas revenues	$78	$165
Drilling revenues	—	865

Total revenues	$78	$1,030

	Three months ended March 31,
	2008	2007
Operating income (loss)(1)
Oil and gas	$(1,636)	$(3,141)
Drilling	(33)	(253)

Total operating income (loss)	(1,669)	(3,394)
Interest and finance costs	(1,773)	(1,649)
Other income (expense), net	5,680	38,060

Income (loss) before income tax	2,238	33,017
Income tax benefit (expense)	—	—

Income (loss)	$2,238	$33,017

	March 31, 2008	December 31, 2007
Identifiable Assets(2)
Drilling	$3,090	$3,209
Oil and gas	27,820	27,717
Corporate assets	10,095	11,973

Total assets	$41,005	$42,899

	Three months ended March 31,
	2008	2007
Capital Expenditures
Drilling	$—	$16
Oil and gas	1	1,676
Other	2	140

Total capital expenditures	$3	$1,832

11. Segment Information (Continued)

	Three months ended March 31,
	2008	2007
Depreciation, Depletion and Amortization
Drilling	$—	$110
Oil and gas	19	80
Other	—	—

Total depreciation, depletion and amortization	$19	$190

        (1) Operating income is total operating revenues less operating expenses, depreciation, depletion and amortization and does not include non-operating revenues, general corporate expenses, interest expense or income taxes.

        (2) Identifiable assets are those used in Wentworth's operations in each industry segment. Corporate assets are principally cash and cash equivalents, short-term investments, furniture and equipment.

12. Subsequent Events

        In 2006, the Company initiated a lawsuit against KLE Mineral Holdings, LLC ("KLE") and Fay Russell of Lexington, Kentucky in the District Court of Tarrant County, Texas, for the recovery of $118,000 of deposits and interest, attorney's fees and costs as a result of KLE's failure to refund, as agreed, $118,000 of option payments made by the Company in 2005 in connection with certain coal mineral interests in the Hazard Coal District in eastern Kentucky. In 2007 KLE and Fay Russell filed countersuits against the Company and a settlement agreement was reached late in 2007. Effective April 1, 2008, a release and discharge was executed in respect of the payment of $26,100 by the Company to Fay Russell.

        The Company's wholly-owned subsidiary, Barnico Drilling Inc., ("Barnico") was acquired in July 2006, contemporaneously with the acquisition of a 90% mineral rights interest known as the P.D.C. Ball mineral property covering 27,557 gross acres from Roboco Energy, Inc. Barnico is an East Texas drilling contractor with two drilling rigs. The contract drilling activities diminished significantly over the past twelve months and the venture proved to be unsuccessful. In order to recoup part of its investment, the Company expects to complete in May 2008 the sale of all of the outstanding shares of Barnico to CamTex Energy, Inc., a Colorado corporation, in exchange for a purchase price equal to $3,500,000. George Barnes, a shareholder and officer of the Company, was appointed as an officer of CamTex Energy, Inc. immediately prior to closing the transaction (but after the transaction had been negotiated). The Company will receive $50,000 on the closing of the sale transaction, and a promissory note in the amount of $3,450,000. The interest rate on the promissory note will be 12% per annum, with interest payable quarterly and the principal payable at the maturity date, May 2009. In connection with the sale transaction, Barnico will agree to provide the Company with the preferential right, but not the obligation, to use Barnico's drilling services for all oil and gas properties and interests owned, leased and/or operated by the Company in the State of Texas for a period of two years. The Company is currently undertaking to have its senior secured convertible note agreements amended to allow for the release of the equipment as security for the senior secured convertible notes. The Company believes that there is a high probability that the noteholders will approve the amendment.

12. Subsequent Events (Continued)

        The drilling rigs and other equipment to be included in the sale have a net book value after impairment of $3,090,030 as of March 31, 2008, and have been included in the consolidated balance sheets as assets held-for-sale. In early 2008, the Company obtained an independent appraisal of Barnico's equipment and recognized an impairment charge of approximately $2.7 million in the Company's December 31, 2007 consolidated balance sheets and its consolidated statements of operations for the year then ended. Current assets and liabilities of Barnico, including cash of $88,170, prepaid expenses of $27,758 and accounts payable of $2,816 as of March 31, 2008, will be retained by Wentworth Energy, Inc. under the sale provisions. The preferential right discussed above is considered to be continuing involvement with Barnico's future operations. As such, its results of operations have not been presented as discontinued operations.

        The following schedule details Barnico's property and equipment to be included in the sale as of March 31, 2008:

	Cost	Accumulated Depreciation	Allowance for Impairment	March 31, 2008 Net Book Value
Rigs and equipment	$5,971,938	$572,988	$2,670,525	$2,728,425
Vehicles	195,500	42,099	—	153,401
Construction equipment	233,500	25,296	—	208,204

	$6,400,938	$640,383	$2,670,525	$3,090,030

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Wentworth Energy, Inc.
Palestine, Texas

        We have audited the accompanying consolidated balance sheets of Wentworth Energy, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wentworth Energy, Inc. at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant recurring losses and has a working capital deficiency. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        We were not engaged to examine management's assertion about the effectiveness of Wentworth Energy, Inc.'s internal control over financial reporting as of December 31, 2007 included in the Company's Annual Report on Form 10-KSB under Management's Report on Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
April 11, 2008

WENTWORTH ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Current
Cash	$3,641,313	$4,445,489
Accounts receivable and accrued receivables	143,988	604,283
Unbilled receivables	16,483	56,625
Employee advances	—	3,708
Note receivable, related party	200,000	300,000
Federal income tax receivable	74,043	133,285
Prepaid expenses	131,831	92,368

Total Current Assets	4,207,658	5,635,758
Long Term
Restricted cash	—	2,676,019
Certificates of deposit — restricted	77,124	25,430
Oil and gas properties (successful efforts):
Royalty interest, net	267,463	294,552
Proved oil and gas properties, net	17,146,829	20,847,589
Unproved oil and gas properties	10,303,076	10,251,718
Equipment, net	3,251,078	6,213,878
Deferred finance costs, net	7,645,986	10,339,842

Total Assets	$42,899,214	$56,284,786

The accompanying notes are an integral part of these financial statements.

WENTWORTH ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006 (Continued)

	2007	2006
Liabilities
Current
Accounts payable and accrued liabilities	$1,393,953	$16,978,975
Convertible debentures payable	—	1,055,000
Discount on convertible debentures payable	—	(945,059)
Senior secured convertible notes payable	—	32,350,000
Discount on senior secured convertible notes payable	—	(32,350,000)
Due to related parties	47,692	47,692
Deferred gain	200,000	300,000
Derivative contract liabilities	23,935,041	95,693,748

Total Current Liabilities	25,576,686	113,130,356
Long Term
Asset retirement obligation	140,115	155,241
Convertible debentures payable	1,418,573	—
Discount on convertible debentures payable	(870,398)	—
Senior secured convertible notes payable	53,776,572	—
Discount on senior secured convertible notes payable	(53,238,806)	—

Total Liabilities	26,802,742	113,285,597

Commitments and contingencies (Note 17)
Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value
2,000,000 shares authorized
Nil shares issued and outstanding	—	—
Common stock, $0.001 par value
300,000,000 shares authorized 26,249,764 and 23,782,498 issued and outstanding at December 31, 2007 and 2006, respectively	26,249	23,782
Additional paid in capital	39,549,267	26,605,238
Accumulated Deficit	(23,479,044)	(83,629,831)

Total Stockholders' Equity (Deficit)	16,096,472	(57,000,811)

Total Liabilities and Stockholders' Equity (Deficit)	$42,899,214	$56,284,786

The accompanying notes are an integral part of these financial statements.

WENTWORTH ENERGY, INC,
CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenue
Drilling revenue	$1,038,033	$2,864,624
Oil and gas revenue	1,144,769	176,178

Total revenue	2,182,802	3,040,802

Operating Expenses
Production costs	546,722	136,007
Drilling costs	639,491	990,750
Salaries and payroll taxes	1,031,797	1,038,416
Depreciation and depletion	715,178	270,195
Property evaluation costs	296,034	56,390
Impairment of oil and gas properties	4,312,979	204,713
Impairment of equipment	2,670,525	—

Total operating expenses	10,212,726	2,696,471

Gross profit (loss)	(8,029,924)	344,331

Expenses
General and administrative	19,146,881	14,837,543
Depreciation	13,479	—
Interest and finance costs	5,559,820	18,082,828

Total expenses	24,720,180	32,920,371

Loss from operations	(32,750,104)	(32,576,040)

Other Revenue (Expense) Items
Interest income	163,882	134,257
Equity in loss of investment	—	(593,735)
Gain (loss) on derivative contracts	92,706,836	(53,327,685)
Other	30,173	173,053

Total other revenue (expense) items	92, 900,891	(53,614,110)

Income (loss) before income tax benefit	60,150,787	(86,190,150)
Income tax benefit	—	5,206,199

Net income (loss)	60,150,787	(80,983,951)
Deficit, beginning of period	(83,629,831)	(2,645,880)

Deficit, end of period	$(23, 479,044)	$(83,629,831)

Basic earnings (loss) per share	$2.46	$(4.16)
Diluted earnings (loss) per share	$(0.19)	$(4.16)
Weighted average shares outstanding
Basic	24,407,272	19,483,885
Diluted	176,739,040	19,483,885

The accompanying notes are an integral part of these financial statements.

WENTWORTH ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

From December 31, 2005 to December 31, 2007

	Number of Shares	Par Value	Additional Paid in Capital	Treasury Stock	Deficit Accumulated	Total
Balance, December 31, 2005	15,132,111	$15,132	$2,473,370	$—	$(2,645,880)	$(157,378)
Issuance of common stock for services	247,500	248	323,927	—	—	324,175
Issuance of common stock for payable settlement	408,586	408	546,632	—	—	547,040
Issuance of common stock upon exercise of options	1,021,500	1,021	337,229	—	—	338,250
Issuance of common stock upon exercise of warrants	1,516,622	1,517	1,412,971	—	—	1,414,488
Issuance of common stock for commitment fee	100,000	100	63,900	—	—	64,000
Issuance of common stock to pledge as security for debt	7,758,000	7,758	—	(7,758)	—	—
Issuance of common stock for finders' fees	74,231	74	61,176	—	—	61,250
Issuance of common stock upon conversion of debt	806,948	807	627,693	—	—	628,500
Issuance of common stock for cash	125,000	125	499,875	—	—	500,000
Issuance of common stock for equity investment	200,000	200	377,800	—	—	378,000
Stock based compensation	—	—	11,077,860	—	—	11,077,860
Reclassification of warrants	—	—	(330,365)	—	—	(330,365)
Issuance of common stock to purchase Barnico Drilling, Inc. and oil and gas mineral interest	4,250,000	4,250	9,263,070	—	—	9,267,320
Cancellation of treasury stock	(7,758,000)	(7,758)	—	7,758	—	—
Cancellation of common stock	(200,000)	(200)	(259,800)	—	—	(260,000)
Issuance of common stock for replacement of cancelled shares	100,000	100	129,900	—	—	130,000
Net loss for the period	—	—	—	—	(80,983,951)	(80,983,951)

Balance, December 31, 2006	23,782,498	23,782	26,605,238	—	(83,629,831)	(57,000,811)
Stock based compensation	—	—	12,627,037	—	—	12,627,037
Issuance of common stock upon exercise of options	220,000	220	79,780	—	—	80,000
Issuance of common stock upon exercise of warrants	1,951,266	1,951	—	—	—	1,951
Issuance of common stock for payable settlement	260,000	260	41,340	—	—	41,600
Options issued for settlement	—	—	159,188	—	—	159,188
Issuance of common stock to purchase Wentworth Oil & Gas Inc	36,000	36	36,684	—	—	36,720
Net income for the period	—	—	—	—	60,150,787	60,150,787

Balance, December 31, 2007	26,249,764	$26,249	$39,549,267	$—	$(23,479,044)	$16,096,472

The accompanying notes are an integral part of these financial statements.

WENTWORTH ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash used in
Operating activities
Net income (loss) for the year	$60,150,787	$(80,983,951)
Adjustments for:
Depreciation and depletion	728,657	270,195
Stock based compensation	12,627,037	11,077,860
Amortization of discount on convertible debentures	642,625	465,288
Equity in loss of investment	—	593,735
Accretion of asset retirement obligation	6,024	9,668
(Gain) loss on derivative contracts	(92,706,836)	53,327,685
Amortization of deferred financing costs	2,185,215	1,331,257
Interest on convertible debentures/notes payable	718,012	—
Impairment of oil and gas properties	4,312,990	204,713
Impairment of equipment	2,670,525	—
Stock issued for services and other	202,739	324,175
Gain on sales of oil and gas leases	—	(173,053)
Loss on sale of equipment	20,520	—
Deferred income tax benefit	—	(5,206,199)
Change in non-cash working capital items:
Trade accounts and other receivables	563,387	(233,528)
Note receivable	100,000	—
Prepaid expenses	(39,463)	(25,373)
Accounts payable and accrued liabilities	986,511	15,368,428
Deferred revenue	(100,000)	(224,731)
Due to related parties	36,720	4,140

Net cash used in operating activities	(6,894,550)	(3,869,691)

Investing activities
Investment in Redrock Energy, Inc.	—	(5,468)
(Increase) decrease in restricted cash	2,676,019	(2,676,019)
Oil and gas property purchase and additions	(1,431,310)	(2,759,445)
Proceeds from sale of oil and gas property interest	100,000	2,676,018
Proceeds from sale of oil and gas leases	—	300,000
Purchase of certificate of deposit	(51,694)	(25,430)
Acquisition of P.D.C. Ball oil and gas properties, and Barnico Drilling, Inc., net of cash balance acquired	—	(22,052,558)
Equipment purchases	(282,641)	(547,636)

Net cash provided by (used in) investing activities	1,010,374	(25,090,538)

WENTWORTH ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006 (Continued)

	2007	2006
Financing activities
Proceeds from notes payable	—	500,000
Proceeds from senior secured convertible notes and convertible debentures payable, net of related costs	5,000,000	30,724,797
Share subscription payable	—	(1,500)
Common stock issued for cash, including exercise of options	80,000	2,075,024

Net cash provided by financing activities	5,080,000	33,298,321

Increase (decrease) in cash	(804,176)	4,338,092
Cash, beginning of period	4,445,489	107,397

Cash, end of period	$3,641,313	$4,445,489

Supplemental cash flow information
Interest paid	$705,693	$580,510
Income taxes paid	$—	$259,575

Supplemental non-cash information (Note 13)

The accompanying notes are an integral part of these financial statements.

WENTWORTH ENERGY, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

1. Nature of Operations

        The Company was incorporated as a blank check company under the laws of the State of Oklahoma on October 31, 2000. Effective on September 16, 2002, the Company acquired all of the shares of stock of FHW, Inc. an Oklahoma corporation ("FHW") which provided consulting services to businesses primarily in the nature of finance, bank lending and other forms of corporate finance. The Company discontinued these operations during the fourth fiscal quarter of 2003 and remained inactive until February 23, 2005 when a new board of directors was appointed and it commenced operations as an oil and gas exploration and development company.

        On February 24, 2005, the Company changed its name from Avondale Capital I Corp. to Wentworth Energy, Inc. Effective May 12, 2005, the Company completed the acquisition of Wentworth Oil & Gas, Inc., a private Nevada corporation. Wentworth Oil & Gas, Inc. was identified as the acquirer and, accordingly, the consolidated entity was considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital. Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.

        In July 2006, the Company acquired a 90% mineral rights interest known as the P.D.C. Ball mineral property covering 27,557 gross acres from Roboco Energy, Inc. ("Roboco") contemporaneously with the acquisition of Barnico Drilling, Inc. ("Barnico"), for $31.9 million, which included cash and issuance of Wentworth's stock. Barnico is an East Texas-based drilling contractor with two drilling rigs. See Note 5 for additional information regarding the acquisition of Barnico and the P.D.C Ball mineral property from Roboco. The acquisition was funded through the issuance of $32.4 million of senior secured convertible notes. See Note 8 for additional information regarding the senior secured convertible notes. With the acquisition of Barnico, an established drilling company, Wentworth was no longer considered to be in the exploration stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

2. Significant Accounting Policies

a) Going concern

        The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern, and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. However, the Company has incurred significant, recurring losses from operations and has a working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon achieving profitable operations, maintaining compliance with the terms of the amended debt agreements with its senior secured convertible noteholders and injection of additional capital. The outcome of these matters cannot be predicted at this time.

b) Consolidation

        These consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries, Wentworth Oil & Gas, Inc. and Barnico Drilling, Inc. Wentworth Oil & Gas, Inc.

2. Significant Accounting Policies (Continued)

was dissolved in October 2007. All significant inter-company transactions have been eliminated in consolidation.

c) Oil and gas activities

        The Company follows the successful efforts method under which lease acquisition costs and intangible drilling and development costs on successful wells, development dry holes and asset retirement costs are capitalized. Costs of drilling exploratory wells are initially capitalized, but charged to expense if and when a well is determined to be unsuccessful.

        A determination of whether a drilled exploratory well has found proved reserves cannot be made immediately. This is generally due to the need for a major capital expenditure to produce and/or evacuate the hydrocarbons found. The determination of whether to make such a capital expenditure is usually dependent on whether further exploratory wells find a sufficient quantity of additional reserves. Using guidance issued in FASB Position 19-1, "Accounting for Suspended Well Costs," which became effective in April 2005, the Company capitalizes well costs in unproved oil and gas properties when the well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. The Company reevaluates its capitalized drilling costs at least quarterly to ascertain whether drilling costs continue to qualify for ongoing capitalization.

        Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until proved reserves are discovered. Once proved reserves are discovered, the costs are reclassified to proved properties. Unproved oil and gas properties that are individually significant are assessed at least annually for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of proved oil and gas properties are depreciated and depleted on a field basis by the units-of-production method based on proved reserves as estimated by an independent petroleum engineering firm. Support equipment and other property and equipment are depreciated over their estimated useful lives.

        Management performs a review for impairment of proved oil and gas properties on a field basis annually or more frequently when circumstances indicate that the carrying value may not be recoverable. To determine if a proved field is impaired, it compares the carrying value of the field to the undiscounted future net cash flows. If undiscounted cash flows are less than the carrying value, then the asset is written down to fair value. The values management uses for the undiscounted future net cash flows and fair value of a proved field are determined using the undiscounted and discounted future net revenue calculations, respectively, provided by an independent petroleum engineering firm. The Company's carrying values for a portion of the undeveloped P.D.C. Ball mineral property and the Polk County well exceeded their fair values, resulting in total impairment charges of $4.3 million during 2007.

        On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

        On the sale of an entire interest in an unproved property, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

2. Significant Accounting Policies (Continued)

        All of the Company's working interest (divided and undivided) is reported in the Company's consolidated financial statements with proportionate share of the Company's revenue and expenses in each major revenue and expense caption on the consolidated statement of operations and proportionate share of assets and liabilities separately in each major asset and liability caption on the consolidated balance sheets.

        See Note 5 for information regarding acquisitions and sales of properties.

d) Equity investments

        The Company used the equity method of accounting for its 23.5% investment in Redrock Energy, Inc. (formerly Wentworth Oil Sands, Inc.).The investment in Redrock Energy, Inc. consisted of capital contributions less the Company's proportionate share of net losses for the year ended December 31, 2006. The Company wrote down its investment $0.6 million to zero in 2006.

e) Cash and cash equivalents

        For the purpose of reporting cash flows the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

f) Accounts receivable

        As of December 31, 2007, the Company's accounts receivable primarily consist of oil and natural gas proceeds receivable. Accounts receivable at December 31, 2006 consisted of both oil and natural gas proceeds receivable and drilling contract receivables. The Company requires no collateral for such receivables, nor does it charge interest on past due balances. Management periodically review accounts receivable for collectability and reduce the carrying amount of the accounts receivable by an allowance. No such allowance was necessary at December 31, 2007 or December 31, 2006.

g) Unbilled receivables and revenue recognition

        THe Company utilizes the accrual method of accounting for natural gas and crude oil revenues whereby revenues are recognized as the Company's entitlement share of the oil that is produced and delivered to a purchaser based upon its working interest in the properties. It uses the sales method to account for gas imbalances. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The Company's gas imbalances for 2007 and 2006 were insignificant.

        Barnico recognizes revenues on turnkey drilling contracts and day-work contracts as the work progresses based on management's estimates of the percentage of the turnkey contract completed, based upon the percentage of the contractual depth drilled as of period end and records an unbilled receivable for the percentage of the turnkey contract completed. The costs related to turnkey contracts and day-work contracts are recognized as incurred. Barnico defers recognition of revenue on amounts received from customers for prepayments of services until those services are provided.

h) Major customers and concentration of credit risk

        The Company had gas sales to one customer which accounted for approximately 33% of the total sales for the year ended December 31, 2007. Gas sales in 2006 accounted for less than 10% of the Company's total sales. In addition, drilling revenue from two customers approximated 26% and 13% of the Company's total sales for the year ended December 31, 2007. For the year ended December 31, 2006, one drilling customer accounted for approximately 90% of the Company's total sales.

2. Significant Accounting Policies (Continued)

        The Company maintains its deposits primarily in two financial institutions, which at times may exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC") of $100,000. At December 31, 2007 and 2006, the Company had approximately $490,000 and $566,000 of uninsured deposits, respectively. The Company has a sweep account in which the balance is invested daily in high-interest earning Eurodollar deposit accounts. The balance for the sweep account was approximately $3.3 and $6.6 million at December 31, 2007 and 2006, respectively. The Eurodollar deposits are not insured by the FDIC. The Company has not experienced any losses with respect to uninsured balances.

i) Property and equipment

        Property and equipment are stated at cost, less accumulated depreciation. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of assets, which range from five to twenty years. Gains and losses on sales and retirements of property and equipment are reflected in income. Depreciation expense was $454,396 and $210,859 for the years ended December 31, 2007 and 2006, respectively.

j) Deferred finance costs

        Finance costs with respect to the 12% convertible note totaling $40,000 were being expensed using the interest method over the life of the note. These costs were fully amortized during 2006.

        Finance costs with respect to the 10% convertible debentures totaling $0.3 million were recorded January 12, 2006, and are being expensed using the interest method over the remaining months until maturity of the debentures on January 11, 2009. The Company also recorded a discount for the convertible debentures, as described in Note 9. Amortization expense for the years ended December 31, 2007 and 2006 was $61,000 and $134,000, respectively.

        Finance costs with respect to the 9.15% senior secured convertible notes totaling $11.2 million were originally recorded July 25, 2006, and are being expensed using the interest method over the remaining months until maturity of the notes. The maturity date of the convertible notes was extended from July 2009 until October 2010 as a result of the debt restructuring described in Note 8. The Company also recorded a discount for the senior secured convertible notes as described in Note 8. Amortization expense for the years ended December 31, 2007 and 2006 was $2.6 million and $1.1 million, respectively.

k) Foreign currency translation

        Certain of the Company's assets, liabilities, revenues and expenses are translated from Canadian currency into U.S. dollars, the Company's reporting currency. Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are also translated at the rates prevailing at the date of transaction. Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

l) Earnings (loss) per share

        Basic earnings (loss) per share has been calculated based on the weighted average number of common shares outstanding during the period. The Company uses the treasury stock method of calculating diluted per share amounts whereby any proceeds from the exercise of stock options or other

2. Significant Accounting Policies (Continued)

dilutive instruments are assumed to be used to purchase common shares at the average market price during the period. The dilutive effect of convertible securities is reflected in diluted earnings (loss) per share by application of the if-converted method. Under this method, conversion shall not be assumed for the purposes of computing diluted loss per share if the effect would be anti-dilutive. For the period ended December 31, 2007 the Company had approximately 69,598,581 potentially dilutive shares which are included in the calculation of earnings per share, and 129,030,517 shares that were excluded in the calculation of earnings per share, as their effect would be anti-dilutive. For the period ended December 31, 2006 the Company had approximately 31,942,038 potentially dilutive shares which are not included in the calculation of loss per share, because the effect would be anti-dilutive.

        The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share for the year ended December 31, 2007:

	Income	Shares	Per-Share Amount
Basic earnings per share
Net income	$60,150,787	24,407,272	$2.46
Effect of dilutive securities
Options	—	1,008,394
Warrants	—	59,733,258
Convertible debentures and notes	(92,892,779)	91,590,116

Diluted earnings per share
Net income plus assumed conversions	$(32,741,992)	176,739,040	$(0.19)

m) Use of estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs, stock based compensation and derivative contract liabilities. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Actual results could differ materially from those reported.

n) Stock based compensation

        The Company adopted SFAS No. 123 (revised 2004), "Share-Based Payments," upon inception on July 21, 2004 and accordingly, the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date. Equity instruments issued to non-employees are also accounted for under the provisions of SFAS No. 123 (revised 2004) and Emerging Issues Task Force ("EITF") 96-18. During the years ended December 31, 2007 and 2006, the Company recognized aggregate compensation expense of $12.6 million and $11.1 million, respectively, related to outstanding common stock options.

o) Income taxes

        Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all

2. Significant Accounting Policies (Continued)

temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

p) Asset retirement obligations

        The fair value of the statutory, contractual or legal liability associated with the retirement and reclamation of tangible long-lived assets is recorded when a reasonable estimate of fair value can be made, with a corresponding increase to the carrying amount of the related assets. The increase to capitalized costs is amortized to earnings on a basis consistent with amortization of the underlying assets. Subsequent changes in the estimated fair value of the asset retirement obligations are capitalized and amortized over the remaining useful life of the underlying asset. The asset retirement obligations are carried on the Consolidated Balance Sheet at their discounted present value and are accreted over time for the change in their present value, with this accretion charge included in amortization. Actual expenditures incurred are charged against the accumulated obligation with the resulting difference recognized in income as a gain or loss. See Note 11 for additional information concerning the Company's asset retirement obligation.

q) Financial instruments

        All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. The Company's financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, convertible debt and derivative liabilities. The carrying values of these instruments, except for the derivative liabilities, are considered to approximate their respective fair values because of the short maturity of these instruments. The fair value of the derivative liabilities was determined using the Black-Scholes option pricing model.

r) Comprehensive income

        Under SFAS No. 130, "Reporting Comprehensive Income," the Company is required to record certain gains and losses as a component of Stockholders' Equity, with the current changes in the component balances comprising the balance sheet figure disclosed in a separate statement or in a financial statement note. The net income is the same as the comprehensive income for 2007 and 2006.

s) Impairment of long-lived assets

        The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

        The Company recorded impairment charges related to capitalized costs of oil and gas properties of $4.3 million and $0.2 million for the years ended December 31, 2007 and 2006, respectively. In addition, the Company recorded an impairment charge of $2.7 million on drilling equipment during 2007. There was no equipment impairment recorded in 2006.

2. Significant Accounting Policies (Continued)

t) Recent accounting pronouncements

        In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 amends and expands the disclosure requirements of FASB Statement No. 133 with the intent to provide users of financial statements with an enhanced understanding of (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and the related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (iii) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for years and interim periods beginning after November 15, 2008. The effect of adopting SFAS 161 is not expected to have a significant effect on the Company's reported financial position or earnings.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations ("SFAS No. 141(R)"). SFAS No. 141(R), among other things, establishes principals and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. This standard will change the Company's accounting treatment for business combinations on a prospective basis.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 establishes accounting and reporting standards for non-controlling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as non-controlling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The Company is currently evaluating the requirements of SFAS No. 160 and has not yet determined the impact of adoption, if any, on its financial position, results of operations or cash flows.

        In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS No. 157"), was issued. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. It applies whenever other standards require or permit assets or liabilities to be measured at fair value, but it does not expand the use of fair value in any new circumstances. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007. The effect of adopting SFAS No. 157 is not expected to have a significant effect on the Company's reported financial position or earnings, but it will require additional disclosure on its derivative instruments when adopted.

        In February 2007, Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 ("SFAS No. 159") was issued. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates.

2. Significant Accounting Policies (Continued)

Unrealized gains and losses on items for which the fair value option has been elected are to be recognized in earnings at each subsequent report date. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The effect of adopting SFAS No. 159 has not been determined, but it is not expected to have a significant effect on reported financial position or earnings.

u) Reclassifications

        Certain reclassifications have been made to the prior year financial statements in order for them to be in conformity with the current year presentation.

3. Royalty Interests

        The Company acquired oil and gas royalty interests in Freestone County, Anderson County and Jones County, Texas in 2006. The royalty interest was purchased as part of the 27,557 gross acres of oil and gas fee mineral rights described in Note 5. The royalty interest was recorded at its initial estimated relative fair value of $0.4 million. Depletion of approximately $27,000 and $59,300 has been recorded for the years ended December 31, 2007 and 2006, respectively on the royalty interests.

4. Joint Operating Agreement

        In November 2006, the Company signed two three-year Oil & Gas Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, "Marathon") to explore approximately 9,200 acres of the P.D.C. Ball mineral property in Freestone County, Texas. The agreements give Marathon the right to drill deep gas wells on the property (below 8,500 feet) and the opportunity, but not obligation, to partner with the Company on drilling upper zones (above 8,500 feet) on a 50/50 basis. The Company retained a 21.5% royalty interest in any revenue generated from the property below 8,500 feet and a 23% royalty interest in any revenue generated from the property above 8,500 feet. In addition, Barnico will be the drilling contractor under the joint operating agreement on any wells drilled from the surface to approximately 8,500 feet. As part of the agreement, the Company acquired a seismic license giving it access to all seismic data collected during Marathon's lease term.

5. Oil and Gas Properties

Properties Acquired

P.D.C. Ball — Anderson, Freestone, and Jones Counties, Texas

        As described in Note 1, on July 26, 2006, the Company completed its acquisition of 100% of Barnico Drilling, Inc.'s voting stock and the P.D.C. Ball oil and gas mineral interests. The P.D.C. Ball mineral interests were purchased from Roboco Energy, Inc. and comprised a 90% interest in oil and gas fee mineral rights on 27,557 gross acres in Anderson County, Freestone County and Jones County, Texas. The acquisition was accounted for as a purchase and the acquisition costs were allocated to assets acquired and liabilities assumed based on estimates of their relative fair values. The P.D.C. Ball oil and gas mineral properties and Barnico Drilling, Inc. acquisitions were accounted for as one transaction because the Company could not have completed one without the other, and one individual was a principal in each vendor-company.

        Total consideration for the acquisition of the P.D.C Ball mineral rights and Barnico was $22.7 million cash and 4.3 million common shares of the Company's stock at a price of $2.18 per common share, or $9.3 million, net of finder's fees to unrelated third parties. The purchase price was funded by the issuance of $32.4 million in senior secured convertible notes and Series A and Series B

5. Oil and Gas Properties (Continued)

Warrants to purchase 46,214,286 and 16,175,000 shares of common stock, respectively, in a private placement. See additional information regarding the private placement in Note 8, "Senior Secured Convertible Notes Payable."

        Total costs capitalized on the P.D.C. Ball mineral interest for the year ended December 31, 2006 were $28.9 million, including acquisition, exploration costs, and deferred tax and deducting $2.7 million proceeds from leasing portions of the minerals rights to Marathon. The total capitalized costs increased to $30.0 million from $28.9 million during 2007. The Company's costs in the P.D.C. Ball minerals predominantly relate to the proved undeveloped reserves. Therefore, due to the lack of available resources to fund further development, it recorded an impairment charge of $2.6 million at December 31, 2007 for the excess of the carrying value over the fair market value. The fair market value was based on the discounted future net cash flows from its January 1, 2008 reserve report, as adjusted for industry risk factors management believes to be appropriate in the circumstances.

P.D.C. Ball — Anderson, Freestone, and Jones Counties, Texas

        Barnico Drilling, Inc. is an East Texas-based drilling contractor with two drilling rigs. Due to the recent increase in oil and gas prices, there had been a significant increase in drilling activity, resulting in a high demand for drilling contractors. Management believed this demand had caused shortages in available drilling rigs and a significant increase in contract rates. This acquisition was made to control drilling cost and to meet management's drilling schedule. Due to a lack of capital and uncertainty of the debt restructuring with its principal lenders, the Company halted its drilling activities during 2007. Management is seeking to recover all or part of the Company's investment in Barnico through other strategic opportunities, including a possible sale of Barnico or its assets. As a result of these circumstances the Company recognized an impairment charge of $2.7 million for the excess of the carrying value of the equipment over its fair market value as determined by an independent appraisal.

        The Company's 2006 consolidated results of operations incorporated Barnico Drilling, Inc.'s activity from the acquisition date.

        The following pro forma information is presented as if the acquisition of Barnico Drilling, Inc. and the P.D.C. Ball mineral property had occurred at the beginning of 2006:

Year Ended December 31, 2006
Total revenue	$6,366,653

Operating expenses	6,023,041
General and administrative	15,240,842
Finance cost	32,983,443
Equity loss on investment	593,735
Loss on derivative contracts	56,076,710
Deferred tax benefit	(5,206,199)

Total expenses	105,711,572

Net loss	$(99,344,919)

Net loss per share	$(4.54)

5. Oil and Gas Properties (Continued)

P.D.C. Ball — Anderson, Freestone, and Jones Counties, Texas

        The following is a summary of allocation of assets and liabilities from the purchase of Barnico Drilling, Inc. and the P.D.C. Ball mineral property:

Purchase price:
Cash	$22,660,000
Wentworth Energy, Inc. stock	9,267,320

$31,927,320

Allocation:
Royalty interests	$353,888
Unproved properties	30,718,924
Barnico's drilling rigs and equipment	5,882,000
Barnico's cash	354,669
Deferred tax liability	(5,206,199)
Other assets and liabilities	(175,962)

$31,927,320

Properties Sold

Archer, Wichita, Pecos and McMullen Counties, Texas

        During 2006, the Company acquired a 75% working interest in the Pecos County property covering approximately 130 acres in Pecos County, Texas for approximately $75,000 in cash. Capitalized costs for this property in 2006 totaled $0.2 million. In December 2006, the Company completed the sale of this property and three others in Archer County, Wichita County and McMullen County, Texas, to Exterra Energy, Inc. (formerly Green Gold, Inc.), which, subsequent to the sale, engaged a then-current Wentworth director as its Chief Executive Officer. Because of the relatively small size and low production levels of these properties, and because they are scattered across north-central, western and southern Texas, the Company concluded that these properties were not economically viable. The sale generated proceeds, net of selling costs, of approximately $0.6 million, of which $0.3 million was originally paid in cash and the remainder is to be paid to the Company pursuant to a promissory note secured by a mortgage on the properties. The promissory note bears interest at 10% per year and was originally due in full on or before November 1, 2007. The Company realized a gain on sale of $0.2 million. The note was amended in 2007 to require a payment of $0.1 million in 2007 and monthly payments of $50,000 in 2008 with the last payment due in April 2008 to include all accrued interest.

6. Equipment

        Property and equipment consist of the following:

	Cost	Accumulated Depreciation	Allowance for Impairment	December 31, 2007 Net Book Value
Rigs and equipment	$6,078,953	$574,058	$2,670,525	$2,834,370
Vehicles	220,489	51,301	—	169,188
Office equipment and furniture	51,379	12,062	—	39,317
Construction equipment	233,500	25,296	—	208,204

	$6,584,321	$662,717	$2,670,525	$3,251,079

6. Equipment (Continued)

	Cost	Accumulated Depreciation	Allowance for Impairment	December 31, 2006 Net Book Value
Rig and equipment	$5,923,845	$180,376	$—	$5,743,469
Vehicles	220,489	18,375	—	202,114
Office equipment and furniture	45,670	1,145	—	44,525
Construction equipment	233,500	9,730	—	223,770

	$6,423,504	$209,626	$—	$6,213,878

7. Demand Note Payable

        During 2006, the Company borrowed $0.5 million that was due on demand, with interest at 10% per annum. The note was uncollateralized. The loan was repaid by an issuance of 357,143 shares of common stock on September 6, 2006.

8. Senior Secured Convertible Notes Payable

        On July 25, 2006, the Company issued 9.15% senior secured convertible notes (the "convertible notes") with a principal amount totaling $32.4 million, and Series A and Series B warrants to purchase, respectively, 46,214,287 and 16,175,000 shares of the Company's common stock until July 25, 2011 at an initial price of $1.40 a share. The Series B warrants were exercisable only if the Company required the holders to convert the senior secured convertible notes.

        Interest was payable quarterly and principal was due in twenty-five equal installments beginning in July 2007. The notes were convertible into common stock at the holders' option at an initial rate of $1.40 per share and interest and principal could be paid in common stock at a discount to market value, as described in the agreement.

        The Company analyzed the convertible notes and the related warrants pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". This provision results in a bifurcation of the conversion feature and the related warrants from the debt and requires accounting for these instruments as a derivative contract liability with changes in fair value recorded in the Consolidated Statements of Operations.

        Pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," EITF 00-27 "Application of Issue No 98-5 to Certain Convertible Instruments," EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the original fair value of the embedded beneficial conversion feature in the convertible notes and in the associated warrants of $146.0 million was recorded as a derivative contract liability because the debt is considered non-conventional convertible debt. The initial liability was attributed $8.2 million to deferred financing costs, $32.4 million as a discount to the senior secured convertible notes and $105.4 million as loss on derivatives. In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a non-cash gain of $89.3 million for year ended December 31, 2007 and resulted in a non-cash loss of $50.7 million for the year ended December 31, 2006. During 2007, the difference between the change in the balance of the derivative liability and the amount recognized as gain on derivatives is due to an additional $20.9 million of derivative liability being attributed to debt discount relating to the restructuring of the debt as described below. The fair

8. Senior Secured Convertible Notes Payable (Continued)

value of the derivative contract liability outstanding as of December 31, 2007 and December 31, 2006 was $23.1 million and $91.5 million, respectively.

        The Company was required to file a registration statement for the resale of the number of shares of its common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payment of interest on, and principal of, the convertible notes, and upon exercise of the warrants. The registration statement was required to be declared effective by November 7, 2006. The Company was unable to complete the registration by that date and was, therefore, required to pay, beginning on the date of the failure, and on every 30th day thereafter until such failure is cured, liquidated damages to the investors of 1.5% of the aggregate purchase price of the senior secured convertible notes accruing from the 165th day following the date of the Purchase Agreement. The Company obtained a waiver and extension to January 5, 2007. The Company recorded $14.7 million of penalties and interest as of December 31, 2006 related to the default.

        The Company was in default of the terms of its agreements with investors, specifically the registration requirement, during 2007; therefore, the investors had the right to cause the senior secured convertible notes to be due and payable immediately

        However, on October 31, 2007, the Company restructured their convertible notes. As a result of the restructuring, the aggregate principal balance of the amended and restated convertible notes increased to $53.8 million, which included approximately $16.4 million of accrued penalties and interest on the original convertible notes and additional cash proceeds of $5.0 million. Management classified this debt and the related discount as long-term liabilities in the December 31, 2007, Consolidated Balance Sheet due to the restructuring.

        The amended and restated convertible notes (referred to hereafter as the "convertible notes") are convertible into shares of the Company's common stock at a conversion price of $0.65 per share, subject to anti-dilution adjustments. The convertible notes have a maturity date of October 31, 2010, subject to the right of the holders to extend the maturity date to a date that is not later than October 31, 2012. The Company's obligations under the convertible notes are secured by a security interest in substantially all of the assets of the Company and its wholly-owned subsidiary, Barnico Drilling, Inc.

        The convertible notes bear an interest rate of 9.15% per annum, subject to increase in an event of default to 15% per annum if a default is not cured. Interest accrues on the convertible notes commencing on April 1, 2008 and is payable quarterly and may, at the Company's option if certain "Equity Conditions" are satisfied, be paid by the issuance of the Company's common stock. Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

        The holders of the convertible notes also agreed to irrevocably waive any and all breaches, defaults or events of default by the Company, any fees, charges and penalties arising prior to the date of the amending agreements, and to withdraw any and all existing event of default redemption notices given to the Company in connection with the original convertible notes.

        Pursuant to SFAS 15, "Accounting for Debtors and Creditors for Troubled Debt Restructuring", the transaction was accounted for as a troubled debt restructuring. However, there was no gain recognized as there were no concessions made to reduce the future cash flows payable.

        The restructuring also resulted in a $27.1 million increase in the fair value of the derivative contract liability. Of this increase, $20.9 million was attributed to the debt discount (the difference

8. Senior Secured Convertible Notes Payable (Continued)

between the balance of the original discount and the new face value of $53.8 million) and $6.2 million as a loss on the derivative contract liability. The loss recognized represents the excess of the fair market value of the conversion feature and warrants over the principal balance of the convertible notes. The accounting applied as a result of the restructuring is pursuant to the same provisions applied in the original accounting for the embedded derivative liability.

        The holders of the convertible notes may require the Company to redeem a principal amount equal up to one-third of the original principal amount of the convertible notes plus accrued and unpaid interest and late charges, if any, within 15 days after October 31, 2008 or October 31, 2009. The Company may require the holders to return a principal amount equal up to one-third of the original principal amount of the convertible notes if certain Equity Conditions are satisfied, within 15 days after October 31, 2008 or October 31, 2009. Upon receipt of a partial redemption notice by the holders, the Company may require the holders to return the full principal amount of the convertible notes if no event of default has occurred and is continuing.

        The Amended and Restated Series A Warrants, Amended and Restated Series B Warrants, New Series A Warrants, New Series B Warrants and Other New Series A Warrants (collectively, the "warrants") related to the convertible notes entitle the holders thereof to purchase up to an aggregate of 68,545,554 shares of the Company's common stock in respect of the Series A Warrants, 17,925,524 shares of the Company's common stock in respect of the Series B Warrants, and 2,021,429 shares of the Company's common stock in respect of the Other New Series A Warrants for a period of seven years, at an exercise price of $0.65 per share, in the case of the Amended and Restated Series B Warrants and the New Series B Warrant, and $0.001 per share, in the case of the Amended and Restated Series A Warrants, the New Series A Warrants and the Other New Series A Warrants. In November 2007, holders exercised Amended and Restated Series A Warrants to purchase 953,766 shares of the Company's common stock, and subsequent to the end of the year, exercised Amended and Restated Series A Warrants and Other New Series A Warrants to purchase 805,070 shares of the Company's common stock.

        Registration of the warrant shares is no longer required. The increase in the number of warrant shares and the change in the exercise prices are included in the computation of the fair market value derivative contract liability.

        The convertible notes contain various covenants including, among other things, covenants limiting the incurrence of indebtedness or liens, limiting capital expenditures, limiting the payment of dividends, reserving shares equal to 130% of the number of shares of common stock issuable upon conversion of the convertible notes, as well as provisions governing change of control transactions. Upon a change of control transaction, holders of the convertible notes may require the Company to repurchase the convertible notes at a purchase price of 120% or more of the principal amount of the convertible notes being redeemed.

        The Amended and Restated Registration Rights Agreement requires the Company to file an initial registration statement for the resale of a number of shares of common stock equal to 33.33% (or such greater or lesser percentage or amount as is permitted by the SEC) of the issued and outstanding common stock of the Company that is not beneficially owned by affiliates of the Company. The registration statement must be declared effective by the SEC by April 30, 2008 and must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement. However, management has negotiated a 60-day extension, which would make the effectiveness deadline June 30, 2008. If the Company fails to meet the deadline for the effectiveness of the registration statement or, subject to certain "grace periods", if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of

8. Senior Secured Convertible Notes Payable (Continued)

1.0 percent of the product of the number of securities included in the registration statement and the greater of (i) the weighted average price of the Company's common stock during the 20 trading days preceding the payment date and (ii) the conversion price of the convertible notes. Any liquidated damages arising from failure of the registration statement to be declared effective will begin accruing 140 days from the date of the issuance of the Notes.

9. Convertible Debentures Payable

        On January 12, 2006, the Company issued 10% secured convertible debentures (the "debentures") with a principal amount of $1.5 million and warrants to purchase 1,500,000 shares of the Company's common stock until January 12, 2011. One-third of the warrants were exercisable at a price of $0.60 per share, one-third at $0.80 per share and the remaining one-third at $1.00 per share.

        The debentures were due and payable on January 11, 2009. The principal and accrued interest on the debentures could, at the option of the holder during the term of the debentures, be converted into shares of the Company's common stock at a rate of the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of the Company's common stock during the 15 trading days preceding the conversion date. The investor agreed to restrict its ability to convert the debentures to an amount less than 5% of the then-issued shares of common stock in the Company. In addition, the investor will not convert more that $150,000 of the principal in any 30-day period. The convertible debenture was collateralized by 7,758,000 shares of the Company's treasury stock held in escrow. The collateral treasury shares were released and cancelled in July 2006.

        In connection with these debentures the Company recorded a $1.5 million debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force ("EITF"). The debt discount is being amortized using the interest method over the life of the related debentures and $0.1 million was expensed during year ended December 31, 2007, and $0.4 million was expensed during the year ended December 31, 2006.

        Because the debentures and the related warrants have a feature wherein the conversion price and exercise price resets there is a potential that the Company may not have enough shares to settle the exercise in shares. The debentures and the related warrants were analyzed pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". This provision results in a bifurcation of the conversion feature and the related warrants from the debt and requires accounting for these instruments as a derivative contract liability with changes in fair value recorded in the Consolidated Statements of Operations.

        Pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," EITF 00-27 "Application of Issue No 98-5 to Certain Convertible Instruments," EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the original fair value of the embedded beneficial conversion feature and freestanding warrants of $2.4 million was recorded as a derivative contract liability, because the debt is considered non-conventional convertible debt. In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a non-cash gain of $3.6 million of the year ended December 31, 2007 and a non-cash loss of $2.6 million for the year ended December 31, 2006. The fair value of the derivative contract liability outstanding as of December 31, 2007 and December 31, 2006 was $0.7 million and $4.2 million, respectively.

9. Convertible Debentures Payable (Continued)

        The Company was required to file a registration statement for the convertible debentures but was unable to meet the effectiveness date of the registration statement (which deadline was the same as that which applied to the senior secured convertible notes). Failure to meet the registration requirement required the Company to pay, but it did not pay, either in cash or common stock, liquidated damages of two percent of the liquidated value of the debentures with three business days of such failure and every 30-day period thereafter until such failure is cured. Any liquidating damages begin accruing on the date of any such failure.

        The Company was in default of the terms of its agreements with the debenture holders, specifically the registration requirement, during 2007; therefore, the debenture holder had the right to demand repayment. However, on October 31, 2007 the Company restructured the debenture agreements. As a result of the restructuring, the principal balance of the payable increased by approximately $0.4 million. This amount represented interest and penalties on the debentures accrued through the date of the restructuring. Management classified this debt and the related discount as long-term liabilities in the December 31, 2007 Consolidated Balance Sheet due to the restructuring.

        An Amendment and Exchange Agreement (the "Agreement") was entered into with the debenture holder whereby the debenture holder irrevocably waived any and all breaches, defaults or events of default by the Company, and any fees, charges and penalties in connection with any such breaches, defaults or events of default prior to the date thereof. In addition, the registration rights agreement was terminated, thereby eliminating the Company's obligation to register the shares of common stock underlying the convertible debentures and warrants.

        The amended and restated convertible debentures (hereinafter referred to as the "debentures") have an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing October 31, 2007. The Company's obligations under the debentures are secured by a security interest in substantially all of the Company's assets; however, that security interest is subordinated to the security interest created under the security agreement in favor of the holders of the senior secured convertible notes as described in Note 8.

        The debentures are convertible at the option of the debenture holder into shares of the Company's common stock at a conversion price of $0.65 per share until April 30, 2008 and thereafter at a price per share equal to the lower of $0.65 or 85% of the lowest volume weighted average daily closing price of the Company's common stock during the 15 trading days immediately preceding the conversion date, subject to anti-dilution adjustments.

        The Company also amended the exercise price of the related warrants to $0.001 per share. In November 2007, the holder exercised Amended and Restated Warrants to purchase 997,500 shares of the Company's common stock.

        Pursuant to SFAS 15, "Accounting for Debtors and Creditors for Trouble Debt Restructuring", this transaction was accounted for as a troubled debt restructuring. However, there was no gain recognized as there were no concessions made to reduce the future cash flows payable.

        The restructuring also resulted in a $59,000 increase to the debt discount with an offset that increased the fair value of the derivative contract liability that was attributed to the loss on derivatives, pursuant to the same provisions applied to the original accounting for the embedded derivative liability. The Company calculated the adjustment as the difference between the measurement of the fair market value of the derivative contract liability before and after the date of the amending agreements.

        The Company may redeem the debentures, in whole or in part, by providing the debenture holder with five trading days advance written notice. The redemption amount will equal the principal amount, plus accrued interest, plus a redemption premium equal to the product of (a) the positive difference, if any, between the lowest weighted average price of the common stock during the five trading days preceding the date of the redemption notice and the conversion price and (b) the quotient obtained from dividing the outstanding principal amount plus accrued interest by the conversion price on the date of the redemption notice.

10. Related Party Transactions

        The Company entered into transactions with related parties as follows. These amounts have been recorded at the exchange amount, being the amount agreed to by the parties:

Years ended December 31	2007	2006
Management and consulting fees paid to a director, persons related to directors or entities controlled by directors	$759,928	$913,673
Rent paid to a director, persons related to directors or entities controlled by directors or by persons related to directors	96,184	22,543
Oilfield services fee paid to a director's family members or an entity controlled by a director's family member	40,954	81,768
Overriding royalties paid to a corporation controlled by a director and /or a director's family member	62,278	—
Purchase of mineral interest from a corporation owned in part by a director	45,000	—
Note receivable from an entity whose CEO is a former director of the Company	200,000	300,000

        (a) As of December 31, 2007 and 2006, approximately $48,000 was owed to a family member of a director and corporations controlled by directors of the Company with respect of unpaid fees and expenses. The amount due to related parties is unsecured, and without interest or stated terms of repayment.

        (b) As of December 31, 2007, the Company held a $0.2 million promissory note receivable related to the sale of properties to Exterra Energy, Inc (formerly Green Gold, Inc.), of which one of the Company's former directors, Gordon C. McDougall, is the Chief Executive Officer. The note bears interest of 10% per year and was due in full November 1, 2007. This maturity date was subsequently extended to April 2008.

        (c) As of December 31, 2007, $0.2 million was payable related to the termination of the management agreement with Panterra Capital Inc. on December 13, 2007.

11. Asset Retirement Obligation

        The following table summarizes the changes in the Company's asset retirement obligation during the years ended December 31, 2007 and 2006.

	2007	2006
Asset retirement obligation, January 1	$155,241	$189,000
Asset retirement obligations incurred in the current period	135,721	220,880
Asset retirement obligations settled in the current period	(81,198)	(264,307)
Accretion expense	6,024	9,668
Revisions in accounting estimate	(75,673)	—
Revisions in estimated cash flows	—	—

Asset retirement obligation, December 31	$140,115	$155,241

12. Warrants Outstanding

        A summary of warrants issued during the years ended December 31, 2007 and 2006 is as follows:

	Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2005	1,478,754	$0.98
Warrants issued	68,307,145	1.45
Warrants exercised	(1,960,524)	1.12

Outstanding at December 31, 2006	67,825,375	1.45
Warrants issued	24,081,791	0.05
Warrants exercised	(1,955,890)	0.001

Outstanding at December 31, 2007	89,951,276	$0.24

        The decline in the weighted average exercise price of warrants outstanding at December 31, 2007, when compared to December 31, 2006 is a result of the October 31, 2007 amendments to the senior secured convertible notes, under which the exercise price of Series A Warrants and Series B Warrants was reduced, and additional Series A Warrants and Series B Warrants were issued at the reduced exercise prices.

        The following table summarizes information about warrants outstanding at December 31, 2007:

	Exercise Prices	Number Outstanding	Average remaining life in years
Private placement of common stock	$1.00	168,230	1.00
Issuance of convertible debentures	0.001	500,000	3.03
Professional services fees	0.65	25,000	0.03
Private placement of common stock	4.00	125,000	3.47
Private placement of common stock	1.40	746,429	3.47
Issuance of senior secured convertible notes	0.001	67,589,664	6.83
Issuance of senior secured convertible notes	0.65	17,925,524	6.83
Placement agent, investment banking and consulting agreements in connection with the issuance of senior secured convertible notes	1.40	2,121,429	3.56
Agreement in connection with the Company's purchase of Barnico Drilling, Inc. and the P.D.C. Ball oil and gas mineral interest	5.00	400,000	3.56
Agreement in connection with the Company's purchase of Barnico Drilling, Inc. and the P.D.C. Ball oil and gas mineral interest	8.00	350,000	3.56

		89,951,276

13. Supplemental Cash Flow

        The following non-cash transactions were recorded during the years ended December 31, 2007 and 2006:

	2007	2006
Shares issued for reduction of payables	$41,600	$590,790
Shares issued for conversion of debt	—	628,500
Shares issued for assets acquired	—	9,267,320
Warrants issued for assets acquired	—	1,468,642
Shares issued for investment	—	248,000
Shares issued upon cashless exercise of warrants	1,951	133,964
Shares issued for deferred financing fees	—	125,250
Warrants issued for deferred financing fees	—	8,185,698
Transfer of oil and gas properties to equity investments	—	100,001
Discount on convertible debt	20,948,129	33,850,000
Refinancing of senior secured convertible notes payable	16,790,145	—
Refinancing of convertible debentures	363,573	—

14. Stock-Based Compensation

        The Company prospectively adopted SFAS 123(R), "Share-Based Payments," upon the July 21, 2004 inception. The Company granted stock options to key employees, directors, officers and consultants as follows:

        On March 15, 2005, the Company issued stock options for 5,500,000 shares of common stock to directors and consultants, in exchange for financial and management consulting services. Of the 5,500,000 stock options granted, 1,600,000 stock options have an exercise price of $0.50. These options vested on June 1, 2006, and are exercisable until February 28, 2009. On November 14, 2007, these stock options were amended to extend their expiration date to February 28, 2012.

        The remaining 3,900,000 stock options granted on March 15, 2005, have an exercise price of $0.25, and 2,925,000 of these options vested on June 1, 2005 and are exercisable until February 28, 2008 and the remaining 975,000 options vested on September 1, 2005 and are exercisable until February 28, 2008. During the year ended December 31, 2005, 800,000 options were exercised and 600,000 options were cancelled. During the year ended December 31, 2006, an additional 500,000 options were exercised. On November 14, 2007, 1,600,000 options were amended to extend their expiration date from February 28, 2008 to February 28, 2011.

        On March 23, 2005, the Company issued stock options for 900,000 shares of common stock to executives and consultants, in exchange for financial and management consulting services. Of the 900,000 stock options granted, 400,000 options have an exercise price of $0.50. The options vest at 50,000 shares per quarter commencing June 1, 2006 and expire on February 28, 2008. On November 14, 2007, 200,000 of these options were amended to extend the expiration date to February 28, 2011 and the other 200,000 options to February 28, 2012. An additional 200,000 options had an exercise price of $0.25, vested at 50,000 shares per quarter commencing June 1, 2005 and were exercised in full, as summarized below, prior to their expiration on February 28, 2007. A further 200,000 options have an exercise price of $0.25 per share, vested immediately and expire February 28, 2008. The amendment on November 14, 2007 extended the expiration date on these latter 200,000 options to February 28, 2011. The remaining 100,000 options had an exercise price of $0.25, vested at 25,000 shares per quarter commencing June 1, 2005 and were exercised in full, as summarized below, prior to their expiration on February 28, 2007. During the years ended December 31, 2005 and 2006, 40,000 and 140,000 options,

14. Stock-Based Compensation (Continued)

respectively, were exercised with an exercise price of $0.25. During 2007, an additional 120,000 options with an exercise price of $0.25 were exercised.

        On June 8, 2005, the Company issued stock options for 225,000 shares of common stock to consultants, in exchange for financial and management consulting services. Of the 225,000 stock options granted, 175,000 options have an exercise price of $0.50 and are exercisable at any time, in whole or in part, during the period commencing June 1, 2006 and expiring on February 28, 2008. The remaining 50,000 options have an exercise price of $0.25 and are exercisable at any time, in whole or in part, during the period commencing June 1, 2005 and expiring on February 28, 2007. During the year ended December 31, 2006, 127,500 options were exercised. As of December 31, 2006, the vested options totaled 97,500 with a $0.50 exercise price.

        On October 1, 2005, the Company issued stock options for 100,000 common stock to a consultant, in exchange for financial and management consulting services. The exercise price is $0.50 per share and the options are exercisable at any time, in whole or in part, until February 28, 2008. On November 14, 2007, the options were amended to extend the exercise date to February 28, 2011.

        On December 31, 2005, the Company issued stock options for 2,950,000 shares of common stock to directors and consultants in exchange for financial and management consulting services. The options are exercisable at a price of $0.50 per share until February 28, 2008. During the year ended December 31, 2006, 54,000 options were exercised and 1,750,000 options were forfeited. On November 14, 2007, the expiration date of 1,200,000 of these options was extended to February 28, 2011.

        Also on December 31, 2005, the Company granted stock options to a consultant to purchase 100,000 shares of common stock. These options had an exercise price of $0.50 per share and were exercised in full prior to their expiration on December 31, 2006.

        On January 9, 2006, the Company adopted a Directors' Stock Option Plan ("DSO Plan") for directors that provided for the grant of options to purchase up to 200,000 shares of common stock of the Company after each full year of service as a director.

        On May 29, 2006, pursuant to the DSO Plan, the Company granted stock options to three directors to each purchase 200,000 shares of common stock and totaled options to purchase 600,000 shares at a price of $0.50 per share until May 29, 2009. During the year ended December 31, 2006, 200,000 options were exercised. On November 14, 2007, the option expiration date was changed to May 29, 2012 for one of the remaining directors still holding 200,000 options.

        On February 15, 2006, the Company granted stock options for 250,000 shares of common stock to a non-employee director. The options have an exercise price of $1.50 per share and vest at the rate of 31,250 shares per calendar quarter commencing April 1, 2006 and expire on February 28, 2011. On November 14, 2007, the options were amended to change the exercise price to $0.75 per share.

        On March 27, 2006, the Company granted stock options for 500,000 shares of common stock to an executive officer as compensation for management services. The options have an exercise price of $3.85 per share and vested immediately. The options expire on February 28, 2009. On November 14, 2007, the options were amended to change the exercise price to $0.75 per share and the expiration date to February 28, 2012.

        On May 29, 2006, the Company issued stock options to purchase a total of 6,000,000 shares of common stock to three consultants. The exercise price is $1.50 per share and the options vest commencing July 1, 2006 at an aggregate rate of 500,000 shares per quarter and expire on June 30,

14. Stock-Based Compensation (Continued)

2009. On November 14, 2007, the exercise price was changed to $0.75 per share and the expiration date to June 15, 2012.

        Also on May 29, 2006, the Company granted stock options for 650,000 shares of common stock to two consultants in exchange for management consulting services to it. The exercise price is $4.20 per share. Options totaling 350,000 vested immediately and the remaining 300,000 options vested on May 29, 2007. All options expire on February 28, 2009. On November 14, 2007, the options were amended to extend the expiration date to February 28, 2012 and reduce the exercise price to $0.75 per share.

        On June 14, 2006, the Company granted stock options for 200,000 shares of common stock to a non-employee director with an exercise price of $4.20 per share. The stock options vest over the ensuing twelve months and expire on June 15, 2009. On November 14, 2007, the options were amended to extend the expiration date to June 15, 2012, and change the exercise price to $0.75 per share.

        On July 4, 2006, the Company granted stock options for 1,050,000 shares of common stock to three consultants with an exercise price of $1.50 per share. The options vest at an aggregate rate of 166,667 shares per quarter and expire on June 30, 2009. On November 14, 2007, the options were amended to extend the expiration date June 15, 2012, and change the exercise price to $0.75.

        On January 8, 2007, the Company granted stock options for 150,000 shares of common stock to an unrelated company to settle a contract. The options are exercisable at a price of $1.50 per share until September 20, 2008.

        On February 15, 2007, the Company adopted a 2007 Stock Incentive Plan (the "2007 Plan") for employees, directors, officers, consultants and advisors of the Company to provide a means to motivate, attract and retain the services of such individuals in order to promote the success of the Company. The 2007 Plan reserves 2,378,249 shares of common stock for issuance by the Company either directly as stock awards or underlying stock options.

        On February 19, 2007, pursuant to the 2007 Plan, the Company granted stock options to two employees to each purchase 150,000 shares of common stock, totaling 300,000 stock options. The exercise price is $1.50 per share and the options vest at the rate of 50,000 shares per year commencing on May 31, 2007 and expiring on May 31, 2010. The terms were changed by an amendment on November 14, 2007, to an exercise price of $0.75 per share and an expiration date of May 31, 2013.

        On April 2, 2007, the Company granted stock options for 200,000 shares of common stock to a director pursuant to the DSO plan. The options, which vested immediately, have an exercise price of $0.50 per share and expire on April 2, 2010. On November 14, 2007, the option was amended to extend the expiration date was extended to April 2, 2013.

        On December 13, 2007, the Company issued stock options pursuant to the 2007 Plan for 1,000,000 shares of common stock to an executive officer, in exchange for financial and management consulting services. The options are exercisable at a price of $0.75 per share until December 13, 2013.

14. Stock-Based Compensation (Continued)

        A summary of options granted during the years ended December 31, 2007 and 2006 is as follows:

	Options	Weighted Average Exercise Price (1)	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2005	8,335,000	$0.41	—
Options granted	9,250,000	1.81	$3.53
Options terminated	(1,750,000)	0.50	—
Options exercised or canceled	(1,021,500)	0.33	—

Outstanding at December 31, 2006	14,813,500	1.28	—
Options granted	1,650,000	0.92	0.39
Options terminated	—	—	—
Options exercised	(220,000)	0.36	—

Outstanding at December 31, 2007	16,243,500	$0.63	—

(1)
Weighted average exercise prices for the year ended December 31, 2007 reflect the effects of the amendment on November 14, 2007 which changed the exercise prices of certain existing awards.

        The following is a summary of stock options outstanding at December 31, 2007:

Exercise Price	Options Outstanding	Weighted Average Remaining Contractual Lives (Years)	Options Exercisable	Weighted Average Remaining Contractual Lives (Years)
$0.25	2,200,000	1.53	2,200,000	1.53
$0.50	3,943,500	3.79	3,597,500	3.84
$0.75	9,950,000	4.57	6,193,762	4.62
$1.50	150,000	0.73	150,000	0.73

	16,243,500		12,141,262

        Stock options exercisable at December 31, 2007 totaled 12,141,262 shares and had a weighted average exercise price of $0.59. Upon exercise, the Company issues the full amount of shares exercisable according to the terms of the option agreements from new shares. The Company has no plans to repurchase those shares in the future. During 2007 220,000 options were exercised for total cash proceeds of $80,000. The following is a summary of stock options exercisable at December 31, 2007 and 2006:

	Options Exercisable	Weighted Average Exercise Price
December 31, 2007	12,141,262	$0.59
December 31, 2006	7,538,754	$1.06

        The Company estimates the fair value of stock options using the Black-Scholes option pricing model, consistent with the provisions of SFAS 123(R) and SEC Staff Accounting Bulletin No. 107 (SAB 107). Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of the Company's stock, the risk-free rate and the Company's dividend yield. Estimates of fair value are not intended to predict actual future

14. Stock-Based Compensation (Continued)

events or the value ultimately realized by grantees, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

        The fair value of each stock option is estimated on the date of the grant using the Black-Scholes option pricing model. No dividends were assumed due to the nature of the Company's current business strategy. The following table presents the weighted-average assumptions used for options granted:

	Years Ended December 31
	2007	2006
Number of options	1,650,000	9,250,000
Risk-free interest rate	3.05% - 3.73%	4.60% - 5.209%
Expected life	1.175 - 6.62 years	2.92 - 5.04 years
Expected volatility	120.57% - 151.34%	173.98% - 189.00%

        The weighted average grant date fair value of options granted was $0.39 and $3.53 per share for the years ended December 31, 2007 and 2006, respectively. The total intrinsic value of options exercised during the fiscal years ended December 31, 2007 and 2006 was $0.1 million and $1.4 million, respectively. Based on the Company's stock price of $0.155 at year end, the options had no intrinsic value at December 31, 2007. The aggregate intrinsic value of outstanding options and exercisable options as of December 31, 2006 was $6.0 million and $5.2 million, respectively.

        The table below summarizes the changes in the Company's non-vested stock options that occurred during the fiscal years ended December 31, 2007 and 2006.

	Options	Weighted Average Grant Date Fair Value
Non-vested options outstanding at December 31, 2005	5,239,000	—
Options granted	9,250,000	$3.53
Options vested	(5,464,254)	—
Options terminated	(1,750,000)	—

Non-vested options outstanding at December 31, 2006	7,274,746	—
Options granted	1,650,000	$0.39
Options vested	(4,822,508)	—
Options terminated	—	—

Non-vested options outstanding at December 31, 2007	4,102,238	—

        As of December 31, 2007, the Company had $1.3 million of unrecognized compensation expense related to non-vested stock-based compensation arrangements. As of December 31, 2006, the Company's unrecognized compensation expense was $23.5 million. The Company recognized approximately $10.3 million in compensation expense as a result of non-vested options that were outstanding at December 31, 2006 and vested in 2007. The decrease in unrecognized compensation expense from 2006 to 2007 is a result of both the stock options that vested in 2007 and the November 14, 2007 stock option amendments. As a result of the stock option amendments, the unrecognized compensation expense as of December 31, 2007 has been calculated as the fair market value of non-vested stock options at the November 14, 2007 amendment date, at which time the fair market value ranged between $0.32 and 0.35 per share, whereas the original stock option grants had fair market values ranging from $0.56 to $4.00 per share. This unrecognized compensation expense is

14. Stock-Based Compensation (Continued)

expected to be recognized over a weighted average period of 1.41 years. There was approximately $400,000 of stock-based compensation recorded in 2007 related to stock options that were granted and vested during 2007.

        On November 14, 2007, the Company amended several of its stock options to extend the life of the existing awards and/or change the exercise prices of options. In accordance with SFAS 123(R), the Company measured the fair value of the awards pre-and post-modification, at the amendment date, to determine the amount of incremental value transferred as a result of the amendments. As a result, the Company recognized compensation expense of $2.0 million during the year ended December 31, 2007. In addition the Company recognized compensation expense based on the total fair value of the options vested during the fiscal year ended December 31, 2007, which was $10.7 million. The total fair value of the options vested during the fiscal year ended December 31, 2006 was $11.1 million. The options that vested for the fiscal years ended December 31, 2007 and 2006 have a remaining weighted average contractual term of 3.82 and 1.79 years, respectively.

        A loss on investment of $159,188, related to the January 2007 option issue to settle a contract was recorded during the fiscal year ended December 31, 2006. As of December 31, 2007, these options have a remaining contractual term of 0.73 years.

15. Change in Authorized Shares

        On December 26, 2006, the total number of authorized common shares was increased from 98,000,000 to 300,000,000 and the number of all authorized shares was increased from 100,000,000 to 302,000,000. There were no changes during 2007.

16. Income Taxes

        A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2007		2006
Statutory rate	35%		37%
Increase (decrease) in income taxes resulting from:
Increase in valuation allowance	(35%	)	(31%	)

	—		6%

        The significant components of the Company's deferred tax liabilities and assets are as follows:

	2007	2006
Deferred tax liabilities:
Derivative liabilities and debt discount	$13,782,703	$—
Oil and gas properties and drilling equipment	—	4,994,435

Total	13,782,703	4,994,435

Deferred tax assets:
Oil and gas properties and drilling equipment	278,028	—
Non-capital losses available for future periods	6,960,884	1,926,472
Derivative liabilities	—	35,332,224
Finance costs	5,352,452	3,926,447
Stock compensation	8,247,734	4,098,809
Accounts payable and accrued liabilities	6,145	4,953,638
Other	50,499	111,000

Total	20,895,742	50,348,590
Valuation allowance	(7,113,039)	(45,354,155)

Total	13,782,703	4,994,435

Net Deferred Taxes	$—	$—

        Components for provision of income taxes are as follows:

	2007	2006
Current	$—	$—
Deferred expense (benefit)	—	(5,206,199)

Total	$—	$(5,206,199)

        At December 31, 2007 and 2006 the Company had available non-capital losses for tax purposes of approximately $19.9 million and $5.2 million, respectively, which may be carried forward to apply

16. Income Taxes (Continued)

against future income. These losses may be limited under IRS Section 382. These losses will expire commencing in 2021.

        In May 2006, the State of Texas enacted legislation for a Texas margin tax which restructured the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new "taxable margin" component. As the tax base for computing Texas margin tax is derived from an income-based measure, management determined the margin tax is an income tax and the effect on deferred tax assets and liabilities should be included in the deferred tax calculation. For purposes of this calculation, the margin tax was estimated to be 1% and is included in the 35% statutory rate used to determine deferred tax expense/benefit.

17. Commitments and Contingencies

Lawsuits

        On September 25, 2006, UOS Energy, LLC ("UOS") commenced a lawsuit against the Company, its former Chief Executive Officer, John Punzo, and its director, Roger Williams, in the Los Angeles Superior Court relating to the Company's refusal to purchase certain tar sands leases in Utah in consideration of 1,000,000 shares of its common stock. The Company claimed the leases were not as represented and terminated the purchase agreement in November 2005. The lawsuit seeks the Company's issuance to UOS of a total of 5,900,000 shares of the Company's common stock, cash royalties of 8% of any revenue from the Asphalt Ridge Tar Sands property transferred by it to Redrock Energy, Inc. in March 2006, additional shares of its common stock equal to the difference between a 12% royalty and the 8% cash royalty claimed, cash damages equal to 5,800,000 shares multiplied by the highest price per share at which the Company's shares traded publicly between the date the shares were to be issued and the date of judgment under the lawsuit, additional cash damages of $5.5 million, and unspecified punitive damages and attorneys' fees and costs. During the pre-trial settlement meeting of March 3, 2008 both parties agreed to settle by completing the purchase of the tar sand leases in Utah, with UOS retaining the 100,000 Wentworth common shares initially issued for this transaction plus additional consideration of 800,000 common shares of Wentworth. By this settlement agreement, the lawsuit was discontinued as of March 3, 2008.

        The Company is a party to legal actions that arise in the ordinary course of its business. Based in part on consultation with legal counsel, management believes that (i) the liability, if any, under these claims will not have a material adverse effect on the Company, and (ii) the likelihood that the liability, if any, under these claims is material is remote.

Consulting Agreements

        On July 25, 2006, the Company entered into a three-year consulting agreement with George D. Barnes, who was appointed its Vice President of Operations and a director on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of the Company's common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by the Company without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. On November 14, 2007, the exercise price of the stock options was amended from $1.50 to $0.75 and the option expiration date was extended to June 15, 2012.

        On July 25, 2006, the Company entered into a three-year consulting agreement with Michael S. Studdard, who was appointed its President and a director on August 21, 2006. This consulting

17. Commitments and Contingencies (Continued)

agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of the Company's common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by the Company without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. On November 14, 2007, the exercise price of the stock options was amended from $1.50 to $0.75 and the option expiration date was extended to June 15, 2012.

        Also on July 25, 2006, the Company entered into a three-year consulting agreement with Tom J. Temples, who was appointed its Vice President of Exploration and Production on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of the Company's common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by the Company without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. On November 14, 2007, the exercise price of the stock options was amended from $1.50 to $0.75 and the option expiration date was extended to June 15, 2012.

        On June 1, 2007, the Company entered into a three-year consulting agreement with Francis K. Ling, who was appointed its Chief Financial Officer and a director on August 29, 2005. This consulting agreement contains the following provisions: a monthly fee of $11,000 ($132,000 annually), and in the event of termination of the agreement by the Company, a severance payment equal to $66,000 representing six months of fees.

        On November 1, 2007, the Company entered into a five year management agreement with David Steward, who was appointed its Chief Executive Officer and Chairman of its Board of Directors on December 13, 2007. He has also been a member of the Board of Directors sine July 26, 2007. This consulting agreement contains the following provisions: a monthly fee of $15,000 ($180,000 annually); the right to earn stock options to purchase up to 1,000,000 shares of the Company's common stock at $0.50 per share; and upon termination of the agreement by the Company, a severance payment which will consist of honoring the stock options granted.

Leases

        The Company has entered into various operating lease agreements involving office space, drilling equipment and vehicles. These leases are non-cancelable and expire in various dates through 2010. In addition, the Company leases its oil field office and yard on a month-to-month basis. Rental expense for these operating leases was approximately $230,600 and $59,000 for the years ended December 31, 2007 and 2006, respectively. At December 31, 2007, future annual minimum lease payments under operating leases were as follows:

2008	$55,082
2009	$18,199
2010	$6,928

Contingent Liabilities

        In preparing financial statements at any point in time, management is periodically faced with uncertainties, the outcomes of which are not within its control and will not be known for prolonged periods of time. The Company is involved in actions from time to time, which if determined adversely, could have a material negative impact on its financial position, results of operations and cash flows.

17. Commitments and Contingencies (Continued)

Management, with the assistance of counsel, makes estimates, if determinable, of the Company's probable liabilities and records such amounts in the consolidated financial statements. Such estimates may be the minimum amount of a range of probable loss when no single best estimate is determinable. Disclosure is made, when determinable, of any additional possible amount of loss on these claims, or if such estimate cannot be made, that fact is disclosed.

        Along with the Company's counsel, management monitors developments related to these legal matters and, when appropriate, makes adjustments to recorded liabilities to reflect current facts and circumstances. As of December 31, 2007 management has identified one potential liability related to the Senior Secured Convertible Notes. If the Company fails to meet the deadline for the effectiveness of the registration statement of April 30, 2008, then the Company will be required to pay liquidated damages of approximately $0.1 million (see Note 8 for details). However, management has negotiated a 60-day extension, which would make the effectiveness deadline June 30, 2008. The extension has not been formally executed, but it is probable that this event will occur, and management will be able to meet the new deadline for effectiveness. Accordingly no accrual has been made.

18. Segment Information

        Since the July 2006 acquisition of Barnico, a drilling company, the Company's operations have been focused on two segments, drilling operations and oil and gas production. The drilling segment was engaged in the land contract drilling of oil and natural gas wells. Its operations reflected revenues from contracting one of Barnico's two drilling rigs and crew to third parties. The oil and gas production segment effectively began active operations in 2006. The oil and gas segment is engaged in the development, acquisition and production of oil and natural gas properties. Management reviews and evaluates the segment operations separately. The contract drilling activities have diminished significantly over the past 12 months. The operations of both segments have focused on counties in East Texas during 2006 and 2007. The accounting policies of the reportable segments are the same as those described in Note 2. The Company evaluates the segments based on income (loss) from operations. Segment activity for the years ended December 31, 2007 and 2006 is shown below (in thousands):

	Years ended December 31,
	2007	2006
Revenues
Drilling revenues	$1,038	$2,865
Oil and gas revenues (including overhead income)	1,145	176

Total revenues	$2,183	$3,041

18. Segment Information (Continued)

	Years ended December 31,
	2007	2006
Operating income (loss)(1)
Drilling	$(3,745)	$337
Oil and gas	(4,285)	7

Total operating income (loss)	(8,030)	344
General and administrative expense	(19,160)	(14,837)
Interest and finance costs	(5,560)	(18,083)
Other income (expense), net	92,901	(53,614)

Income (loss) before income tax	$60,151	$(86,190)

	Years ended December 31,
	2007	2006
Identifiable Assets(2)
Drilling	$3,251	$6,214
Oil and gas	27,717	31,394
Corporate assets	11,931	18,677

Total assets	$42,899	$56,285

	Years ended December 31,
	2007	2006
Capital Expenditures
Drilling	$48	$473
Oil and gas	1,387	31,156
Other	6	75

Total capital expenditures	$1,441	$31,704

(1)
Operating income is total operating revenues and overhead income less operating expenses, depreciation, depletion and amortization and does not include non-operating revenues, general corporate expenses, interest expense or income taxes.

18. Segment Information (Continued)

(2)
Identifiable assets are those used in Wentworth's operations in each industry segment. Corporate assets are principally cash and cash equivalents, short-term investments, furniture and equipment.

	Years ended December 31,
	2007	2006
Depreciation, Depletion and Amortization
Drilling	$441	$208
Oil and gas	274	59
Other	13	3

Total depreciation, depletion and amortization	$728	$270

19. Subsequent Events

        On February 13, 2008, Kenneth L. Berry and Savant Energy Corporation commenced a lawsuit against the Company, its former Chief Executive Officer, John Punzo, its President, Michael Studdard, its Chief Financial Officer, Francis Ling, and its former director, Gordon McDougall, in the County Court at Law No. 4 of Nueces County, Texas. The lawsuit related to the Company's alleged breach of contract in which the plaintiff was to provide approximately $60.0 million in financing in consideration of 50% of the Company's outstanding common stock. The lawsuit seeks to require the Company's continued performance of the alleged contract and/or recovery of any actual damages sustained by the plaintiff. In March 2008, the lawsuit was discontinued and the parties expect to resolve the matters by mediation. Management believes that financial loss, if any, is not determinable. Accordingly, no accrual for a loss contingency has been recorded.

        In March 2008, the Company agreed to an extension on the $0.2 million note receivable due from Exterra Energy, Inc. (formerly Green Gold, Inc.). According to the revision, Exterra will pay $50,000 per month commencing April 15, 2008 with a final payment on or before July 15, 2008, including accrued interest. In addition, Exterra will issue $250,000 in shares of their common stock valued at no greater than $0.70 per share to the Company as additional security. If Exterra meets their payment schedule, then the shares will be cancelled.

20. Oil and Gas Producing Activities

        The tables below presents disclosures as required by SFAS No. 69, "Disclosures about Oil and Gas Producing Activities — an amendment of FASB Statements 19, 25, 33, and 39."

Capitalized Costs Relating to Oil and Gas Producing Activities:

	December 31, 2007	December 31, 2006
	Unaudited
Unproved oil and gas properties	$10,303,076	$10,456,431
Proved oil and gas properties	21,695,772	20,847,589
Proved oil and gas royalties	353,888	353,888
Less accumulated depreciation, depletion, amortization and valuation allowances	(4,635,368)	(264,049)

Net capitalized costs	$27,717,368	$31,393,859

        Accumulated depreciation, depletion, amortization and valuation allowances include impairment costs of $4,301,771 and $204,713 respectively for December 31, 2007 and December 31, 2006. There are no net capitalized costs from the Company's share of equity method investees.

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities:

	Year ended
	December 31, 2007	December 31, 2006
	Unaudited
Property acquisition costs
Proved	$214,864	$18,517,077
Unproved	51,358	12,582,054
Unproved oil and gas royalties	—	353,888

Total acquisition costs	266,222	31,453,019
Exploration costs	296,034	2,478,585
Development costs	1,013,423	833,230
Asset retirement costs	97,349	155,241

20. Oil and Gas Producing Activities (Continued)

Results of Operations for Oil and Gas Producing Activities for the Years Ended December 31, 2007 and 2006:

	Year ended
	December 31, 2007	December 31, 2006
	Unaudited
Oil and gas sales	$1,144,769	$176,178

Total Revenue	1,144,769	176,178
Production costs	546,722	136,007
Exploration costs	296,034	56,390
Depreciation, depletion and amortization	274,262	59,336
Impairment of oil and gas properties	4,312,979	204,713

Total oil and gas expense	5,429,997	456,446

Net loss oil and gas operations	(4,285,228)	(280,268)
Income tax expense	—	—

Results of operations for oil and gas producing activities (excluding corporate overhead and finance costs)	$(4,285,228)	$(280,268)

21. Reserve Information

        The following estimates of proved oil and gas reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. All of the Company's reserves are located in the United States.

        Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells with existing equipment, and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history; acquisitions of oil and natural gas properties; and changes in economic factors.

        The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The

21. Reserve Information (Continued)

estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

	Oil (Bbls)	Gas (Mcf)
Proved developed and undeveloped reserves
Balance, December 31, 2005	—	—
Purchased of minerals in place	299,200	18,897,700
Extension and discoveries	2,671	880,922
Production (bbls & mcf)	(71)	(10,822)
Sales of minerals in place	—	—

Balance, December 31, 2006	301,800	19,767,800
Revisions of previous estimates	(6,900)	(1,538,717)
Production	—	(155,683)
Sales of minerals in place	—	—

Balance, December 31, 2007	294,900	18,073,400

	Oil (Bbls)	Gas (Mcf)
Proved developed reserves
December 31, 2005	—	—
December 31, 2006	26,592	1,369,972
December 31, 2007	11,021	1,531,515

        Standardized Measure of Discounted Future Net Cash Flows at December 31

	2007	2006
Future cash inflows	$144,422,765	$122,521,573
Future production costs	(23,783,986)	(21,271,296)
Future development costs	(23,977,500)	(22,038,248)
Future income tax expenses	(10,574,650)	(9,723,116)

Future net cash flows	86,086,629 (1)	69,488,913
10% annual discount for estimated timing of cash flows	(19,638,639)	(18,057,215)

Standardized measures of discounted future net cash flows relating to proved oil and gas reserves	$66,447,990	$51,431,698

21. Reserve Information (Continued)

        Changes in the standardized measure of discounted future cash flows

2007
Beginning of year	$51,431,699
Sales of oil and gas, net of production costs	(598,047)
Extensions, discoveries, and improved recoveries, less related costs	—
Accretion Discount	5,143,170
Net change in sales and transfer prices, net of production costs	16,707,094
Changes in estimated future development costs	(2,045,286)
Net change in income taxes	(5,364,892)
Sales of reserves in place	—
Changes in production rates (timing and other)	7,410,746
Revision of previous quantities	(6,236,494)

End of year	$66,447,990

(1)
$81,850,538 of future net cash flows is proved undeveloped reserves which will require $24.0 million to develop but the Company does not have the funding available.

        The change in the standardized measure of discounted future net cash flow during 2006 is not applicable due to the fact that the Company had no reserves in 2005.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        The Oklahoma General Corporation Act (the "Act"), our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matter as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

        Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act. Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Company or its shareholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

  •
  under Section 1053 of the Act, or

  •
  for any transaction from which the director derived an improper personal benefit.

        Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered. The right to indemnification includes the right to be paid by the Company the expenses incurred in defending against such proceeding in advance of its final disposition, provided that the indemnified person undertakes to repay all amounts so advanced if he or she is ultimately determined not to be entitled indemnification for such expenses by final judicial decision from which there is no further right to appeal.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

        The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
Registration fees	$354
Accounting fees and expenses	$80,000
Legal fees and expenses	$100,000
Costs of printing and engraving	$20,000

TOTAL	$200,354

Item 26. Recent Sales of Unregistered Securities.

        The following table describes all securities we issued within the past three years without registering the securities under the Securities Act.

Date	Description	Number		Purchaser	Proceeds	Consideration	Exemption(U)(V)
Feb 22, 2005	Common stock	2,000,000	(A)	Firemark Capital, LLC	$2,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	625,000	(A)	Paradigm Process Inc.	$6,250	Cash	Reg. S
Mar 15, 2005	Common stock	625,000	(A)	USGL Holdings Inc.	$6,250	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	100,000	(A)	Peter Henricsson	$1,000	Services(B)	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	Fay Russell	$5,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	750,000	(A)	Biarritz Productions Inc.	$7,500	Cash	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	LNG Consulting	$5,000	Cash	Sec. 4(2)
Mar 24, 2005	Common stock	2,315,000		Various	Nil	2:1 stock split	n/a
Apr 20, 2005	Common stock	50,000		Daniel Leonard	$12,500	Services(C)	Sec. 4(2)
May 12, 2005	Common stock	96,000		556369 BC Ltd.	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		Alan Sedgwick	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Atlantic Contractors Ltd.	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Russell Shiels	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Calderan Ventures Ltd.	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		USGL Holdings Inc.	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	96,000		Christopher J. Wensley	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Daryl Pollock	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Debbie Gyles	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Finn R. Ronne	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Jeff A. Goodwin	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	192,000		James D. Romano	$192	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		John Pyle	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	116,000		Malcolm Bell	$116	Stock(D)	Reg. S
May 12, 2005	Common stock	8,000		Mark E. Atha	$8	Stock(D)	Sec. 4(2)
May 12, 2005	Common stock	120,000		PB Energy Partners Ltd	$120	Stock(D)	Reg. S
May 12, 2005	Common stock	8,000		Roger J. Latta	$8	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Wallace Family Trust	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	60,000		665305 BC Ltd.	$60	Stock(D)	Reg. S
Jun 6, 2005	Common stock	50,000		Sea Ridge Enterprises	$12,500	Debt settled(E)	Reg. S
Jun 6, 2005	Common stock	40,000		Antonio Fiorino	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000		Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	40,000		Paula Romano	$10,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	30,000		Christopher Wensley	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000		Lori Young	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000		Star of Texas Energy	$5,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	80,000		Gino Punzo	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000		Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	4,000		John Mangion	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000		Julia Zuzek	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000		Carmine Amorelli	$500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000		Gennaro Loverro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000		Gary Francis Blackburn	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	1,000		Sabato Risi	$250	Cash	Reg. S
Jun 6, 2005	Common stock	2,000		Sabato Delli Santi	$500	Cash	Reg. S
Jun 6, 2005	Common stock	40,000		Amorelli Investment Ltd	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000		Rosetta Petra	$500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000		Bradley Bucoviz	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000		Rodney Roemer	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000		Charlene Steward	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000		Liseta Tuna	$1,000	Cash	Reg. S

Jun 6, 2005	Common stock	15,000	Domingos Nunes	$3,750	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	John A. Thiessen	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Steven Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Aron Zipursky	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Raymond Paisi	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	6,000	Walter Kuettel	$1,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Antonio Punzo	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Adriana Vescovi	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Giovanni Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vince Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Linda Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Lidia Ranallo	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vincent Scali	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Giuseppe Barillaro	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Robert Prasloski	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernesto Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Antonio Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Cindi Holt	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Sea Ridge Enterprises	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Richard T. Samuelson	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Darrel Fry	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Mervyn Fry	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Paulo Rubino	$15,000	Bonus(F)	Reg. S
Jun 6, 2005	Common stock	17,857	Alan Sedgwick	$12,500	Services(G)	Reg. S
Aug 4, 2005	Common stock	6,000	Dr John A. Thiessen Inc	$1,500	Bonus(H)	Reg. S
Aug 4, 2005	Common stock	40,000	Caren Holtby	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Nautilus Capital Corp.	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Derek Lanser	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Patrick Forseille	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Sandra Burnett	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Admiralty Fund Ltd.	$40	Stock(D)	Reg. S
Aug 4, 2005	Warrants	120,000	Kelburn Corporation	Nil	n/a	Reg. S
Aug 4, 2005	Common stock	120,000	Kelburn Corporation	$90,000	Cash	Reg. S
Aug 4, 2005	Common stock	400,000	Warrior Capital, LLC	$100,000	Services(I)	Sec. 4(2)
Aug 4, 2005	Common stock	20,833	Crosscheck Capital, LLC	$5,208	Services(J)	Sec. 4(2)
Aug 4, 2005	Common stock	15,000	Barry Forward	$3,750	Services(K)	Reg. S
Aug 4, 2005	Common stock	9,000	Daniel Leonard	$6,750	Services(L)	Sec. 4(2)
Sep 1, 2005	Common stock	(500,000)	Fay Russell	$(5,000)	Cancellation	n/a
Sep 13, 2005	Common stock	100,000	Kelburn Corporation	$25,000	Origination fee(M)	Reg. S
Sep 13, 2005	Common stock	41,667	Crosscheck Capital, LLC	$10,417	Services(N)	Sec. 4(2)
Sep 13, 2005	Common stock	15,000	Barry Forward	$3,750	Services(O)	Reg. S
Sep 13, 2005	Common stock	6,000	Daniel Leonard	$7,140	Services(P)	Sec. 4(2)
Sep 28, 2005	Common stock	8,000	James B. Speers Jr.	$6,480	Asset	Sec. 4(2)
Sep 28, 2005	Common stock	1,000	James B. Speers III	$810	Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	John M. Speers	$405	Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	Amy M. Green	$405	Asset	Sec. 4(2)
Oct 31, 2005	Common stock	80,000	Gino Punzo	$20,000	Consultant's fee(Q)	Reg. S
Nov 3, 2005	Common stock	100,000	Steve Powers	$83,000	Consultant's fee(R)	Sec. 4(2)
Dec 30, 2005	Common stock	207,000	Bentley Corporation	$103,500	Cash	Reg. S
Dec 30, 2005	Warrants	207,000	Bentley Corporation	Nil	n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Bradley Johnson	$5,000	Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Bradley Johnson	Nil	n/a	Reg. S
Dec 30, 2005	Common stock	583,524	Coach Capital LLC	$291,762	Cash	Sec. 4(2)
Dec 30, 2005	Warrants	583,524	Coach Capital LLC	Nil	n/a	Sec. 4(2)
Dec 30, 2005	Common stock	400,000	Kelburn Corporation	$200,000	Cash	Reg. S
Dec 30, 2005	Warrants	400,000	Kelburn Corporation	Nil	n/a	Reg. S
Dec 30, 2005	Common stock	11,000	Will Kells	$5,500	Cash	Reg. S

Dec 30, 2005	Warrants	11,000	Will Kells	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Dick Leung	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Dick Leung	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	46,230	James O'Callaghan	$23,115		Cash	Reg. S
Dec 30, 2005	Warrants	46,230	James O'Callaghan	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	20,000	Steve Sanders	$10,000		Cash	Reg. S
Dec 30, 2005	Warrants	20,000	Steve Sanders	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Ravdeep Sidhu	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Ravdeep Sidhu	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Kevin Spence	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Kevin Spence	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	41,000	Karen Thiessen	$20,500		Cash	Reg. S
Dec 30, 2005	Warrants	41,000	Karen Thiessen	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Michael Yannacopoulos	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Michael Yannacopoulos	Nil		n/a	Reg. S
Jan 9, 2006	Common stock	62,500	Crosscheck Capital, LLC	$15,625		Investor relations services provided by the Purchaser valued at $15,625	Sec. 4(2)
Jan 9, 2006	Common stock	15,000	Barry Forward	$3,750		Investor relations services provided by the Purchaser valued at $3,750	Reg. S
Jan 10, 2006	Common stock	100,000	Cornell Capital Partners, LP	$64,000		Convertible Debentures commitment fee(W)	Sec. 4(2)
Jan 10, 2006	Common stock	7,758,000	Wentworth Energy, Inc.	$7,758		Pledged as collateral for Convertible Debentures(W)	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Convertible Debentures (W)	$1,500,000 in principal amount	Cornell Capital Partners, LP	$1,500,000	(AA)	Cash	Sec. 4(2)
Mar 7, 2006	Common stock	5,000	Grant Bettingen, Inc.	$5,850		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	10,000	Greg Myers	$11,700		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	10,000	Larry Katz	$11,700		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	16,000	Glen Wallace	$19,040		Accounting and consulting services provided by the Purchaser	Reg. S

Mar 7, 2006	Common stock	49,231	Paul Bornstein	$32,000		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Warrants	25,000	Paul Bornstein	Nil		Professional services fee in connection with our offering of Convertible Debentures(W)	Sec. 4(2)
May 1, 2006	Common stock	122,333	Paulo Rubino	$183,500		Conversion of convertible debt	Reg. S
Jun 15, 2006	Common stock	684,615	Cornell Capital Partners, LP	$445,000		Conversion of convertible debt	Sec. 4(2)
Jun 22, 2006	Common stock	125,000	Prophetic Limited	$500,000		Private placement of units for cash	Reg. S
Jun 22, 2006	Warrants	125,000	Prophetic Limited	Nil		Warrants attached to units	Reg. S
Jun 28, 2006	Common stock	25,000	Rosanna Huber	$6,250		Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Severino Amorelli	$6,250		Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Daniel Leonard	$6,250		Exercise of stock options for cash	Sec 4(2)
Jun 28, 2006	Common stock	125,000	Crosscheck Capital, LLC	$236,250		Investor relations services provided by the Purchaser(S)	Sec. 4(2)
Jun 28, 2006	Common stock	30,000	Barry Forward	$56,700		Public relations services provided by the Purchaser(T)	Reg. S
Jun 28, 2006	Common stock(BB)	200,000	Petromax Technologies, LLC	$378,000		Equity investment	Sec. 4(2)
Jun 28, 2006	Stock options(BB)	300,000	Petromax Technologies, LLC	Nil		Equity investment	Sec. 4(2)
Jun 28, 2006	Common stock	120,000	Kelburn Corporation	$90,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	400,000	Kelburn Corporation	$400,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	207,000	Bentley Corporation	$207,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	583,524	Coach Capital LLC	$583,524		Exercise of warrants for cash	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	Michael Studdard	Nil		Management services	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	George D. Barnes	Nil		Management services	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	Tom J. Temples	Nil		Management services	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$20,000,000 in principal amount	Castlerigg Master Investments Ltd.	$20,000,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	28,571,429	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible senior secured convertible notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	10,000,000	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$7,500,000 in principal amount	Cornell Capital Partners, LP	7,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	10,714,286	Cornell Capital Partners	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)

Jul 25, 2006	Series B Warrants(Y)	3,750,000	Cornell Capital Partners	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes(Y)	$2,500,000 in principal amount	Highbridge International LLC	$2,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	3,571,429	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	1,250,000	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$1,500,000 in principal amount	CAMOFI Master LDC	$1,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	2,142,857	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	745,000	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$450,000 in principal amount	GunnAllen Financial, Inc.	$450,000	(Z)	Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	642,857	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	225,000	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$400,000 in principal amount	Sam Del Presto	$400,000	(Z)	Consulting services in connection with the Barnico and P.D.C. Ball Purchases and financing therefor	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	571,429	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	200,000	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	100,000	Sam Del Presto	Nil		Consulting services in connection with the Barnico and P.D.C. Ball acquisitions and financing therefor	Sec. 4(2)
Jul 25, 2006	Warrants	371,429	GunnAllen Financial, Inc.	Nil		Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	325,000	Ehrenkrantz King Nussbaum Inc. ITF John O'Brien	Nil		Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	325,000	Ehrenkrantz King Nussbaum Inc. ITF Robert Nathan	Nil		Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)

Jul 25, 2006	Warrants	650,000	Ehrenkrantz King Nussbaum Inc. ITF MFN LLC	Nil	Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	210,000	Cole Business Development, LLC	Nil	Professional services in connection with the Barnico and P.D.C. Ball acquisitions	Sec. 4(2)
Jul 25, 2006	Warrants	170,000	Cole Business Development, LLC	Nil	Professional services in connection with the Barnico and P.D.C. Ball acquisitions	Sec. 4(2)
Jul 25, 2006	Warrants	180,000	KM Ward Inc.	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	170,000	KM Ward Inc.	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	10,000	Marc Lederer	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	10,000	Marc Lederer	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
July 26, 2006	Common stock	625,000	George D. Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	JoAnn Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	H. E. Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	LaDeena Barnes Smith	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	1,500,000	Roboco Energy, Inc.	$3,182,000	Anderson, Freestone and Jones Counties mineral rights	Sec. 4(2)
Sep 6, 2006	Common stock	200,000	John Punzo	$100,000	Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	357,143	Prophetic Limited	$500,000	Private placement of units for cash	Reg. S
Sep 6, 2006	Warrants	746,429	Prophetic Limited	Nil	Warrants attached to units	Reg. S
Sep 6, 2006	Common stock	175,000	Cole Business Development, LLC	$320,250	Professional services in connection with the Barnico and P.D.C. Ball acquisition	Sec. 4(2)
Sep 6, 2006	Common stock	75,000	KM Ward Inc.	$137,250	Professional services in connection with the Barnico acquisition	Sec. 4(2)
Sep 6, 2006	Common stock	25,000	Glen Wallace	$6,250	Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	75,000	Glen Wallace	$37,500	Stock option exercise for cash	Reg. S

Sep 6, 2006	Common stock	103,049	Ehrenkrantz King Nussbaum Inc. ITF John O'Brien	Nil	Cashless exercise of 325,000 warrants	Sec. 4(2)
Sep 6, 2006	Common stock	103,049	Ehrenkrantz King Nussbaum Inc. ITF Robert Nathan	Nil	Cashless exercise of 325,000 warrants	Sec. 4(2)
Oct 3, 06	Common stock	20,000	Chris Dieterich	$5,000	Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	20,000	Daniel Giesy	$5,000	Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	54,000	Francis Ling	$27,000	Stock option exercise for cash	Reg. S
Oct 3, 06	Common stock	2,500	Daniel Leonard	$1,250	Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	75,000	Daniel Leonard	$18,750	Stock option exercise for cash	Sec. 4(2)
Oct 3, 2006	Common stock	25,000	Gino Punzo	$6,250	Stock option exercise for cash	Reg. S
Dec 21, 2007	Common stock(BB)	100,000	Petromax Technologies, LLC	$130,000	Equity investment	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	7,594,937	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	2,658,228	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	2,848,101	Cornell Capital Partners	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	996,836	Cornell Capital Partners	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	949,367	Highbridge International LLC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	332,278	Highbridge International LLC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	569,620	CAMOFI Master LDC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	199,367	CAMOFI Master LDC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	170,886	GunnAllen Financial, Inc.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	59,810	GunnAllen Financial, Inc.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	151,899	Sam Del Presto	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	53,165	Sam Del Presto	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 8, 2007	Stock options(DD)	150,000	Petromax Technologies, LLC	Nil	Equity investment	Sec. 4(2)
Feb 9, 2007	Common stock(BB)	100,000	James O'Callaghan	$50,000	Stock option exercise for cash	Reg. S
Feb 19, 2007	Common stock	16,000	Christopher Dieterich	$16	Stock(EE)	Sec. 4(2)
Feb 19, 2007	Common stock	20,000	Jacob Glanzer	$20	Stock(EE)	Reg. S
Feb 19, 2007	Stock options (FF)	150,000	Billy Glenn	Nil	Employment services	Sec. 4(2)
Feb 19, 2007	Stock options (FF)	150,000	Leah Glenn	Nil	Employment services	Sec. 4(2)

Feb 28, 2007	Common sock	12,000	Christopher Dieterich	$30,000		Stock option exercise for cash	Sec. 4(2)
Apr 2, 2007	Stock Options (GG)	200,000	Francis Ling	Nil		Consulting Services	Reg. S
Jul 23, 2007	Common stock	260,000	Fay Russell	Nil		Litigation settlement	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$30,155,531.37 in principal amount	Castlerigg Master Investments Ltd.	Nil	(Z)	Cash	Sec. 4(2)
Oct 31, 2007	New Senior Secured Convertible Note (Y)	$5,000,000 in principal amount	Castlerigg Master Investments Ltd.	$5,000,000	(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	35,645,300	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	New Series A Warrant (Y)	7,142,857	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants (Y)	10,051,845	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)	2,316,182	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	New Series B Warrant (Y)	1,666,667	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$11,308,324.27 in principal amount	YA Global Investments, L.P.	Nil	(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	13,366,987	YA Global Investments, L.P.	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants(Y)	3,769,987	YA Global Investments, L.P.	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)	868,569	YA Global Investments, L.P.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes(Y)	$3,769,411.42 in principal amount	Highbridge International LLC	Nil	(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	4,455,662	Highbridge International LLC	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants (Y)	1,256,480	Highbridge International LLC	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)	289,523	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$2,261,664.85 in principal amount	CAMOFI Master LDC	Nil	(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	2,637,397	CAMOFI Master LDC	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants (Y)	753,888	CAMOFI Master LDC	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)	173,714	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$678,499.46 in principal amount	GunnAllen Financial, Inc.	Nil	(Z)	Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	802,019	GunnAllen Financial	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants (Y)	226,166	GunnAllen Financial	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)	52,114	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$603,110.63 in principal amount	Sam Del Presto	Nil	(Z)	Consulting services in connection with the Barnico and P.D.C. Ball acquisitions and financing therefor	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	712,906	Sam Del Presto	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants (Y)	201,037	Sam Del Presto	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	New Series A Warrant (Y)	46,324	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Nov 6, 2007	Common stock	997,500	YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.)	Nil		Warrants exercised by cashless exercise of 1,000,000 warrants	Sec. 4(2)
Nov 6, 2007	Common stock	711,322	Sam Del Presto	Nil		Warrants exercised by cashless exercise of 712,906 warrants	Sec. 4(2)
Nov 13, 2007	Common stock	242,444	Highbridge International LLC	Nil		Warrants exercised by cashless exercise of 242,984 warrants	Sec 4(2)
Dec 13, 2007	Stock options (HH)	1,000,000	John Punzo	Nil		Employment services	Reg. S

Feb 25, 2008	Common stock	139,300	Highbridge International LLC	Nil	Warrants exercised by cashless exercise of 140,037 warrants	Sec 4(2)
Feb 26, 2008	Common stock	566,943	David Propis	Nil	Warrants exercised by cashless exercise of 569,422 warrants	Sec 4(2)
Mar 4, 2008	Common stock	98,827	Highbridge International LLC	Nil	Warrants exercised by cashless exercise of 99,380 warrants	Sec 4(2)
Mar 13, 2008	Common stock	56,373	Highbridge International LLC	Nil	Warrants exercised by cashless exercise of 56,688 warrants	Sec 4(2)
Mar 28, 2008	Common stock	108,500	Highbridge International LLC	Nil	Warrants exercised by cashless exercise of 109,281 warrants	Sec 4(2)
May 5, 2008	Common stock	74,500	Highbridge International LLC	Nil	Warrants exercised by cashless exercise of 75,036 warrants	Sec 4(2)
May 13, 2008	Common stock	142,700	Highbridge International LLC	Nil	Warrants exercised by cashless exercise of 143,727 warrants	Sec 4(2)
May 22, 2008	Common stock	534,000	UOS Energy, LLC	Nil	Litigation settlement	Sec. 4(2)
May 22, 2008	Common stock	266,000	L.M. Ross Professional Law Corporation	Nil	Litigation settlement	Sec. 4(2)
(A)
Adjusted for the 2:1 forward stock split March 24, 2005.

(B)
On March 15, 2005, we issued 100,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $1,000 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(C)
On April 20, 2005, we issued 50,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $12,500 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(D)
Stock in Wentworth Oil & Gas, Inc.

(E)
The settled debt was a trade invoice dated February 15, 2005 in the amount of $12,500 for which the creditor agreed to accept shares of common stock valued at $0.25 per share.

(F)
On June 6, 2005, we issued 30,000 shares of our common stock as a bonus on a $183,500 unsecured convertible loan advanced to the Company, in lieu of $15,000 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(G)
On June 6, 2005, we issued 17,857 shares of our common stock in exchange for services in connection with a $183,500 unsecured convertible loan advanced to the Company, in lieu of $12,500 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(H)
On August 4, 2005, we issued 6,000 shares of our common stock as a bonus on a $20,000 unsecured convertible loan advanced to the Company, in lieu of $1,500 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(I)
On August 4, 2005, we issued 400,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $100,000 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(J)
On August 4, 2005, we issued 20,833 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $5,208 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(K)
On August 4, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(L)
On August 4, 2005, we issued 9,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $6,750 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(M)
On September 13, 2005, we issued 100,000 shares of our common stock as an origination fee on a $1,000,000 unsecured convertible line of credit advanced to the Company, in lieu of $25,000 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(N)
On September 13, 2005, we issued 41,667 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $10,417 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(O)
On September 13, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(P)
On September 13, 2005, we issued 6,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $7,140 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(Q)
On October 31, 2005, we issued 80,000 shares of our common stock as a consultant's fee in connection with a 896,000 share private placement completed in June 2005, in lieu of $20,000 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(R)
November 3, 2005, we issued 100,000 shares of our common stock as a consultant's fee in connection with certain oil and gas lease acquisitions, in lieu of $83,000 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(S)
On June 28, 2006, we issued 125,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $236,250 in cash compensation. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(T)
On June 28, 2006, we issued 30,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $56,700 in cash compensation. The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a "U.S. person," as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(U)
With respect to sales designated by "Sec. 4(2)," these shares were issued pursuant to the exemption from registration contained in to Section 4(2) of the Securities Act of 1933 as privately negotiated, isolated, non-recurring transactions not involving any public offer or solicitation. Each purchaser represented that such purchaser's intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(V)
With respect to sales designated by "Reg. S," these shares were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the each purchaser that the purchaser was not a "U.S. person," as that term is defined under Regulation S, and that such purchaser was not acquiring the shares for the account or benefit of a U.S. person. Each purchaser further represented that such purchaser's intention to acquire the shares for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(W)
On January 12, 2006, we entered into a series of agreements, set forth in an SEC filing dated January 23, 2006, to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures, and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively, as discussed in this registration statement. Please see such discussion for additional terms. The convertible debentures and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, because the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(X)
Stock options exercisable at $1.50 per share until June 15, 2009.

(Y)
On July 24, 2006, the Company issued senior secured convertible notes in the aggregate principal amount of $32,350,000 and warrants to purchase 46,214,287 shares of the Company's common stock, which were replaced by amended and restated senior secured convertible notes in the aggregate principal amount of $48,776,572, amended and restated and new warrants to purchase an aggregate of 86,471,078 shares of the Company's common stock and a new senior secured convertible note in the principal amount of $5,000,000, as discussed in this registration statement. Please see such discussion for additional terms. The notes and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, because the sale was not made in a public offering and was made to investors who had access to detailed information about the Company and were acquiring the shares for their own account.

(Z)
We issued warrants to purchase a total of 3,521,429 shares of common stock as compensation for professional services provided in connection with the July 25, 2006 placement of senior secured convertible notes, as indicated in this table.

(AA)
We paid Yorkville Advisors LLC, the general partner of Cornell Capital Partners, LP, $150,000 in connection with services provided by Yorkville in connection with the senior secured convertible notes offering in July 2006. Yorkville is not registered with the NASD and did not perform services of a broker-dealer.

(BB)
On June 28, 2006, we issued 200,000 common shares and stock options to purchase up to 300,000 common shares exercisable at $1.25 per share until March 1, 2009 as consideration for an equity investment. These common shares and stock options were subsequently cancelled pursuant to an agreement dated September 20, 2006 and were replaced by the issuance of 100,000 common shares on December 21, 2006 and the grant on January 8, 2007 of stock options to purchase up to 150,000 shares exercisable at $1.50 per share until September 20, 2008.

(CC)
On July 24, 2006, the Company issued senior secured convertible notes in the aggregate principal amount of $32.4 million Series "A" warrants to purchase 46,214,287 shares of our common stock and Series "B" warrants to purchase 16,175,000 shares of our common stock, as discussed in our Annual Report on Form 10-KSB filed on April 24, 2007. We were in default of the terms of our senior secured convertible notes and warrants, and pursuant to the terms of the warrants, on January 5, 2007 the exercise price of the Series "A" and Series "B" warrants adjusted from $1.40 to $1.106 per share, the number of Series "A" warrants outstanding increased by an aggregate of 12,284,810 to 58,499,097, and the number of Series "B" warrants outstanding increased by an aggregate of 4,299,684 to 20,474,684.

(DD)
Stock options exercisable at $1.50 per share until September 20, 2008

(EE)
Stock in exchange for shares of Wentworth Oil & Gas, Inc.

(FF)
Stock options exercisable at $1.50 per share until May 31, 2010.

(GG)
Stock options exercisable at $0.50 per share until April 2, 2010.

(HH)
Stock options exercisable at $0.75 per share until December 13, 2013.

Item 27. Exhibits.

        The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Wentworth Energy Inc., an Oklahoma corporation.

Exhibit Number	Description
Exhibit 3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))
Exhibit 3.1.1	First Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.(i)2 to the Current Report on Form 8-K dated March 2, 2005 (File No. 000-32593))
Exhibit 3.1.2	Second Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated June 21, 2006 (File No. 000-32593))
Exhibit 3.1.3	Third Amendment to the Certificate of Incorporation (incorporated by referenced to Exhibit 3.1 to the Form 10-QSB for the quarter ended September 30, 2006 (File No. 000-32593))
Exhibit 3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))
Exhibit 3.2.1	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB dated April 17, 2006)
Exhibit 4.1
Specimen common stock Certificate (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593)
Exhibit 4.2
10% Secured Convertible Debenture, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))
Exhibit 4.3
Warrant to purchase common stock at an exercise price of $0.60 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))
Exhibit 4.4
Warrant to purchase common stock at an exercise price of $0.80 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))
Exhibit 4.5
Warrant to purchase common stock at an exercise price of $1.00 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.10 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.6	Form of Senior Secured Convertible Note dated July 24, 2006 (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))
Exhibit 4.7	Form of Warrant dated July 24, 2006 (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))
Exhibit 4.8	Form of Amendment Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.9
Form of Amended and Restated Senior Secured Convertible Note dated October 31, 2007 (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.10	New Senior Secured Convertible Note dated October 31, 2007 (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.11	Form of Amended and Restated Series A Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.12	Form of Amended and Restated Series B Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.15 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.13	Form of New Series A Warrant/ Other Series A Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.14	Form of New Series B Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.17 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.15	Amended and Restated Registration Rights Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.18 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.16	Amended and Restated Security Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.19 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.17	Amended and Restated Pledge Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.20 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.18	Amended and Restated Barnico Guaranty dated October 31, 2007 (incorporated by reference to Exhibit 4.21 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.19	Amendment and Exchange Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.22 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.20	Form of Amended and Restated Secured Convertible Debenture (incorporated by reference to Exhibit 4.23 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.21	Form of Amended and Restated Warrant (incorporated by reference to Exhibit 4.24 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))
Exhibit 4.22	Form of Amended and Restated Deed of Trust (incorporated by reference to Exhibit 4.25 to the Current Report on 10-QSB dated November 15, 2007 (File No. 000-32593))
Exhibit 5.1	Form of opinion of Patton Boggs LLP
Exhibit 10.1
Option Agreement between the Company and the limited liability members and interest holders of KLE Mineral Holdings, LLC, a Kentucky limited liability company, Sam P. Burchett and Stephen G. Lunn, dated March 28, 2005 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))
Exhibit 10.2
Acquisition Agreement between the company and the limited liability company members and the interest holders of KLE Mineral (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))
Exhibit 10.3	Management Agreement by and between the Company and Paradigm Process, Inc. dated April 2, 2005 (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-KSB dated April 17, 2006)
Exhibit 10.4	Management Agreement by and between the Company and C4 Capital Advisory Inc. dated April 2, 2005 (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-KSB dated April 17, 2006)
Exhibit 10.5	Consulting Agreement by and between the Company and James F. Whiteside dated October 14, 2005 (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-KSB dated April 17, 2006)
Exhibit 10.6	Consulting Agreement by and between Daniel M. Leonard dated October 1, 2005 (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-QSB dated August 24, 2006)
Exhibit 10.7
Agreement by and between Company and Coach Capital, LLC for line of credit, dated August 19, 2005 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K dated September 16, 2005 (File No. 000-32593))
Exhibit 10.8
Securities Purchase Agreement by and between the Company and Cornell Capital, LP, dated January 12, 2006 (incorporated by reference to the Exhibit 4.1 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593)) (as amended by Exhibit 4.22 to the Current Report on Form 8-K dated November 6, 2007.)
Exhibit 10.9	Form of Stock Option Agreements (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-KSB dated April 17, 2006)
Exhibit 10.10	Stock Option Agreement with Mr. John Punzo dated March 27, 2006 (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.11	Stock Option with Mr. John Punzo dated May 29, 2006 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB dated August 16, 2006)
Exhibit 10.12	Stock Option Agreement with Mr. Gordon McDougall dated May 29, 2006 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB dated August 16, 2006)
Exhibit 10.13	Stock Option Agreement with Mr. Severino Amorelli dated May 29, 2006 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-QSB dated August 16, 2006)
Exhibit 10.14	Stock Option Agreement with Mr. Roger D. Williams dated February 15, 2006 (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-QSB/A dated December 20, 2006)
Exhibit 10.15	Stock Option Agreement with Mr. Neil Lande dated June 15, 2006 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-QSB dated August 16, 2006)
Exhibit 10.16	Form of Stock Option Amendment Letter Agreement (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB dated November 15, 2007)
Exhibit 10.17
Securities Purchase Agreement dated July 24, 2006 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593)) (as amended by Exhibit 4.8 hereto)
Exhibit 10.18
Intercreditor and Subordination Agreement by and among the Company, Wentworth Oil & Gas, Inc., Cornell Capital Partners, LP and Castlerigg Master Investments Ltd. dated July 25, 2006 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))
Exhibit 10.19
Placement Agent Agreement by and between the Company and Ehrenkrantz King Nussbaum, Inc. dated April 5, 2006, as amended June 30, 2006 (incorporated by reference to Exhibits 10.8, 10.9 and 10.10 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))
Exhibit 10.20
Investment Banking Agreement by and between Wentworth Energy, Inc. and GunnAllen Financial, Inc. dated April 7, 2006, as amended July 17, 2006 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))
Exhibit 10.21
Professional Services Agreement by and between Wentworth Energy, Inc. and Cole Business Development, LLC dated June 7, 2006 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))
Exhibit 10.23
Engagement Agreement by and between Wentworth Energy, Inc. and Sam Del Presto dated April 12, 2006, as amended April 12, 2006, as further amended July 7, 2006, as further amended July 21, 2006 and as further amended July 23, 2006 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))
Exhibit 10.24	Consulting Agreement between Wentworth Energy, Inc. and Michael S. Studdard dated July 25, 2006 (incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.25	Consulting Agreement between Wentworth Energy, Inc. and George Barnes, dated July 25, 2006 (incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.26	Consulting Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 25, 2006 (incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.27
Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated May 29, 2006 (incorporated by reference to Exhibit 10.31 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.28
Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated May 29, 2006 (incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.29
Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated May 29, 2006 (incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.30
Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated July 4, 2006 (incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.31
Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated July 4, 2006 (incorporated by reference to Exhibit 10.35 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.32
Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 4, 2006 (incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K dated August 22, 2006)
Exhibit 10.33	Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.34
Stock Purchase Agreement between Wentworth Energy, Inc. and George Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Barnes Smith (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.35
Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Jones County, Texas properties, dated June 2, 2006 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.36
Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Anderson County, Texas properties, dated June 2, 2006 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.37
Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006 (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.38
Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Jones County, Texas properties, dated June 12, 2006 (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.39
Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Anderson County, Texas properties, dated June 12, 2006 (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.40
Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006 (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.41
Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.42
Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LaDeena Smith and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.22.1 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.43
Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.44
Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LaDeena Smith and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.23.1 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.45
Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Freestone Count, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K dated August 2, 2006)
Exhibit 10.46
Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LaDeena Smith and Wentworth Energy, Inc., as to Freestone County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.24.1 to the Quarterly Report on Form 8-K dated August 2, 2006)
Exhibit 10.47	Wentworth Energy, Inc. 2007 Stock Incentive Plan dated February 16, 2007 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB/A dated November 27, 2007)
Exhibit 10.48
Incentive Stock Option Agreement between Wentworth Energy, Inc. and Francis K. Ling dated April 2, 2007 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB/A dated November 27, 2007)

Exhibit 10.49	Form of Stock Option Amendment Letter Agreement (incorporated by reference to Exhibit 10.1 to the Quarterly Report on 10-QSB dated November 14, 2007 (File No. 000-32593))
Exhibit 10.50
Consulting Agreement dated November 16, 2007 by and between Wentworth Energy, Inc. and David Steward (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 19, 2007)
Exhibit 10.51
Stock Option Agreement dated December 13, 2007 by and between Wentworth Energy, Inc. and John Punzo (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated December 19, 2007)
Exhibit 10.52
Stock Purchase Agreement dated April 30, 2008 by and between Wentworth Energy, Inc. and CamTex Energy, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated May 16, 2008)
Exhibit 10.53
Release and Termination Agreement by and between Wentworth Energy, Inc., Barnico Drilling, Inc. and Castlerigg Master Investments Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated May 16, 2008)
Exhibit 10.54	Termination of Consulting Agreement by and between George Barnes and Wentworth Energy, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated May 16, 2008)
Exhibit 10.55	Form of Amendment to Notes and Warrants by and between Wentworth Energy, Inc and certain investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated May 20, 2008)
Exhibit 14.1	Code of Ethics and Business Conduct for Officers, Directors and Employees (incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-KSB dated April 17, 2006)
Exhibit 16.1	Changes in Registrant's Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated April 15, 2005 (File No. 000-32593))
Exhibit 16.2	Changes in Registrant's Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated May 3, 2006 (File No. 000-32593))
Exhibit 23.1	Consent of Patton Boggs LLP (see Exhibit 5.1)
Exhibit 23.2	Consent of Hein & Associates LLP
*Exhibit 24.1	Power of Attorney
Exhibit 99.1	Press Release dated July 25, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated July 27, 2006 (file No. 000-32593))
Exhibit 99.2	Press Release dated October 31, 2007 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

*
Filed with the initial Registration Statement.

Item 28. Undertakings.

        The undersigned registrant hereby undertakes to:

  (1)
  File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  (i)
  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

  (iii)
  Include any additional or changed material information on the plan of distribution.

  (2)
  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3)
  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (4)
  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Palestine, State of Texas, on June 2, 2008.

WENTWORTH ENERGY, INC.
By:	/s/ DAVID W. STEWARD David W. Steward Chief Executive Officer, Chairman and Director

By:	/s/ FRANCIS K. LING Francis K. Ling Chief Financial Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID W. STEWARD David W. Steward	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	June 2, 2008

/s/ FRANCIS K. LING Francis K. Ling	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 2, 2008

* Michael S. Studdard	President and Director	June 2, 2008

* Neil Lande	Director	June 2, 2008

Roger D. Williams	Director	June 2, 2008

* By:	/s/ DAVID W. STEWARD Attorney-in-fact